Filed pursuant to Rule 424(b)(5)

File No. 333-296027

PROSPECTUS SUPPLEMENT

(To Prospectus dated May 19, 2026)

Mint Incorporation Limited

1,400,000 Class A ordinary shares

Pre-Funded Warrants to Purchase up to 1,100,000 Class A ordinary shares

Up to 1,100,000 Class A ordinary shares issuable upon exercise of Pre-Funded Warrants

Mint Incorporation Limited, or Mint, is a holding company incorporated in the British Virgin Islands (“BVI”), has entered into a Securities Purchase Agreement (the “Securities Purchase Agreement”), dated as of August 27, 2026, between the Company and the purchasers identified on the signature pages thereto (the “Purchasers”), relating to an offering (the “Offering”) of an aggregate of (i) 1,400,000 Class A Ordinary Shares, with no par value per share (the “Shares”) of the Company and (ii) pre-funded warrants (the “Pre-Funded Warrants”) to purchase an aggregate of up to 1,100,000 Class A Ordinary Shares (such shares that are issuable from time to time upon exercise of the Pre-Funded Warrants (the “Pre-Funded Warrant Shares”)), offered by this prospectus supplement and the accompanying prospectus. The purchase price of each Share is US$1.00. The purchase price of each Pre-Funded Warrant is US$0.999, which equals the price per Share being sold to the public in this offering, minus an exercise price of US$0.001 per warrant share. We are offering Pre-Funded Warrants to each purchaser whose purchase of our ordinary shares in this offering would otherwise result in the purchaser, together with its affiliates and certain related parties, beneficially owning more than 4.99% (or, at the election of the purchaser, 9.99%) of our outstanding ordinary shares immediately following consummation of this offering, if such purchaser so elects. The Pre-Funded Warrants will be exercisable immediately after issuance and from time to time, in whole or in part, at an exercise price equal to US$0.001 per warrant share, and will expire when exercised in full. The Shares are being offered in a registered direct offering. We expect to deliver the Shares to the Purchasers on or about August 28, 2026, subject to customary closing conditions. As of the date of this prospectus supplement, the Pre-Funded Warrants have been fully exercised.

We have retained Maxim Group LLC (the “Placement Agent”) as our exclusive placement agent in connection with this offering. The Placement Agent is not purchasing or selling any of the Shares offered pursuant to this prospectus supplement and the accompanying prospectus, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of Shares, but has agreed to use its reasonable best efforts to arrange for the sale of all of the Shares offered hereby. We will pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received by the Company from the sale of the Shares in this offering. We will pay all of the expenses incident to the registration, offering and sale of the Shares, the Pre-Funded Warrants under this prospectus supplement and the accompanying base prospectus. See “Plan of Distribution” beginning on page S-25 of this prospectus supplement for more information regarding these arrangements.

Investing in our securities involves a high degree of risk. You should carefully read and consider the “Risk Factors” section of this prospectus, and risk factors set forth in our Annual report on Form 20-F for the fiscal year ended March 31, 2026, filed with the SEC on August 14, 2026 (the “2026 Annual Report”), in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Our Class A ordinary shares are listed on the Nasdaq Capital Market, or Nasdaq, under the symbol “MIMI.” On August 26, 2026, the last reported sale price of our Class A Ordinary Shares on Nasdaq was US$1.80 per share. Effective May 6, 2026, the Company implemented a 1-for-10 share consolidation (“Reverse Stock Split”) of its Class A Ordinary Shares and Class B Ordinary Shares, which was approved by the Company’s board of directors on March 31, 2026. The Class A Ordinary Shares and Class B Ordinary Shares presented herein are on a post-Reverse Stock Split basis, unless otherwise indicated. During the year immediately prior to the date of this prospectus supplement, the high and low closing prices of our Class A Ordinary Shares on the Nasdaq Capital Market were US$107.50 and US$1.58 per Class A Ordinary Share, respectively, in each case as adjusted to reflect the Reverse Stock Split. We have recently experienced price volatility in our share price. See “Risk Factors - Risks Relating to our Class A Ordinary Shares and this Offering - We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Share, and could result in substantial losses to you” on page 43 of the accompanying prospectus.

The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates, or public float, as of the date of this prospectus supplement, was approximately US$36,567,549.92, which was calculated based on 12,353,902 Class A Ordinary Shares held by non-affiliates and the per share price of US$2.96, which was the highest closing price of our Class A Ordinary Shares on Nasdaq on July 13, 2026. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period, so long as the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus supplement, we have not offered or sold any securities during the period pursuant to General Instruction I.B.5 of Form F-3.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights, and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

Mint Incorporation Limited, or Mint, is a holding company incorporated in the British Virgin Islands (“BVI”). As a holding company with no material operations of its own, Mint conducts its operations through its subsidiaries and through joint venture entities, in each case held through three direct wholly owned BVI intermediate holding companies, CKL Holding Limited (“CKL Holding”), Axonex AI Limited (formerly known as Aspiration Group Limited, “Axonex AI”) and Aspiration X Limited (“Aspiration X”) (collectively, the “Intermediate Holding Companies”). CKL Holding wholly owns (i) Matter International Limited (“Matter International”), formerly known as Matter Interiors Limited, a company incorporated in Hong Kong and Mint’s principal interior design and fit-out operating subsidiary; (ii) Grand Engineering and Construction Limited (“Grand Engineering”), a company incorporated in Hong Kong engaged in the provision of building works and related construction services in Hong Kong; and (iii) Spark Interiors Limited (“Spark Interiors”), a company incorporated in Hong Kong engaged in the provision of interior design and fit-out services with a focus on residential customers. Axonex AI wholly owns (a) Axonex Intelligence Limited (“Axonex Intelligence HK”), a company incorporated in Hong Kong engaged in the provision of smart facility management solutions integrating robotics, IoT and AI technologies for enterprises, real estate operators, shopping centers and government agencies in Hong Kong and across the Asia Pacific region, which in turn wholly owns Axonex Automation Limited (“Axonex Automation”), a company incorporated in Hong Kong that has not commenced business and in respect of which the contemplated joint venture arrangement was not consummated and the parties have mutually agreed to discontinue; and (b) Axonex Intelligence Pte. Ltd. (“Axonex Intelligence Singapore”), a private company limited by shares incorporated in Singapore engaged in software and application development. Axonex AI also holds (1) a 60% equity interest in Axonex Robotics Limited (“Axonex Robotics”), a company incorporated in Hong Kong engaged in robotics design; and (2) a 25% equity interest in YAS Robotics Limited (“YAS JV”), a private company limited by shares incorporated in Hong Kong focused on the development, marketing and distribution of robotics and AI-related insurance products. Aspiration X holds a 54% equity interest in Rice Robotics AGI Holding Limited (“Rice JV”), a company incorporated in the BVI and focused on the development and sale of the next generation of AI companion robots, and Rice JV wholly owns Rice Robotics (Hong Kong) Limited, a company incorporated in Hong Kong, Rice Robotics K.K., a company incorporated in Japan, and Rice AI Holding Limited, a company incorporated in the BVI. Matter International, Grand Engineering, Spark Interiors, Axonex Intelligence HK, Axonex Intelligence Singapore, Rice JV and Axonex Robotics are referred to collectively as the “Operating Subsidiaries,” and Axonex Robotics, Rice JV and YAS JV are referred to collectively as the “Joint Venture Entities.”

Substantially all of our operations are conducted by our Operating Subsidiaries in Hong Kong. Our Operating Subsidiaries also conduct limited operations in Singapore and Japan, which to date have not been material to our business or results of operations. We are subject to certain legal and operational risks associated with our Operating Subsidiaries being based in Hong Kong. We are subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or our Operating Subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our Operating Subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, or no longer be permitted to continue business operations as presently conducted. These actions could result in a material change in our operations and/or the value of the securities we are offering, including that it could cause the value of such securities to significantly decline or become worthless.

We are aware that the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Supplement Summary — Recent Regulatory Development in the PRC.” Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiaries’ daily business operations, their ability to accept foreign investments and the continued listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors.

On February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies, stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (collectively, the “Trial Administrative Measures”). Among others, the Trial Administrative Measures provide that PRC domestic companies seeking to offer and list securities (which, for the purposes of the Trial Administrative Measures, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC within three working days after their application for an overseas listing is submitted. The Trial Administrative Measures came into effect on March 31, 2023. As advised by China Commercial Law Firm, our PRC counsel, we are not subject to the Trial Administrative Measures because: (1) we and our Operating Subsidiaries were established and operate in Hong Kong, Singapore, and Japan, none of which is not within the definition of a “domestic company” for the purposes of the Trial Administrative Measures; (2) we do not own any Mainland China entity and have not entered into any contractual arrangement to establish a variable interest entity structure with any entity in Mainland China; and (3) businesses conducted by our Operating Subsidiaries are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. However, given that the Trial Administrative Measures were introduced recently, and that there remain substantial uncertainties surrounding the enforcement thereof, we cannot assure you that, if required, we would be able to complete the filings and/or fully comply with the relevant new rules on a timely basis, if at all. If we are unable to obtain such approvals, if required in the future, or inadvertently conclude that such approvals are not required, then the value of our Class A Ordinary Shares may depreciate significantly or become worthless.

Furthermore, as more stringent standards have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act (the “HFCAA”) enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022 as part of an omnibus spending bill and amends the HFCAA to require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive “non-inspection” years instead of three and thus, reduces the time before our securities may be prohibited from trading or delisted. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) Mainland China of the People’s Republic of China because of a position taken by one or more authorities in Mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms that are subject to these determinations. Our auditor, WWC, P.C., is a firm headquartered in California and registered with the PCAOB, and is subject to PCAOB inspections, with the last inspection in December 2025. As of the date of this prospectus supplement, our auditor is not subject to the PCAOB’s December 2021 Determination Report and is not subject to the trading prohibitions of the HFCAA.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of accounting firms based in Mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in Mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in Mainland China and Hong Kong, and as a result, the PCAOB vacated its previous 2021 Determination Report. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate our auditor because of a position taken by an authority in a foreign jurisdiction, then such a lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist our securities. See “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to our Class A Ordinary Shares — Our Class A Ordinary Shares may be delisted or prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors” in our 2026 Annual Report. In addition, we cannot assure you that Nasdaq or other regulatory agencies will not apply additional or more stringent requirements to us. Such uncertainty could cause the market price of the Ordinary Shares to be materially and adversely affected.

Mint Incorporation Limited is a holding company with no material operations of its own and conducts its operations through its Operating Subsidiaries. Mint may rely on dividends or payments to be paid by our Operating Subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur, and to pay our operating expenses. Cash is generally transferred within our group as follows: funds may be transferred from Mint to our Intermediate Holding Companies, and in turn to their respective Operating Subsidiaries, as capital contributions or intercompany loans; and dividends or other distributions may be paid by our Operating Subsidiaries to Mint through our Intermediate Holding Companies. There is no restriction under the BVI Act on the amount of funding Mint may provide to its subsidiaries by way of loan or capital contribution, provided the provision of funds is in Mint’s best interests and of commercial benefit to it, and our Hong Kong Operating Subsidiaries may fund Mint by dividend or payment without limitation as to amount, subject to the solvency and distributable profits requirements of the Companies Ordinance (Chapter 622 of the Laws of Hong Kong). We have not adopted any cash management policies or procedures as of the date of this prospectus supplement. To date, all transfers within our group have been made as intercompany loans or for the payment of expenses, and not as dividends or distributions. From April 1, 2026 to the date of this prospectus supplement, (a) Mint transferred approximately HK$13,000,000 (US$1,666,667) to Matter International for repayment of intercompany balance, HK$4,500,000 (US$576,923) to Axonex Intelligence HK for intercompany loan; (b) Grand Engineering transferred approximately HK$200,000 (US$25,641.03) to Mint for repayment of intercompany loan; (c) Grand Engineering transferred approximately HK$621,816 (US$79,720) to Matter International for repayment of intercompany loan; (d) Axonex Intelligence HK transferred approximately HK$23,300 (US$2,987) to Axonex Automation for settlement of expense paid; (e) Axonex Intelligence HK transferred approximately HK$215,048 (US$27,570) to Axonex Intelligence Pte. Ltd for settlement of expense paid; and (f) Axonex Intelligence HK transferred approximately HK$1,900 (US$244) to Axonex Robotics for settlement of expense paid. During the fiscal year ended March 31, 2026, (a) Mint transferred approximately HK$3,000,000 (US$384,615.38) to Matter International for repayment of intercompany balance, HK$5,000,000 (US$641,025.64) to Axonex Intelligence HK for intercompany loan, and HK$200,000 (US$25,641.03) to Grand Engineering for intercompany loan; (b) Matter International transferred approximately HK$20,000 (US$2,564.10) to Mint for operating expenses; (c) Axonex Intelligence HK transferred approximately HK$51,239.44 (US$6,569.16) to Matter International for settlement of expense paid; and (d) Matter International transferred approximately HK$600,000 (US$76,923.08) to Grand Engineering for initial operating expense. During the fiscal year ended March 31, 2025, (i) Mint transferred approximately HK$24,000,000 to Matter International for payment of expenses; and (ii) Matter International transferred approximately HK$790,000 to Mint for expenses related to our initial public offering.

Neither Mint nor any of our Operating Subsidiaries has declared or paid any dividend or made any other distribution to its shareholders during the fiscal years ended March 31, 2024, 2025 or 2026 or through the date of this prospectus supplement, and we do not intend to declare or pay dividends on our Class A Ordinary Shares in the foreseeable future. See “Item 3. Key Information — Transfers of Cash to and from Our Subsidiaries” in our 2026 Annual Report, which is incorporated by reference in this prospectus supplement.

The Company received a written notification on December 19, 2025, from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC, stating that the Company’s failure to comply with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of US$1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). The Company had been granted an 180-day extension until June 17, 2026, to regain compliance with the Nasdaq Minimum Bid Price Requirement. On March 31, 2026, the Board of Directors of the Company approved a consolidation of the Company’s shares, at a ratio of ten (10) to one (1) share (the “Reverse Stock Split”). The Reverse Share Split primarily served as a mechanism to regain compliance with the Minimum Bid Price Requirement. Our Class A Ordinary Shares began trading on an adjusted basis, reflecting the Reverse Share Split, on May 6, 2026, under the existing ticker symbol “MIMI.” On May 20, 2026, we received a formal notification from the Listing Qualifications Staff of The Nasdaq Stock Market LLC indicating that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of US$1.00 per share.

We are an “emerging growth company” as defined under federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” on page S-8 of the accompanying prospectus for additional information.

Neither the U.S. Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus supplement is truthful or complete. Any representation to the contrary is a criminal offense.

	Per Ordinary Share	Per Pre-Funded Warrant	Total (assuming all Pre-Funded Warrants are exercised) (2)
Public offering price	$1.00	$0.999	$2,500,000
Placement Agent fees(1)	$0.07	$0.0699	$175,000
Proceeds to us, before expenses	$0.93	$0.9291	$2,325,000

(1)	We have agreed to pay the placement agent a cash fee equal to 7.0% of the aggregate gross proceeds received by us from the sale of the securities in this offering. This table does not include certain expenses of the Placement Agent that we have agreed to reimburse, as described below.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above. For more information, see “Plan of Distribution” beginning on page S-25 of this prospectus supplement.

We expect that delivery of the Shares being offered pursuant to this prospectus supplement and the accompanying prospectus will be made on or August 28, 2026, subject to customary closing conditions.

Sole Placement Agent

Maxim Group LLC

The date of this prospectus supplement is August 27, 2026

TABLE OF CONTENTS

PROSPECTUS SUPPLEMENT

TABLE OF CONTENTS

PROSPECTUS

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS SUPPLEMENT

This prospectus supplement is a supplement to the accompanying base prospectus that is also a part of this document. This prospectus supplement and the accompanying base prospectus, dated May 19, 2026, are part of a registration statement on Form F-3 (File No. 333-296027) that we filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time in one or more offerings the securities described in the accompanying base prospectus. This prospectus supplement relates to the offer and sale of (i) 1,400,000 Shares of the Company and (ii) Pre-Funded Warrants to purchase an aggregate of up to 1,100,000 Pre-Funded Warrant Shares.

This document is in two parts. The first part is this prospectus supplement, which describes the securities we are offering and the terms of the offering and also adds to and updates information contained in the accompanying base prospectus and the documents incorporated by reference into the accompanying base prospectus. The second part is the accompanying base prospectus, which provides more general information, some of which may not apply to the securities offered by this prospectus supplement. To the extent there is a conflict between the information contained in this prospectus supplement, on the one hand, and the information contained in the accompanying base prospectus, or any document incorporated by reference therein, on the other hand, you should rely on the information in this prospectus supplement. We urge you to carefully read this prospectus supplement and the accompanying base prospectus and any related free writing prospectus, together with the information incorporated herein and therein by reference as described under the heading “Where You Can Find Additional Information,” before buying any of the securities being offered.

You should rely only on the information that we have provided or incorporated by reference in this prospectus supplement and the accompanying base prospectus and any related free writing prospectus that we may authorize to be provided to you. We have not, and the Placement Agent has not, authorized anyone to provide you with different information. No other dealer, salesperson or other person is authorized to give any information or to represent anything not contained in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus that we may authorize to be provided to you. You must not rely on any unauthorized information or representation. This prospectus supplement is an offer to sell only the securities offered hereby, and only under circumstances and in jurisdictions where it is lawful to do so. You should assume that the information in this prospectus supplement and the accompanying base prospectus or any related free writing prospectus is accurate only as of the date on the front of the document and that any information we have incorporated by reference is accurate only as of the date of the document incorporated by reference, regardless of the time of delivery of this prospectus supplement and the accompanying base prospectus or any related free writing prospectus, or any sale of a security.

This prospectus supplement contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by the actual documents. Copies of some of the documents referred to herein have been filed, will be filed or will be incorporated by reference as exhibits to the registration statement of which this prospectus supplement is a part, and you may obtain copies of those documents as described below under the heading “Where You Can Find Additional Information.”

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COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus supplement to:

●	“Amended and Restated Memorandum and Articles of Association” refers to the Third Amended and Restated Memorandum and Articles of Mint Incorporation Limited, adopted by resolution of directors passed on August 24, 2026 and filed with the Registry of Corporate Affairs of the BVI on August 25, 2026;

●	“Axonex AI” refers to Axonex AI Limited (former name: Aspiration Group Limited), a company incorporated in the British Virgin Islands with limited liability, which is a wholly-owned subsidiary of Mint and serves as the intermediate holding company for Axonex Intelligence HK and Axonex Intelligence Singapore;

●	“Aspiration X” refers to Aspiration X Limited, a company incorporated in the British Virgin Islands with limited liability, which is a wholly-owned subsidiary of Mint;

●	“Axonex Automation” refers to Axonex Automation Limited, a company incorporated in Hong Kong with limited liability on March 3, 2026 and has not yet commenced business;

●	“Axonex Intelligence HK” refers to Axonex Intelligence Limited, a company incorporated in Hong Kong with limited liability on January 10, 2025;

●	“Axonex Intelligence Singapore” refers to Axonex Intelligence Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore on October 24, 2025;

●	“Axonex Robotics” refers to Axonex Robotics Limited, a company incorporated in Hong Kong with limited liability on October 30, 2025 and a 60%-owned joint venture entity of Mint;

●	“BVI” refers to the British Virgin Islands;

●	“BVI Act” refers to the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands;

●	“China” or “PRC” refer to the People’s Republic of China, excluding, for purposes of this prospectus, Hong Kong, the Macau Special Administrative Region of the People’s Republic of China, and Taiwan;

●	“CKL Holding” refers to CKL Holding Limited, a company incorporated in the British Virgin Islands with limited liability, which is a wholly-owned subsidiary of Mint and serves as the intermediate holding company for Matter International, Grand Engineering, and Spark Interiors;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of Mint, with no par value, each carrying one vote per share;

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●	“Class B Ordinary Shares” refers to the Class B ordinary shares of Mint, with no par value, each carrying twenty (20) votes per share;

●	“Company,” “Our Company” or “Mint” refers to Mint Incorporation Limited, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability;

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

●	“Grand Engineering” refers to Grand Engineering and Construction Limited, a company incorporated in Hong Kong with limited liability on February 10, 2025, which is an indirect wholly-owned subsidiary of Mint through CKL Holding;

●	“HK$” or “Hong Kong dollars” refer to Hong Kong dollars, the lawful currency of Hong Kong;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Interior Design and Fit-Out Subsidiaries” refers collectively to Grand Engineering and Construction Limited, Matter International Limited, and Spark Interiors Limited;

●	“Intermediate Holding Companies” refers to our direct wholly-owned subsidiaries that hold our Operating Subsidiaries, being, as of the date of this prospectus, CKL Holding Limited, Axonex AI Limited, and Aspiration X Limited, each incorporated in the British Virgin Islands;

●	“Joint Venture Entities” refers to Axonex Robotics Limited, YAS JV, and Rice JV, collectively the partially owned joint venture entities of the Group;

●	“Matter International” refers to Matter International Limited (formerly known as Matter Interiors Limited), a company incorporated in Hong Kong with limited liability and an indirect wholly-owned subsidiary of Mint through CKL Holding;

●	“Mainland China” refers to the People’s Republic of China, excluding Taiwan, the Hong Kong Special Administrative Region of the People’s Republic of China, and the Macao Special Administrative Region of the People’s Republic of China;

●	“Operating Subsidiaries” refers to the operating subsidiaries of Mint and the joint venture entities over which Mint has control in which Mint holds, directly or indirectly, a majority voting interest, namely, Matter International, Grand Engineering, Spark Interiors, Axonex Intelligence HK, Axonex Intelligence Singapore, Rice JV, and Axonex Robotics, collectively;

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●	“Ordinary Shares” refers to the Class A Ordinary Shares and the Class B Ordinary Shares, collectively;

●	“Rice JV” refers to Rice Robotics AGI Holding Limited, a company incorporated in the British Virgin Islands and a joint venture entity co-owned with Rice Robotics Holdings Limited;

●	“Robotics and AI Subsidiaries” refers collectively to Axonex Intelligence Limited, Axonex Intelligence Pte. Ltd., Axonex Automation Limited, Axonex Robotics Limited, and Rice Robotics AGI Holding Limited, being the subsidiaries of the Company engaged in robotics and artificial intelligence activities;

●	“SEC” or “Commission” refer to the U.S. Securities and Exchange Commission;

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended;

●	“Spark Interiors” refers to Spark Interiors Limited, a company incorporated in Hong Kong with limited liability on December 23, 2025, which is an indirect wholly-owned subsidiary of Mint through CKL Holding;

●	“US$,” “USD” or “U.S. dollars” refer to United States dollars, the lawful currency of the United States;

●	“we,” “us,” “our,” “our Group,” and “the Group” refer to Mint Incorporation Limited and its subsidiaries, taken as a whole, except where the context otherwise requires; and

●	“YAS JV” refer to YAS Robotics Limited, a company incorporated in Hong Kong and a joint venture entity co-owned with YAS Digital Group Limited.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

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SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement, the accompanying base prospectus and the documents incorporated by reference herein and therein contain forward-looking statements that involve risks and uncertainties, including statements based on our current or then current expectations, intent, belief, assumptions, estimates and projections about us and our industry. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “could,” “should,” “would,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “predict,” “project,” “target,” “seek,” “potential,” “continue,” “is/are likely to” or other similar expressions. These risks and uncertainties include factors relating to, among others:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our subsidiaries’ services;

●	our expectations regarding the expansion of our subsidiaries’ customer base;

●	our subsidiaries’ relationships with their business partners;

●	competition in our industries;

●	relevant government policies and regulations relating to our industries;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	ability to managing our growth effectively;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our subsidiaries’ ability to protect their intellectual property rights and secure the right to use other intellectual property that they deem to be essential or desirable to the conduct of their business;

●	the dependence on our senior management and key employees;

●	our ability to hire and retain qualified management personnel and key employees in order to develop our subsidiaries’ business;

●	overall industry and market performance; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. You should carefully consider the risks and uncertainties described under “Risk Factors” in this prospectus supplement and the accompanying base prospectus, and under “Item 3. Key Information — 3.D. Risk Factors” in our 2026 Annual Report. Forward-looking statements speak only as of the date they are made, and except as required by applicable law, we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

You should read this prospectus supplement, the accompanying base prospectus and the documents incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

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PROSPECTUS SUPPLEMENT SUMMARY

Business Overview

Mint Incorporation Limited is a holding company incorporated in the British Virgin Islands on October 18, 2023, and does not conduct any operations of its own. Investors in this offering are purchasing Class A Ordinary Shares of Mint Incorporation Limited, a British Virgin Islands holding company, and not equity interests in any of our Operating Subsidiaries. Through our Operating Subsidiaries and Joint Venture Entities, we conduct two principal lines of business: (i) interior design and fit-out services, and (ii) artificial intelligence, robotics, and technology solutions.

Since mid-2025, the Group has been executing a strategic transition to position itself as a multi-sectoral enterprise that applies AI, robotics, and IoT technologies to facility management, automation, and consumer robotics applications. This expansion has been pursued through a combination of newly established wholly owned subsidiaries, joint ventures with technology and robotics partners, and product development initiatives. Sale of robotic products represented approximately 16.78% of our total revenue for the fiscal year ended March 31, 2026. These business lines remain at an early stage of commercialization and have a limited operating history.

Our principal executive office is located at 17/F, Wing Kwok Centre, No.182 Woosung Street, Jordan, Kowloon, Hong Kong, and our telephone number is: +852 2866-1663. We maintain a website at https://mimintinc.com/. Information contained on, or accessible through, our website is not incorporated by reference into, and does not form part of, this prospectus supplement or the accompanying base prospectus.

Corporate History and Structure

The following diagram illustrates our corporate structure as of the date of this prospectus supplement.

Mint Incorporation Limited was incorporated on October 18, 2023, as a BVI business company with limited liability under the laws of the British Virgin Islands. The Company is a holding company and does not conduct active business operations directly; its business is carried on through its subsidiaries.

CKL Holding Limited was incorporated on October 27, 2023, as a BVI business company with limited liability. CKL is a wholly owned subsidiary of the Company and serves as an intermediate investment holding company with no active operations of its own.

Matter International Limited (formerly known as Matter Interiors Limited) was formed on November 16, 2018, as a limited company under the laws of Hong Kong. It is the Group’s principal interior design and fit-out operating subsidiary and is held indirectly through CKL. On September 15, 2025, Matter Interiors Limited changed its name to Matter International Limited.

Axonex AI Limited (formerly known as Aspiration Group Limited) was incorporated on March 5, 2025, as a BVI business company with limited liability. It serves as an intermediate investment holding company within the Group’s structure and has no active operations of its own.

Grand Engineering and Construction Limited was incorporated on February 10, 2025, as a limited company under the laws of Hong Kong. It was transferred into the Group as an indirect wholly owned subsidiary through CKL on August 7, 2025, for administrative purposes and nominal consideration. Grand Engineering is engaged in the provision of building works and related construction services in Hong Kong.

Axonex Intelligence Limited was incorporated on January 10, 2025, as a limited company under the laws of Hong Kong under the name Smartland Capital Limited. It was transferred into the Group as an indirect wholly owned subsidiary through Aspiration Group on August 7, 2025, for administrative purposes and nominal consideration, and was renamed Axonex Intelligence Limited on August 6, 2025. Axonex Intelligence is engaged in the provision of smart facility management solutions integrating robotics, IoT, and AI technologies, serving enterprises, real estate operators, shopping centers, and government agencies in Hong Kong and across the Asia Pacific region.

Aspiration X Limited was incorporated on October 3, 2025, as a BVI business company with limited liability. It serves as an intermediate investment holding company and is the vehicle through which the Group pursues its robotics and physical AI partnerships.

Axonex Robotics Limited was incorporated on October 30, 2025, as a limited company under the laws of Hong Kong. The Company indirectly holds 60% of its issued share capital, with the remaining 40% held by AIMO (HK) Limited, an independent Hong Kong-based robotics company. Axonex Robotics is engaged in robotics design.

Axonex Intelligence Pte. Ltd. was incorporated on October 24, 2025, as a private company limited by shares under the laws of Singapore. It is an indirect wholly owned subsidiary of the Company and is engaged in software and application development.

Spark Interiors Limited was incorporated on December 23, 2025, as a limited company under the laws of Hong Kong. It is an indirect wholly owned subsidiary of the Company through CKL and is engaged in the provision of interior design and fit-out services with a focus on residential customers.

Axonex Automation Limited was incorporated on March 3, 2026 under the laws of Hong Kong. It is not engaging in any active operation as of the date of this prospectus supplement.

Rice Robotics AGI Holding Limited, a joint venture co-owned with Rice Robotics Holdings Limited, was incorporated on May 20, 2026 under the laws of the British Virgin Islands. Rice Robotics AGI Holding Limited mainly focuses on the development and sales of the next generation of AI companion robots.

YAS Robotics Limited was incorporated on September 28, 2022 under the laws of Hong Kong as a wholly-owned subsidiary of YAS Digital Group Limited (“YAS”). On June 9, 2026, Aspiration X Limited, our wholly-owned subsidiary, entered into a joint venture agreement with YAS Digital in respect of YAS Robotics (the “YAS JV Agreement”). Pursuant to the YAS JV Agreement, YAS transferred 25% of the issued and outstanding shares of YAS Robotics to Aspiration X Limited on June 29, 2026, following which YAS Robotics became a joint venture in which we hold a 25% equity interest and YAS holds the remaining 75%. YAS Robotics focuses principally on the development, marketing, and distribution of robotics and AI-related insurance products.

Recent Developments

Initial Public Offering

On January 8, 2025, Mint Incorporation Limited, a British Virgin Islands company (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Benjamin Securities, Inc., as the representative of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in a firm commitment initial public offering (the “IPO”) an aggregate of 1,750,000 Class A Ordinary Shares at an offering price of US$4.00 per share.  The Company received US$8.05 million in gross proceeds from the IPO and the full exercise of the Over-Allotment Option, before deducting underwriting discounts and other estimated expenses payable by the Company.

Over-allotment Option Exercise

Subsequent to the IPO, on January 10, 2025, the Underwriters exercised the Over-Allotment Option in full to purchase an additional 262,500 Class A Ordinary Shares. On January 13, 2025, the Company closed the IPO and the Over-Allotment Option.

The 2025 Stock Incentive Plan

In March 2025, the Company adopted the 2025 Stock Incentive Plan (the “2025 Incentive Plan”), for the purpose of granting share-based compensation awards to employees, directors and consultants to incentivize their performance and align their interests with ours. Under the 2025 Incentive Plan, we are authorized to issue an aggregate of 2,400,000 Class A Ordinary Shares. As of the date of this prospectus supplement, the Company issued a total of 2,400,000 Class A Ordinary Shares of the Company under the Company’s 2025 Incentive Plan to consultants of the Company as compensation for their continued service in the Company.

Nasdaq Listing Rule 5550(a)(2) Deficiency

The Company received a written notification on December 19, 2025 from the Listing Qualifications Department of Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of US$1.00 per share for at least 30 consecutive business days (the “Minimum Bid Requirement”). The Company was granted a 180-day compliance period, through June 17, 2026, to regain compliance with the Minimum Bid Price Requirement. On May 20, 2026, we received a formal notification from the Listing Qualifications Staff of The Nasdaq Stock Market LLC indicating that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of US$1.00 per share.

Reverse Stock Split

The Company received a written notification from Nasdaq on December 19, 2025, notifying us that we are not in compliance with the Minimum Bid Price Requirement. To regain compliance, our Class A Ordinary Shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive trading days by June 17, 2026. In the event the Company does not regain compliance by June 17, 2026, we are eligible for an additional 180 calendar day period to regain compliance with the Minimum Bid Price Requirement. On March 31, 2026, the Board of Directors of the Company approved a reverse stock split of all of the Company’s issued and unissued shares, including the Class A Ordinary Shares with no par value and Class B Ordinary Shares with no par value, at an exchange ratio of one (1) share for ten (10) shares (the “Reverse Stock Split”). The Reverse Share Split primarily served as a mechanism to regain compliance with the Minimum Bid Price Requirement. Our Class A Ordinary Shares began trading on an adjusted basis, reflecting the Reverse Share Split, on May 6, 2026, under the existing ticker symbol “MIMI.” On May 20, 2026, we received a formal notification from the Listing Qualifications Staff of The Nasdaq Stock Market LLC indicating that the Company has regained compliance with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of US$1.00 per share.

Change of Directors and Management

On June 11, 2025, Mr. Ving Lung Ma notified the Company of his resignation as an independent director, the chair of the Audit Committee and a member of the Nominating Committee and the Compensation Committee, effective June 11, 2025.

On June 13, 2025, Mr. Ka Wai (Taniel) Wong was appointed as an independent director, the chair of the Audit Committee and a member of the Nominating Committee and the Compensation Committee, effective June 13, 2025.

On January 23, 2026, Mr. Cheong Shing Ku notified the Company of his resignation as the Chairman of the Board of the Company, effective January 26, 2026. Mr. Ku continues to serve as a director of the Company.

On January 26, 2026, Mr. Hoi Lung Chan was appointed as the Chairman of the Board of the Company, effective January 26, 2026.

On January 26, 2026, Mr. Xunze (Tyler) Xiu was appointed as an independent director, a member of the Audit Committee, Nominating Committee and the Compensation Committee, effective January 26, 2026.

On April 30, 2026, Ms. Lo Chanii Kam notified the Company of her decision to resign from her position as an independent director, and as the Chair of the Compensation Committee of the board, and a member of the Audit Committee and the Nominating Committee, effective May 31, 2026, in order to pursue other business commitments. On May 18, 2026, the Board accepted and approved Ms. Kam’s resignation.

Recent Business Developments

Formation of JV with AIMO (HK) Limited

On October 30, 2025, Axonex Intelligence Limited, a wholly-owned subsidiary of the Company, formed a joint venture, Axonex Robotics Limited, with AIMO (HK) Limited (“AIMO”), a company incorporated in Hong Kong and engages in robotics design. Axonex Robotics Limited, which was incorporated in Hong Kong, is owned 60% by the Company and 40% by AIMO. The Company’s Chief Executive Officer and Chairman of the Board, Mr. Hoi Lung Chan, serves as the sole director of Axonex Robotics Limited.

Formation of JV with Synergy Technology Group Limited

On March 2, 2026, Axonex Intelligence Limited, a wholly-owned subsidiary of the Company, entered into a joint venture agreement (the “STG JV Agreement”) with Synergy Technology Group Limited, a company organized under the laws of Hong Kong (“Synergy”) to establish a joint venture company to be named “Axonex Automation Limited” as a private limited company under the laws of Hong Kong. Axonex Automation Limited focuses on the commercialization and overseas expansion of digital twin and drone flight control technologies. Pursuant to the STG JV Agreement, Axonex Automation Limited is expected to be owned 80% by Axonex Intelligence Limited and 20% by Synergy. The joint venture did not commence active commercial operations, and the parties have mutually agreed to discontinue it.

Formation of JV with Rice Robotics Holdings Limited

On May 22, 2026, Aspiration X and Rice Robotics Holdings Limited (“Rice Robotics”) entered into a joint venture agreement (the “Rice JV Agreement”), pursuant to which the parties agreed to form and operate a joint venture through a private limited company incorporated under the laws of the British Virgin Islands to be named “Rice Robotics AGI Holding Limited”. Rice Robotics AGI Holding Limited is owned as to 87.5% by Aspiration X and/or its nominee(s) and 12.5% by Rice Robotics. The board of directors of Rice Robotics AGI Holding Limited will consist of four members, of whom two will be nominated by Aspiration X and two will be nominated by Rice Robotics. Rice Robotics AGI Holding Limited will focus on the development and sales of the next generation of AI companion robots, or as may be expanded or changed by Rice Robotics AGI Holding Limited from time to time in accordance with the Rice JV Agreement.

Formation of JV with YAS Digital Group Limited

On June 9, 2026, the Company and YAS Digital Group Limited (“YAS”) entered into a joint venture agreement (the “YAS JV Agreement”), pursuant to which the parties agreed to form and operate a joint venture named “YAS Robotics Limited,” a private company limited by shares incorporated in Hong Kong (“YAS Robotics” or the “YAS Joint Venture”). The YAS Joint Venture focuses on the development, marketing, and distribution of robotics and AI-related insurance products. The YAS Joint Venture is owned as to seventy-five percent (75%) by YAS and twenty-five percent (25%) by the Company. The Company completed a capital contribution of US$1,000,000 to the formation of the Joint Venture on December 15, 2025. The board of directors of the YAS Joint Venture will consist of up to three directors, of whom two will be nominated by YAS and one will be nominated by the Company. YAS will be responsible for the daily management and operations of the YAS Joint Venture.

Transfers of Cash to and from Our Subsidiaries

Mint has no operations of its own. It conducts its operations through our Operating Subsidiaries. Mint may rely on dividends or payments to be paid by our Operating Subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating Subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Cash is usually transferred through our Group in the following manner: (i) funds may be transferred from Mint, our holding company incorporated in the BVI, to our Intermediate Holding Companies, and further to their respective Operating Subsidiaries, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating Subsidiaries to Mint through our Intermediate Holding Companies. If Mint intends to distribute dividends to its shareholders, it will depend on payment of dividends from the Operating Subsidiaries to Mint through our Intermediate Holding Companies in accordance with the applicable laws and regulations of the relevant jurisdictions, and the dividends will be distributed by Mint to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

There is no restriction under the BVI Act on the amount of funding that Mint may provide to its subsidiaries through loans or capital contributions, provided that such provision of funds is in the best interests of, and of commercial benefit to, Mint. Our Operating Subsidiaries incorporated in Hong Kong are also permitted under the laws of Hong Kong to provide funding to Mint through dividend distributions or payments without restrictions on the amount of the funds.

We can distribute accumulated and realized profits (so far as not previously utilized by distribution or capitalization) available for distribution less their accumulated loss (to the extent that they have not been previously written off in a reduction or reorganization of capital) by dividends from our Operating Subsidiaries incorporated in Hong Kong to the Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our currently in effect Third Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolutions of directors, authorize and declare a dividend to shareholders from time to time and of an amount they deem fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets will exceed our liabilities, and Mint will be able to satisfy our debts as they fall due in the ordinary course of business. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company incorporated in Hong Kong may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus supplement.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Furthermore, as of the date of this prospectus supplement, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies or the remittance of currencies out of Hong Kong, nor is there any restriction under the laws of Hong Kong on the use of foreign exchange to transfer cash between Mint and our Hong Kong Operating Subsidiaries, across borders and to U.S. investors, nor are there any restrictions or limitations under the laws of Hong Kong on the distribution of earnings from our business and subsidiaries, to Mint and U.S. investors or on the payment of and amounts owed. The laws and regulations of Mainland China do not currently have any impact on our ability to transfer cash or assets among Mint, our Intermediate Holding Companies and our Operating Subsidiaries, or to investors in the United States. However, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to us, and to the extent our cash or assets are held in Hong Kong or by a Hong Kong entity (such as our Operating Subsidiaries incorporated in Hong Kong), such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to intervention by the PRC government in, or the imposition by the PRC government of, restrictions and limitations on the ability of Mint, our Intermediate Holding Companies or our Operating Subsidiaries to transfer cash or assets. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on the ability of Mint, our Intermediate Holding Companies, or the Operating Subsidiaries to transfer or distribute cash within our Group, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong. Any limitation, if imposed in the future, on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless. For a more detailed discussion of how cash is transferred within our organization, see “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Our Corporate Structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our Operating Subsidiaries by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” in our 2026 Annual Report.

For the fiscal years ended March 31, 2024, 2025 and 2026, and through the date of this prospectus supplement, the only cash flows and transfers of assets between Mint and its Operating Subsidiaries, and among the subsidiaries, were as follows:

There were no such cash flows or transfers of assets during the fiscal year ended March 31, 2024.

During the fiscal year ended March 31, 2025:

(i)	Mint transferred approximately HK$24,000,000 to Matter International for payment of expenses; and

(ii)	Matter International transferred approximately HK$790,000 to Mint for expenses related to our initial public offering.

During the fiscal year ended March 31, 2026:

(i)	Mint transferred approximately HK$3,000,000 (US$384,615.38) to Matter International for repayment of intercompany balance, HK$5,000,000 (US$641,025.64) to Axonex Intelligence HK for intercompany loan, and HK$200,000 (US$25,641.03) to Grand Engineering for intercompany loan;

(ii)	Matter International transferred approximately HK$20,000 (US$2,564.10) to Mint for operating expenses;

(iii)	Axonex Intelligence HK transferred approximately HK$51,239.44 (US$6,569.16) to Matter International for settlement of expense paid; and

(iv)	Matter International transferred approximately HK$600,000 (US$76,923.08) to Grand Engineering for initial operating expense.

From April 1, 2026 through the date of this prospectus supplement:

(i)	Mint transferred approximately HK$13,000,000 (US$1,666,667) to Matter International for repayment of intercompany balance, HK$4,500,000 (US$576,923) to Axonex Intelligence HK for intercompany loan;

(ii)	Grand Engineering transferred approximately HK$200,000 (US$25,641.03) to Mint for repayment of intercompany loan;

(iii)	Grand Engineering transferred approximately HK$621,816 (US$79,720) to Matter International for repayment of intercompany loan;

(iv)	Axonex Intelligence HK transferred approximately HK$23,300 (US$2,987) to Axonex Automation for settlement of expense paid;

(v)	Axonex Intelligence HK transferred approximately HK$215,048 (US$27,570) to Axonex Intelligence Pte. Ltd for settlement of expenses paid; and

(vi)	Axonex Intelligence HK transferred approximately HK$1,900 (US$244) to Axonex Robotics for settlement of expense paid.

These transfers were made as intercompany loans or for the payment of expenses and not as dividend payments or distributions. Mint has not declared or paid any dividends or other distributions to its shareholders, nor have any dividends or distributions been made by our Operating Subsidiaries to Mint (other than the transfers of cash disclosed above). For the fiscal years ended March 31, 2024, 2025 and 2026, and through the date of this prospectus supplement, our Operating Subsidiaries declared aggregate dividends of US$nil. Our other subsidiaries have not declared or made any dividends or other distributions to their shareholders during those periods.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiaries by way of dividend payments.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We are required to file an annual report on Form 20-F within four months of the end of each financial year. As a foreign private issuer, we are not generally required to provide quarterly financial information to the shareholders. However, we are required to file an interim balance sheet and income statement as of the end of our second quarter. These interim financial statements are not required to reconcile to US GAAP, but they must be provided no later than six months following the end of our second quarter. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer. Although we are permitted to follow certain corporate governance rules that conform to BVI requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16(b) and (c) of the Exchange Act. They will, however, be subject to the obligations under Section 16(a) of the Exchange Act, including the requirement to file public reports regarding their share ownership and trading activities on Forms 3, 4, and 5, as well as the reporting requirements relating changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Permission required from the Hong Kong and PRC authorities

We have been advised by D.Fan & Co., our counsel as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus supplement, we and our Operating Subsidiaries are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Class A Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus supplement, apart from business registration certificates, we and our Operating Subsidiaries are not required to obtain any permission or approval from Hong Kong authorities to operate our business. Our Hong Kong Operating Subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates.

As advised by our PRC Counsel, China Commercial Law Firm, based on PRC laws and regulations effective as of the date of this prospectus supplement, the Company is not required to obtain permissions or approvals from any PRC authorities for maintaining listing in the United States, including the filings under the Trial Measures, and to issue our Class A Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) our Operating Subsidiaries were established and operates in Hong Kong and are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. As further advised by China Commercial Law Firm, we and our Operating Subsidiaries are not required to obtain any permissions or approvals from any Chinese authorities to operate our business as of the date of this prospectus supplement. No permissions or approvals have been applied for by us or denied by any relevant authority.

In the event that the operation of us or our Operating Subsidiaries in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we may face the risks and uncertainties associated with the legal system in the Mainland China, its complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiaries and us, given the substantial operations of our Operating Subsidiaries in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. In the event that the operation of us or our Operating Subsidiaries in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we may face the risks and uncertainties associated with the legal system in the Mainland China, its complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiaries and us, given the substantial operations of our Operating Subsidiaries in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in Mainland China, including the ability to offer securities to investors, maintain listing on a U.S. or other foreign exchanges, conduct business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies. Any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Recent Regulatory Developments in the PRC

We are a holding company incorporated in the BVI, with substantially all of the operations conducted by our Operating Subsidiaries in Hong Kong. Our Operating Subsidiaries also conduct limited operations in Singapore and Japan, which to date have not been material to our business or results of operations. We currently do not have, nor do we currently intend to establish, any subsidiary in Mainland China, nor do we plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China.

Hong Kong is a special administrative region of the PRC, and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, we believe that the PRC laws and regulations on cybersecurity, data security, and the oversight and control over overseas securities offerings do not currently have any material impact on our business, financial condition, or results of operations. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future.

We are aware that, in recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. This indicated the PRC government’s intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments, and the continued listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors.

Cybersecurity review

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (i) such processing is for the purpose of providing products or services for natural persons within Mainland China, (ii) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC, together with other relevant government authorities in Mainland China, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that Overseas Issuance and Listing shall complete the filing procedures and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income, or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published the Measures, which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review, and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. The publication of the Measures expands the application scope of the cybersecurity review to cover data processors and indicates greater oversight by the CAC over data security, which may impact our business and this offering in the future.

Our Operating Subsidiaries may collect and store data (including certain personal information) from their customers, some of whom may be individuals in Mainland China, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). As advised by our PRC Counsel, China Commercial Law Firm, we do not expect the Measures to have an impact on our business, operations or this offering, given that (i) our Operating Subsidiaries are incorporated and operate in Hong Kong, Japan, and Singapore (ii) we have no subsidiary, VIE structure nor any direct operations in Mainland China, and (iii) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the Mainland China shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). As further advised by our PRC Counsel, China Commercial Law Firm, we believe that our Operating Subsidiaries will not be deemed to be “Operator” required to file for cybersecurity review in connection with our continued listing in the United States, because (i) our Operating Subsidiaries were incorporated and operate in Hong Kong, Singapore and Japan, in each case without any subsidiary or VIE structure in Mainland China and each of the Measures, the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus supplement, our Operating Subsidiaries have in aggregate collected and stored personal information of less than one million users; (iii) all of the data our Operating Subsidiaries have collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus supplement, neither the Company nor our Operating Subsidiaries has not been informed by any PRC governmental authority of any requirement that we should file for a cybersecurity review or a CSRC review. Therefore, we do not believe we are covered by the permission requirements from the CSRC or the CAC.

Data Security Law

The PRC Data Security Law (the “Data Security Law” or “DSL”), which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, DSL applies to data processing activities within the territory of Mainland China as well as data processing activities conducted outside the territory of Mainland China that jeopardize the national interest or the public interest of the PRC or the rights and interests of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties, including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this prospectus supplement, we do not have any operations or maintain any office or personnel in Mainland China, and we have not conducted any data processing activities that may endanger the national interest or the public interest of the PRC or the rights and interests of any PRC organization and citizens. Therefore, as advised by our PRC Counsel, China Commercial Law Firm, we do not believe that the Data Security Law is applicable to us.

CSRC Filing or Approval

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006, and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations currently in effect as of the date of this prospectus supplement, we are not required to submit an application to the CSRC for its approval of this offering and the continued listing and trading of our Class A Ordinary Shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities (“Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by PRC-based companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. As of the date of this prospectus supplement, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities.

On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (2) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC according to the requirements; and (3) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies.

Since recent statements, laws and regulatory actions by the PRC government are newly published, their interpretation, application, and enforcement are unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. It also remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiaries. Any actions by the PRC government to exert more oversight and control over offerings (including those of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive such approvals or are denied permission from Mainland China or Hong Kong authorities, we will not be able to maintain the listing of our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

As of the date of this prospectus supplement, we have no operations in Mainland China. Our Operating Subsidiaries are located and operate in Hong Kong, a special administrative region of the PRC, and in Singapore and Japan. As advised by our PRC Counsel, China Commercial Law Firm, we believe that the PRC government does not exert direct influence and discretion over the manner in which we conduct our business activities in Hong Kong, outside of Mainland China, as of the date of this prospectus supplement. We do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, particularly, on those listed overseas using a VIE structure as we do not currently have any VIE or contractual arrangements in Mainland China.

However, as advised by our PRC Counsel, China Commercial Law Firm, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiaries. In light of the PRC’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations, and the enforcement of laws in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us. Any actions by the PRC government to exert more oversight and control over offerings (including those of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless. For a discussion of the risks relating to the matters described above, see “Item 3. Key Information — 3.D. Risk Factors — Risks Relating to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate” in our 2026 Annual Report.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of the IPO; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it can no longer inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in California and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, with the last inspection in December 2025. As of the date of this prospectus supplement, our auditor is not subject to and not affected by the PCAOB’s December 2021 Determination Report.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and this Offering — Our Class A Ordinary Shares may be delisted or prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors” on page 41 of the accompanying prospectus.

Corporate Information

Our principal executive offices are located at 17/F, Wing Kwok Centre, No.182 Woosung Street, Jordan, Kowloon, Hong Kong. Our telephone number at this address is +852 2866-1633. Our registered agent is Ogier Global (BVI) Limited. Our registered office and our registered agent’s office in the BVI are both located at the office of Ogier Global (BVI) Limited, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG 1110, British Virgin Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 22 East 42nd Street, 18th Floor, New York, NY 10168. We maintain a website at https://mimintinc.com/. The information contained on our website is not a part of this prospectus.

The SEC maintains a website at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Summary of Risk Factors

Risks Related to this Offering

●	Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree. (See page S-18 of this prospectus supplement)

●	Investors in this Offering will experience immediate and substantial dilution. (See page S-[*] of this prospectus supplement)

●	Future sales of our Class A Ordinary Shares, whether by our shareholders or us, could cause the price of our Class A Ordinary Shares to decline. (See page S-18 of this prospectus supplement)

●	You may experience future dilution as a result of future equity offerings. (See page S-19 of this prospectus supplement)

●	We do not know whether a market for the Class A Ordinary Shares will be sustained or what the trading price of the Class A Ordinary Shares will be and as a result it may be difficult for you to sell your Class A Ordinary Shares. (See page S-19 of this prospectus supplement)

●	In the event that our Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules. (See page S-19 of this prospectus supplement)

●	A possible “short squeeze” due to a sudden increase in demand of our Class A Ordinary Shares that largely exceeds supply may lead to additional price volatility. (See page S-20 of this prospectus supplement)

●	The market price for our securities may be volatile, which could result in substantial losses to investors. (See page S-20 of this prospectus supplement)

THE OFFERING

The following is a brief summary of certain terms of this offering and is not intended to be complete. It does not contain all of the information that will be important to a holder of our securities. For a more complete description of our securities we are offering, see the section entitled “Description of Securities We Are Offering” in this prospectus supplement and the relevant portions of the accompanying prospectus.

Issuer:	Mint Incorporation Limited

Offering:	Class A Ordinary Shares at a purchase price of US$1.00 per Share and Pre-Funded Warrant at a purchase price of US$0.999 per Pre-Funded Warrant for aggregate gross proceeds of approximately US$2,500,000.

Ordinary Shares issued and outstanding before this Offering:	12,690,742 Class A Ordinary Shares and 701,879 Class B Ordinary Shares

Ordinary Shares to be outstanding immediately after this Offering:	14,090,742 Class A Ordinary Shares (or 15,190,742 Class A Ordinary Shares assuming the Pre-Funded Warrants have been exercised in full) and 701,879 Class B Ordinary Shares

Manner of offering:	Registered direct offering pursuant to the Securities Purchase Agreement. See the section entitled “Plan of Distribution” in this prospectus supplement.

Use of Proceeds:	We intend to use the net proceeds from this offering as follows: (i) approximately 50% for potential strategic investment and acquisitions and (ii) approximately 50% working capital and general corporate purposes. See the section entitled “Use of Proceeds” in this prospectus supplement.

Risk Factors:	Investing in our securities involves a high degree of risk. For a discussion of factors you should consider carefully before deciding to invest in our securities, see the information contained in or incorporated by reference under the heading “Risk Factors” beginning on page S-18 of this prospectus supplement, on page 22 of the accompanying prospectus, and in the other documents incorporated by reference into this prospectus supplement.

Listing:	Our Class A Ordinary Shares are listed for trading on the Nasdaq Capital Market under the symbol “MIMI.”

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in this section and under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our 2026 Annual Report, as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find Additional Information” and “Incorporation of Certain by Reference.”

Risks Related to this Offering

Since our management will have broad discretion in how we use the proceeds from this offering, we may use the proceeds in ways with which you disagree.

We will receive net proceeds of approximately US$2.09 million from this offering after deducting placement agent fees and offering expenses. Our management will have significant flexibility in applying the net proceeds of this offering. You will be relying on the judgment of our management with regard to the use of those net proceeds, and you will not have the opportunity, as part of your investment decision, to influence how the proceeds are being used. It is possible that the net proceeds will be invested in a way that does not yield a favorable, or any, return for us. The failure of our management to use such funds effectively could have a material adverse effect on our business, financial condition, operating results, and cash flow.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

The perceived risk of this potential dilution could cause shareholders to attempt to sell their Class A Ordinary Shares and investors to short our Class A Ordinary Shares. These sales also may make it more difficult for us to sell equity or equity-related securities in the future at a time and price that we deem reasonable or appropriate.

In addition, sales of substantial amounts of our Class A Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. The Class A Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares. See “Plan of Distribution” for a more detailed description of the restrictions on selling our securities after this offering.

Investors in this Offering will experience immediate and substantial dilution.

The public offering price is substantially higher than our net tangible book value per share. Purchaser in this Offering will incur immediate dilution of approximately US$0.353 per share, based on our as adjusted net tangible book value of approximately US$0.647 per share as of March 31, 2026 after giving effect to this Offering. Purchaser of Pre-Funded Warrants will experience the same dilution, as the US$0.999 purchase price plus the US$0.001 exercise price equals the US$1.00 public offering price per Class A Ordinary Share. We may issue additional Class A Ordinary Shares, or securities convertible into or exercisable for Class A Ordinary Shares, in the future, including under our effective shelf registration statement on Form F-3 and at prices below the public offering price in this Offering. Any such issuance would further dilute investors in this Offering.

Future sales of our Class A Ordinary Shares, whether by our shareholders or us, could cause the price of our Class A Ordinary Shares to decline.

If our existing shareholders sell, or indicate an intent to sell, substantial amounts of our Class A Ordinary Shares in the public market, the trading price of our Class A Ordinary Shares could decline significantly. Similarly, the perception in the public market that our shareholders might sell our Class A Ordinary Shares could also depress the market price of our shares. A decline in the price of our Class A Ordinary Shares might impede our ability to raise capital through the issuance of additional Class A Ordinary Shares or other equity securities. In addition, the issuance and sale by us of additional Class A Ordinary Shares, or securities convertible into or exercisable for our Class A Ordinary Shares, or the perception that we will issue such securities, could reduce the trading price for our Class A Ordinary Shares as well as make future sales of equity securities by us less attractive or not feasible.

You may experience future dilution as a result of future equity offerings.

In order to raise additional capital, we may in the future offer additional Class A Ordinary Shares or other securities convertible into or exchangeable for our Class A Ordinary Shares at prices that may not be the same as the price per share in this offering. We may sell Class A Ordinary Shares or other securities in any other offering at a price per share that is less than the price per share paid by investors in this offering, and investors purchasing Class A Ordinary Shares or other securities in the future could have rights superior to existing shareholders. The price at which we sell additional Class A Ordinary Shares, or securities convertible or exchangeable into Class A Ordinary Shares, in future transactions may be higher or lower than the price per share paid by investors in this offering.

We do not know whether a market for the Class A Ordinary Shares will be sustained or what the trading price of the Class A Ordinary Shares will be and as a result it may be difficult for you to sell your Class A Ordinary Shares.

Although our Class A Ordinary Shares are currently trading on Nasdaq, an active trading market for the Class A Ordinary Shares may not be sustained. It may be difficult for you to sell your Class A Ordinary Shares without depressing the market price for the Class A Ordinary Shares. As a result of these and other factors, you may not be able to sell your Class A Ordinary Shares. Further, an inactive market may also impair our ability to raise capital by selling Class A Ordinary Shares, or may impair our ability to enter into strategic partnerships or acquire companies or products by using our Class A Ordinary Shares as consideration.

The Pre-Funded Warrants in this Offering are speculative in nature.

The Pre-Funded Warrants in this Offering do not confer any rights of Class A Ordinary Shares ownership on their holders, but rather merely represent the right to acquire Class A Ordinary Shares at a fixed price. In addition, following this offering, the market value of the Pre-Funded Warrants, if any, is uncertain and there can be no assurance that the market value of the Pre-Funded Warrants will equal or exceed their imputed offering price. The Pre-Funded Warrants will not be listed or quoted for trading on any market or exchange.

Holders of the Pre-Funded Warrants will not have rights of holders of our Class A Ordinary Shares until such warrants are exercised.

Until holders of the Pre-Funded Warrants acquire Class A Ordinary Shares upon exercise of such warrants, holders of the Pre-Funded Warrants will have no rights with respect to the Class A Ordinary Shares underlying such warrants.

In the event that our Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restrict transactions involving stock that is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than US$5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our Class A Ordinary Shares could be considered to be a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in our Class A Ordinary Shares, which could severely limit the market liquidity of such Class A Ordinary Shares and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of US$1,000,000 or an annual income exceeding US$200,000, or US$300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

The market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

A possible “short squeeze” due to a sudden increase in demand of our Class A Ordinary Shares that largely exceeds supply may lead to additional price volatility.

Investors may purchase Class A Ordinary Shares to hedge existing exposure or to speculate on the price of our Class A Ordinary Shares. Speculation on the price of our Class A Ordinary Shares may involve long and short exposures. To the extent an aggregate short exposure in our Class A Ordinary Shares becomes significant, investors with short exposure may have to pay a premium to purchase Class A Ordinary Shares for delivery to share lenders at times if and when the price of our Class A Ordinary Shares increases significantly, particularly over a short period of time. Those purchases may in turn, dramatically increase the price of our Class A Ordinary Shares. This is often referred to as a “short squeeze.” A short squeeze could lead to volatile price movements in our Class A Ordinary Shares that are not directly correlated to our business prospects, financial performance or other traditional measures of value for the Company or its Class A Ordinary Shares.

The market price for our securities may be volatile, which could result in substantial losses to investors.

The market price for our Class A Ordinary Shares may be volatile and subject to wide fluctuations in response to factors including actual or anticipated fluctuations in our quarterly operating results; our failure to meet or exceed securities analysts’ expectations of our financial results; a change in financial estimates or securities analysts’ recommendations; changes in management’s or securities analysts’ estimates of our financial performance; future sales of our Class A Ordinary Shares; low trading volume of our Class A Ordinary Shares; additions or departures of key personnel; or results of studies or patents. In addition, the securities markets have from time to time experienced significant price and volume fluctuations that are not related to the operating performance of particular companies. As a result, to the extent shareholders sell our securities in negative market fluctuation, they may not receive a price per share that is based solely upon our business performance. We cannot guarantee that shareholders will not lose some or all of their investment in our securities.

CAPITALIZATION AND INDEBTEDNESS

The following table sets forth our capitalization as of March 31, 2026 on:

●	an actual basis;

●	on a pro forma as adjusted basis to reflect (i) the issuance and sales of 211,879 Class B ordinary shares, completed on May 26, 2026, for net proceeds of US$637,755.10, (ii) the issuance and sale of 4,310,350 Class A Ordinary Shares, completed on July 8, 2026, for net proceeds of US$2,000,000, (iii) the issuance and sale of 6,329,115 Class A Ordinary Shares, completed on August 11, 2026, for net proceeds of US$2,000,000;

●	on a pro forma as further adjusted basis to the maximum issuance and sale of 1,400,000 Class A Ordinary Shares, at an offering price of US$1.00 per share and 1,100,000 Pre-Funded Warrants, at an offering price of US$0.999 per Pre-Funded Warrant, and assuming all Pre-Funded Warrants are exercised, for net proceeds of approximately US$2,088,477.

	As of March 31, 2026
	Actual	Pro forma as adjusted	Pro forma as further adjusted after this Offering
	US$	US$	US$
Cash and cash equivalents	964,142	5,601,897	7,690,374

Shareholders’ Equity
Class A and class B shares:	$	$	$
Class A ordinary shares of no par value, 252,000,000 shares authorized, 2,011,277 shares and 1,601,250 shares issued and outstanding as of March 31, 2026 and 2025 respectively*	4,000	4,000	4,000
Class B ordinary shares of no par value, 28,000,000 shares authorized, 490,000 shares and 700,000 shares issued and outstanding as of March 31, 2026 and 2025 respectively*	-	-	-
Additional paid-in capital	13,879,532	18,517,287	20,605,764
Retained earnings	(10,583,815)	(10,583,815)	(10,583,815)
Accumulated other comprehensive income	(14,904)	(14,904)	(14,904)
Total shareholders’ equity	$3,284,813	$7,922,568	$10,011,045
Total capitalization	$3,284,813	$7,922,568	$10,011,045

Notes:

•	Retrospectively adjusted to reflect 10-for-1 share consolidation effective on May 6, 2026, authorized share capital increase effective on August 25, 2026.

DILUTION

If you invest in our Class A Ordinary Shares, your ownership interest will be immediately diluted to the extent of the difference between the public offering price per Share and the adjusted net tangible book value per Share after the offering. Dilution results from the fact that the per share offering price is substantially in excess of the book value per Share attributable to the existing shareholders for our presently outstanding ordinary shares. Our net tangible book value attributable to shareholders as of March 31, 2026 was approximately US$3.10 million, or approximately US$1.541 per Class A Ordinary Share. Net tangible book value per share of Class A Ordinary Shares represents the amount of our total tangible assets less total liabilities, divided by the number of our ordinary shares outstanding.

After giving effect to (i) the issuance and sales of 211,879 Class B ordinary shares, completed on May 26, 2026, for net proceeds of US$637,755.10 ,(ii) the issuance and sale of 4,310,350 Class A Ordinary Shares, completed on July 8, 2026, for net proceeds of US$2,000,000, (iii) the issuance and sale of 6,329,115 Class A Ordinary Shares, completed on August 11, 2026, for net proceeds of US$2,000,000; and (iv) the maximum issuance and sale of 1,400,000 Class A Ordinary Shares, at an offering price of US$1.00 per share and 1,100,000 Pre-Funded Warrants, at an offering price of US$0.999 per Pre-Funded Warrant, and assuming all Pre-Funded Warrants are exercised, for net proceeds of approximately US$2,088,477, our as adjusted net tangible book value as March 31, 2026 would have been US$9.83 million, or US$0.647 per Class A Ordinary Share. This represents an immediate increase in net tangible book value of US$0.037 per Class A Ordinary Share to our existing shareholders and an immediate decrease in net tangible book value of US$0.353 per Class A Ordinary Share to the investor participating in this offering.

The following table illustrates the net tangible book value dilution per Class A Ordinary Share to shareholders after the issuance of the Class A Ordinary Share in this offering:

Offering
Public offering price per share of Class A Ordinary Shares	$1.00
Net tangible book value per share of Class A Ordinary Shares prior to this offering	$0.610
Increase in net tangible book value per share of Class A Ordinary Shares attributable to this offering	$0.037
As adjusted net tangible book value per share of Class A Ordinary Shares after this offering	$0.647
Dilution per share of Class A Ordinary Shares to new investors in this offering	$0.353

This discussion of dilution is as of March 31, 2026 and the table quantifying it, assumes no exercise of any outstanding options over our ordinary shares.

USE OF PROCEEDS

We estimate that the net proceeds from this offering will be US$2.09 million, after deducting the placement agent fees and the estimated offering expenses payable by us. We intend to use the net proceeds from this offering as follows: (i) approximately 50% for potential strategic investment and acquisitions and (ii) approximately 50% working capital and general corporate purposes. We will retain broad discretion in the allocation of the net proceeds of this offering.

DESCRIPTION OF SECURITIES WE ARE OFFERING

In this offering, we are offering 1,400,000 Class A Ordinary Shares at a purchase price of US$1.00 per Share and 1,100,000 Pre-Funded Warrants at a purchase price of US$0.999 per Pre-Funded Warrant pursuant to the Securities Purchase Agreement.

As of the date of this prospectus, we are authorized to issue a maximum of 280,000,000 shares of no par value (the “Ordinary Shares”), divided into (i) 252,000,000 Class A Ordinary Shares and (ii) 28,000,000 Class B Ordinary Shares. As of the date of this prospectus supplement, there are 12,690,742 Class A Ordinary Shares and 701,879 Class B Ordinary Shares issued and outstanding.

The material terms and provisions of our Class A Ordinary Shares are described under the caption “Description of Ordinary Shares” starting on page 54 of the accompanying prospectus.

Pre-Funded Warrants

The following summary of certain terms and provisions of the Pre-Funded Warrants that are being offered hereby is not complete and is subject to, and qualified in its entirety by, the provisions of the form of Pre-Funded Warrants, which will be filed as an exhibit to a Report on Form 6-K that we intend to file with the SEC in connection with this Offering and that will be incorporated by reference into the registration statement of which the accompanying prospectus forms a part. Prospective investors should carefully review the terms and provisions of the form of Pre-Funded Warrants for a complete description of the terms and conditions of the Pre-Funded Warrants. For additional information, refer to the section entitled “Where You Can Find Additional Information.”

Duration, Exercise Price and Form. Each Pre-Funded Warrant is being offered at a purchase price of US$0.999, equal to the US$1.00 public offering price per Class A Ordinary Share less the US$0.001 per share exercise price of the Pre-Funded Warrants, and entitles the holder to purchase one Class A Ordinary Share at an exercise price of US$0.001 per Class A Ordinary Share. The Pre-Funded Warrants will be immediately exercisable and may be exercised at any time after their original issuance until such Pre-Funded Warrants are exercised in full. The exercise price and number of Class A Ordinary Shares issuable upon exercise are subject to appropriate adjustment in the event of share dividends, share splits, reorganizations or similar events affecting our Class A Ordinary Shares. The Pre-Funded Warrants will be issued in certificated form only. The Pre-Funded Warrants will be exercisable, at the option of each holder, in whole or in part, by delivering to us a duly executed exercise notice accompanied by payment in full for the number of Class A Ordinary Shares purchased upon such exercise (except in the case of a cashless exercise as discussed below).

Exercise Limitation.  A holder will not have the right to exercise any portion of the Pre-Funded Warrants if the holder (together with its affiliates) would beneficially own in excess of 4.99% (or at the election of the holder, 9.99%) of the number of Class A Ordinary Shares outstanding immediately after giving effect to the issuance of Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrant, as such percentage ownership is determined in accordance with the terms of the Pre-Funded Warrants. However, any holder may increase or decrease such percentage to any other percentage not in excess of 9.99%, provided that any increase in such percentage shall not be effective until 61 days following notice from the holder to us. It is the responsibility of the holder to determine whether any exercise would exceed the exercise limitation.

Cashless Exercise. At the time a holder exercises its Pre-Funded Warrants, in lieu of making the cash payment otherwise contemplated to be made to us upon such exercise in payment of the aggregate exercise price, the holder may elect instead to receive upon such exercise (either in whole or in part) the net number of Class A Ordinary Shares determined according to a formula set forth in the Pre-Funded Warrants.

Fundamental Transactions. In the event of a fundamental transaction, as described in the Pre-Funded Warrants and generally including any reorganization, recapitalization or reclassification of our Class A Ordinary Shares, the sale, transfer or other disposition of all or substantially all of our properties or assets and all or substantially all of our revenues in on transaction or a series of transactions, our consolidation or merger with or into another person, the acquisition of more than 50% of our outstanding Class A Ordinary Shares, or any person or group becoming the beneficial owner of more than 50% of the voting power represented by our outstanding share capital, the holders of the Pre-Funded Warrants will be entitled to receive upon exercise of the Pre-Funded Warrants the kind and amount of securities, cash or other property that the holders would have received had they exercised the Pre-Funded Warrants immediately prior to such fundamental transaction.

Transferability. Subject to applicable laws, a Pre-Funded Warrant may be transferred at the option of the holder upon surrender of the Pre-Funded Warrant to us together with the appropriate instruments of transfer.

No Fractional Shares. No fractional shares of Class A Ordinary Shares will be issued upon the exercise of the Pre-Funded Warrants. Rather, the number of Class A Ordinary Shares to be issued will, at our election, either be rounded up to the nearest whole number or we will pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the exercise price.

Trading Market. There is no established trading market for the Pre-Funded Warrants, and we do not expect a market to develop. We do not intend to apply for a listing of the Pre-Funded Warrants on any securities exchange or other nationally recognized trading system. Without an active trading market, the liquidity of the Pre-Funded Warrants will be limited. The Class A Ordinary Shares issuable upon exercise of the Pre-Funded Warrants are currently listed on the Nasdaq.

Rights as a Shareholder. Except as otherwise provided in the Pre-Funded Warrants or by virtue of the holders’ ownership of Class A Ordinary Shares, the holders of Pre-Funded Warrants do not have the rights or privileges of holders of our Class A Ordinary Shares, including any voting rights, until such Pre-Funded Warrant holders exercise their Pre-Funded Warrants.

Waivers and Amendments. The Pre-Funded Warrants may be modified or amended, or the provisions thereof waived, subject to certain exceptions, with the written consent of the Company and the respective holder.

PLAN OF DISTRIBUTION

The Placement Agent has agreed to act as the exclusive Placement Agent in connection with this offering. The Placement Agent is not purchasing or selling the securities offered by this prospectus supplement, nor is the Placement Agent required to arrange the purchase or sale of any specific number or dollar amount of securities, but has agreed to use its reasonable best efforts to arrange for the sale of all of the securities offered hereby.

We have entered into the Securities Purchase Agreement, dated August 27, 2026, directly with the investors in this offering pursuant to which we plan to sell to such investors an aggregate of (i) 1,400,000 Class A Ordinary Shares and (ii) 1,100,000 Pre-Funded Warrants exercisable for up to 1,100,000 Class A Ordinary Shares. We negotiated the price for the Class A Ordinary Shares and the Pre-Funded Warrants offered in this offering with the investors. The factors considered in determining the price of the Class A Ordinary Shares and Pre-Funded Warrants included the recent market price of our Class A Ordinary Shares, the general condition of the securities market at the time of this offering, the history of, and the prospects, for the industry in which we compete, our past and present operations, and our prospects for future revenues.

We expect to deliver the Class A Ordinary Shares being offered pursuant to this prospectus supplement and the accompanying prospectus on or about August 28, 2026, subject to customary closing conditions.

Regulation M

The Placement Agent may be deemed to be an underwriter within the meaning of Section 2(a)(11) of the Securities Act, and any fees or commissions received by it and any profit realized on the resale of securities sold by it while acting as principal might be deemed to be underwriting discounts or commissions under the Securities Act. As an underwriter, the Placement Agent is required to comply with the requirements of the Securities Act and the Exchange Act, including, without limitation, Rule 415(a)(4) under the Securities Act and Rule 10b-5 and Regulation M under the Exchange Act. These rules and regulations may limit the timing of purchases and sales of our securities by the placement agent. Under these rules and regulations, the Placement Agent:

●	may not engage in any stabilization activity in connection with our securities; and

●	may not bid for or purchase any of our securities or attempt to induce any person to purchase any of our securities, other than as permitted under the Exchange Act, until it has completed its participation in the distribution.

From time to time in the common course of their respective businesses, the Placement Agent or its affiliates may in the future engage in investment banking and/or other services with us and our affiliates for which it may in the future receive customary fees and expenses.

Fees and Expenses

The following table shows the per share and total placement agent fees we will pay to the Placement Agent in connection with the sale of the securities pursuant to this prospectus supplement and the accompanying prospectus:

	Per Ordinary Share	Per Pre-Funded Warrant	Total (assuming all Pre-Funded Warrants are exercised) (2)
Public offering price	$1.00	$0.999	$2,500,000
Placement agent fees(1)	$0.07	$0.0699	$175,000
Proceeds to us, before expenses(2)	$0.93	$0.9291	$2,325,000

(1)	We have agreed to pay the Placement Agent a cash fee equal to 7.0% of the aggregate gross proceeds received by us from the sale of the securities in this offering. This table does not include certain expenses of the Placement Agent that we have agreed to reimburse, as described below.

(2)	Because there is no minimum number of securities or amount of proceeds required as a condition to closing in this offering, the actual public offering amount, placement agent fees, and proceeds to us, if any, are not presently determinable and may be substantially less than the total maximum offering amounts set forth above.

We have engaged Maxim Group LLC to act as our exclusive placement agent in connection with this offering. The Placement Agent is acting on a reasonable best efforts basis and is under no obligation to purchase any securities for its own account or to arrange the sale of any specific number or dollar amount of securities. The Placement Agent is not purchasing or selling any securities offered by this prospectus supplement and the accompanying prospectus, and is not required to arrange for the purchase or sale of any specific number or dollar amount of securities.

We have agreed to reimburse the Placement Agent for certain of its expenses in connection with this offering. We have agreed that, in the event of a closing of this offering, we will be responsible for the Placement Agent’s legal fees, costs and expenses in an amount not to exceed US$50,000.

We estimate the total expenses of this offering payable by us, excluding the placement agent fees, will be approximately US$185,500. After deducting certain fees and expenses due to the Placement Agent and our estimated offering expenses, we expect the net proceeds from this offering to be approximately US$2,088,477.

Lock Up Agreement

The officers and directors of the Company have entered into lock-up agreements, pursuant to which, each has agreed, subject to customary exceptions, for a period of thirty (30) days after the closing of this offering, not to offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, lend, or otherwise transfer or dispose of, directly or indirectly, any shares of capital stock of the Company or any securities convertible into or exercisable or exchangeable for shares of capital stock of the Company, subject to customary exceptions.

In addition, subject to certain exceptions, we have agreed, (i) for a period of 30 days following the date of the closing of this offering, not to, and to cause our subsidiaries not to, issue, enter into any agreement to issue or announce the issuance or proposed issuance of any ordinary shares or any securities that are convertible into, or exchangeable or exercisable for, ordinary shares, nor file any registration statement or amendment or supplement thereto, other than this prospectus supplement or certain registration statements and (ii) for a period of 90 days following the date of the closing of this offering, issue any securities that are subject to a price reset based on the trading prices of our ordinary shares or upon a specified or contingent event in the future, or enter into any agreement to issue securities at a future determined price.

Right of First Refusal

We have granted the Placement Agent a right of first refusal, for a period of six (6) months from the closing of this offering, to act as our sole managing underwriter and sole book runner, sole placement agent, or sole sales agent, for any and all future public or private equity, equity-linked or debt offerings for which we, or any successor to or any subsidiary of us, retain the service of an underwriter, agent, advisor, finder or other person or entity in connection with such offering during such six-month period.

We have agreed that we will not offer to retain any entity or person in connection with any such offering on terms more favorable than the terms on which we offer to retain the Placement Agent. Any such offer must be made in writing in order to be effective. The Placement Agent must notify us within three (3) business days of its receipt of our written offer as to whether or not it agrees to accept such retention. If the Placement Agent declines such retention, we will have no further obligation to the Placement Agent with respect to the offering for which we offered to retain it, except as otherwise provided in the placement agency agreement. In compliance with FINRA Rule 5110(g)(5)(B), this right of first refusal may be terminated by us for “cause,” which means a material breach by the Placement Agent or a material failure by the Placement Agent to provide the services contemplated by the placement agency agreement.

Determination of Offering Price

The offering price of the securities we are offering was negotiated between us and the investors, in consultation with the Placement Agent based on the trading of our Class A Ordinary Shares prior to the offering, among other things. Other factors considered in determining the offering price of the securities we are offering include our history and prospects, the stage of development of our business, our business plans for the future and the extent to which they have been implemented, an assessment of our management, general conditions of the securities markets at the time of the offering and such other factors as were deemed relevant.

Passive Market Making

In connection with this offering, the Placement Agent may engage in passive market making transactions in our Class A Ordinary Shares on the Nasdaq Stock Market in accordance with Rule 103 of Regulation M promulgated under the Exchange Act during a period before the commencement of offers or sales of our securities and extending through the completion of the distribution.

Indemnification

We have agreed to indemnify the Placement Agent against certain liabilities, including liabilities under the Securities Act, and liabilities arising from breaches of representations and warranties contained in the placement agency agreement, or to contribute to payments that the Placement Agent may be required to make in respect of those liabilities.

Potential Conflicts of Interest

The Placement Agent and its affiliates may, from time to time, engage in transactions with and perform services for us in the ordinary course of their business for which it may receive customary fees and reimbursement of expenses. In the ordinary course of its various business activities, the Placement Agent and its affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for its own accounts and for the accounts of its customers and such investment and securities activities may involve securities and/or instruments of our Company. The Placement Agent and its affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or instruments and may at any time hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Electronic Distribution

This prospectus supplement may be made available in electronic format on websites or through other online services maintained by the Placement Agent or by an affiliate. Other than this prospectus supplement, the information on the Placement Agent’s website and any information contained in any other website maintained by the Placement Agent is not part of this prospectus and the accompanying base prospectus or this prospectus, has not been approved and/or endorsed by us or the Placement Agent, and should not be relied upon by investors.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the Class A Ordinary Shares offered from time to time under this prospectus under the laws of the British Virgin Islands was passed upon by Ogier. Ortoli Rosenstadt LLP may rely upon Ogier with respect to matters governed by the laws of the British Virgin Islands. Ellenoff Grossman & Schole LLP, New York, New York, is acting as counsel for the placement agent in connection with this offering.

EXPERTS

The consolidated financial statements for the fiscal years ended March 31, 2026, 2025, and 2024, which are incorporated by reference in this prospectus, have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given their authority as experts in accounting and auditing. The current address of WWC, P.C. is 2010 Pioneer Court, San Mateo, CA 94403.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person or has a material, direct, or indirect economic interest in us or that depends on the success of the offering.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

●	our Annual report on Form 20-F for the fiscal year ended March 31, 2026, filed with the SEC on August 14, 2026;

●	our reports of foreign private issuer on Form 6-K, furnished to the SEC on August 24, 2026, August 26, 2026, August 28, 2026;

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on December 31, 2024, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC (1) after the date of the initial registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC (1) after the date of the initial registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Mint Incorporation Limited

17/F, Wing Kwok Centre, No.182 Woosung Street

Jordan, Kowloon, Hong Kong.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus supplement omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus supplement may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus supplement forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus supplement, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

PROSPECTUS

Mint Incorporation Limited

$100,000,000

Class A Ordinary Shares

Share Purchase Contracts

Share Purchase Units

Warrants

Debt Securities

Rights

Units

We may offer, issue and sell, from time to time, in one or more offerings, Class A ordinary shares with no par value (“Class A Ordinary Shares”), share purchase contracts, share purchase units, warrants, debt securities, rights or units, which we collectively refer to as the “securities”. The aggregate initial offering price of the securities that we may offer, issue, and sell under this prospectus will not exceed $100,000,000.

We may offer, issue, and sell any combination of the securities described in this prospectus in different series, at times, in amounts, at prices, and on terms to be determined at, or prior to, the time of each offering. This prospectus describes the general terms of these securities and the general manner in which these securities will be offered. We will provide the specific terms of these securities in supplements to this prospectus. The prospectus supplements will also describe the specific manner in which these securities will be offered and may also supplement, update, or amend information contained in this prospectus. This prospectus may not be used to consummate a sale of securities unless accompanied by the applicable prospectus supplement. You should read this prospectus and any applicable prospectus supplement before you invest.

We may offer and sell the securities from time to time at fixed prices, at market prices, or at negotiated prices, to or through underwriters, to other purchasers, through agents, or through a combination of these methods. If any underwriters are involved in the sale of any securities with respect to which this prospectus is being delivered, the names of such underwriters and any applicable commissions or discounts will be set forth in a prospectus supplement. The offering price of such securities and the net proceeds we expect to receive from such sale will also be set forth in a prospectus supplement. See “Plan of Distribution” elsewhere in this prospectus for a more complete description of the ways in which the securities may be sold.

Investing in our securities involves a high degree of risk. You should carefully read and consider the “Risk Factors” section of this prospectus, and risk factors set forth in our Annual report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on July 30, 2025 (the “2025 Annual Report”), in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Our Class A Ordinary Shares are traded on the Nasdaq Capital Market under the symbol “MIMI.” On May 15, 2026, the closing price of our Class A Ordinary Shares as reported by the Nasdaq Capital Market was $3.01. Effective May 6, 2026, the Company implemented a 1-for-10 share consolidation (“Reverse Stock Split”) of its Class A Ordinary Shares and Class B Ordinary Shares, which was approved by the Company’s board of directors on March 31, 2026. The Class A Ordinary Shares and Class B Ordinary Shares presented herein are on a post-Reverse Stock Split basis, unless otherwise indicated. During the year immediately prior to the date of this prospectus, the high and low closing prices of our Class A Ordinary Shares on the Nasdaq Capital Market were US$107.50 and US$2.49 per Class A Ordinary Share, respectively, in each case as adjusted to reflect the Reverse Stock Split. We have recently experienced price volatility in our share price. See “Risk Factors - Risks Relating to our Class A Ordinary Shares and this Offering - We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Share, and could result in substantial losses to you” on page 43.

The aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates or public float, as of the date of this prospectus, was approximately $5,160,455, which was calculated based on 1,714,437 Class A Ordinary Shares held by non-affiliates and the per share price of $3.01, which was the closing price of our Class A Ordinary Shares on Nasdaq on May 15, 2026. Pursuant to General Instruction I.B.5 of Form F-3, in no event will we sell the securities covered hereby in a public primary offering with a value exceeding more than one-third of the aggregate market value of our Class A Ordinary Shares in any 12-month period, so long as the aggregate market value of our outstanding Class A Ordinary Shares held by non-affiliates remains below US$75,000,000. During the 12 calendar months prior to and including the date of this prospectus, we have not offered or sold any securities during the period pursuant to General Instruction I.B.5 of Form F-3.

Unless otherwise specified in an applicable prospectus supplement, our share purchase contracts, share purchase units, warrants, debt securities, rights, and units will not be listed on any securities or stock exchange or on any automated dealer quotation system.

Mint Incorporation Limited, or Mint, is a holding company incorporated in the British Virgin Islands (“BVI”). As a holding company with no material operations of its own, Mint conducts all of its operations through its wholly owned subsidiaries in Hong Kong and Singapore, including (i) Matter International Limited (“Matter International”), formerly known as Matter Interiors Limited, a company incorporated in Hong Kong engaged in the provision of interior design and renovation services; (ii) Sparks Interiors Limited (“Sparks Interior”), a company incorporated in Hong Kong engaged in the provision of interior design and fit-out services, (iii) Grand Engineering and Construction Limited (“Grand Engineering”), a company incorporated in Hong Kong engaged in engineering works, (iv) Axonex Intelligence Pte. Ltd. (“Axonex Intelligence Singapore”), a company incorporated in Singapore engaged in software and application development, and (v) Axonex Intelligence Limited (“Axonex Intelligence HK”), a company incorporated in Hong Kong engaged in smart facility management, robotics, IoT, and AI solutions (collectively, the “Operating Subsidiaries”). Mint holds, directly or indirectly, equity interests in the following joint venture entities: (a) Axonex Automation Limited (“Axonex Automation”), a company incorporated in Hong Kong focused on digital twin and drone flight control commercialization, in which Axonex Intelligence HK expects to hold an 80% equity interest and Synergy Technology Group Limited expects to hold the remaining 20%; and (b) Axonex Robotics Limited (“Axonex Robotics”), a company incorporated in Hong Kong focused on robotics design, in which Mint holds a 60% equity interest.

Substantially all of our operations are conducted by our Operating Subsidiaries in Hong Kong. We are subject to certain legal and operational risks associated with our Operating Subsidiaries being based in Hong Kong and having substantially all of their operations in Hong Kong. We are subject to the risks of uncertainty about any future actions the PRC government or authorities in Hong Kong may take. Should the PRC government choose to exercise significant oversight and discretion over the conduct of our business, or in the event that we or our Operating Subsidiaries were to become subject to PRC laws and regulations, we could incur material costs to ensure compliance, and we or our Operating Subsidiaries might be subject to fines, experience devaluation of securities or delisting, no longer be permitted to conduct offerings to foreign investors, or no longer be permitted to continue business operations as presently conducted. These actions could result in a material change in our operations and/or the value of the securities we are registering for sale, including that it could cause the value of such securities to significantly decline or become worthless.

We are aware that the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas using variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. See “Prospectus Summary — Recent Regulatory Development in the PRC.” Since these statements and regulatory actions are new, it is highly uncertain how soon the legislative or administrative regulation making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our Operating Subsidiaries’ daily business operation, their ability to accept foreign investments and the continued listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors.

On February 17, 2023, the CSRC issued the Notice on Filing Arrangements for Overseas Securities Offering and Listing by Domestic Companies, stating that the CSRC has published the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies and five supporting guidelines (collectively, the “Trial Administrative Measures”). Among others, the Trial Administrative Measures provide that PRC domestic companies seeking to offer and list securities (which, for the purposes of the Trial Administrative Measures, are defined thereunder as equity shares, depository receipts, corporate bonds convertible to equity shares, and other equity securities that are offered and listed overseas, either directly or indirectly, by PRC domestic companies) in overseas markets, either via direct or indirect means, must file with the CSRC within three working days after their application for an overseas listing is submitted. The Trial Administrative Measures came into effect on March 31, 2023. As advised by China Commercial Law Firm, our PRC counsel, we are not subject to the Trial Administrative Measures because: (1) we and our Operating Subsidiaries were established and operate only in Hong Kong, which is not within the definition of a “domestic company” for the purposes of the Trial Administrative Measures; (2) we do not own any mainland China entity; and (iii) businesses conducted by our Operating Subsidiaries are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. However, given that the Trial Administrative Measures were introduced recently, and that there remain substantial uncertainties surrounding the enforcement thereof, we cannot assure you that, if required, we would be able to complete the filings and/or fully comply with the relevant new rules on a timely basis, if at all. If we are unable to obtain such approvals, if required in the future, or inadvertently conclude that such approvals are not required, then the value of our Class A Ordinary Shares may depreciate significantly or become worthless.

Furthermore, as more stringent standards have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected by the PCAOB. Pursuant to the Holding Foreign Companies Accountable Act, (the “HFCAA”) enacted in 2020, if the auditor of a U.S. listed company’s financial statements is not subject to the PCAOB inspections for three consecutive “non-inspection” years, the SEC is required to prohibit the securities of such issuer from being traded on a U.S. national securities exchange, such as NYSE and Nasdaq, or in U.S. over-the-counter markets. On June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which, if enacted into law, would amend the HFCAA and require the SEC to prohibit an issuer’s securities from trading on U.S. stock exchanges if its auditor is not subject to the PCAOB inspections for two consecutive “non-inspection” years instead of three and thus, reduces the time before our securities may be prohibited from trading or delisted. In December 2022, an omnibus spending bill was passed by Congress and later signed into law, which included the enactment of provisions under the AHFCAA to accelerate the timeline for implementation of trading prohibitions under the HFCA Act from three consecutive years to two consecutive years. Pursuant to the HFCAA, the PCAOB issued a Determination Report on December 16, 2021 which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (1) mainland China of the People’s Republic of China because of a position taken by one or more authorities in mainland China; and (2) Hong Kong, a Special Administrative Region and dependency of the PRC, because of a position taken by one or more authorities in Hong Kong. Furthermore, the PCAOB’s report identified the specific registered public accounting firms that are subject to these determinations. Our auditor, WWC, P.C., is a firm headquartered in California and registered with the PCAOB, and is subject to PCAOB inspections. As of the date of this prospectus, our auditor is not subject to the PCAOB’s December 2021 Determination Report and is not subject to the trading prohibitions of the HFCAA.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC (the “MOF”), and the PCAOB signed a Statement of Protocol (the “Protocol”) governing inspections and investigations of accounting firms based in mainland China and Hong Kong, taking the first step toward opening access for the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong. On December 15, 2022, the PCAOB made a statement announcing that it was able, in 2022, to inspect and investigate completely issuer audit engagements of PCAOB-registered public accounting firms headquartered in mainland China and Hong Kong, and as a result, PCAOB vacated its previous 2021 Determination Report. However, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. In the event it is later determined that the PCAOB is unable to inspect or investigate our auditor because of a position taken by an authority in a foreign jurisdiction, then such a lack of inspection could cause trading in our securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist our securities. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and this Offering — Our Class A Ordinary Shares may be delisted or prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors” on page 41. In addition, we cannot assure you that Nasdaq or other regulatory agencies will not apply additional or more stringent requirements to us. Such uncertainty could cause the market price of the Ordinary Shares to be materially and adversely affected.

Mint may rely on dividends or payments to be paid by our Operating Subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur, and to pay our operating expenses. For the fiscal years ended March 31, 2024, 2025, and 2026, the only cash flows and transfers of assets between Mint and its Operating Subsidiaries, and among the subsidiaries, were as follows: (i) During the fiscal year ended March 31, 2026, Mint transferred approximately HK$3,000,000 (US$384,615.38) to Matter International for repayment of intercompany balance, HK$5,000,000 (US$641,025.64) to Axonex Intelligence HK for intercompany loan, and HK$200,000 (US$25,641.03) to Grand Engineering for intercompany loan; (ii) During the fiscal year ended March 31, 2026, Matter International transferred approximately HK$20,000 (US$2,564.10) to Mint; (iii) During the fiscal year ended March 31, 2026, Axonex Intelligence HK transferred approximately HK$51,239.44 (US$6,569.16) to Matter International; (iv) During the fiscal year ended March 31, 2026, Matter International transferred approximately HK$600,000 (US$76,923.08) to Grand Engineering; (v) During the fiscal year ended March 31, 2025, Mint transferred approximately HK$24,000,000 to Matter International for payment of expenses; (vi) During the fiscal year ended March 31, 2025, Matter International transferred approximately HK$790,000 to Mint for expenses related to our initial public offering. These transfers were made as intercompany loans and not as dividend payments or distributions. Mint has not declared or paid any dividends or other distributions to its shareholders, nor have any dividends or distributions been made by our Operating Subsidiaries to Mint (other than the transfer of cash disclosed above). None of our subsidiaries has declared or made any dividends or other distributions to their shareholders in FY2024 or FY2025. Currently, other than complying with the applicable Hong Kong laws and regulations, we do not have our own cash management policy or procedures that dictate how funds are transferred. We and our subsidiaries do not have any plans to distribute earnings in the foreseeable future. We intend to keep any future earnings to finance the expansion of our business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments. For a more detailed discussion of how cash is transferred among Mint and its subsidiaries, see “Prospectus Summary — Transfers of Cash to and from Our Subsidiaries” of this prospectus.

The Company received a written notification on December 19, 2025, from the staff of the Listing Qualifications Department of The Nasdaq Stock Market LLC, stating that the Company’s failure to comply with Nasdaq Listing Rule 5550(a)(2), which requires listed securities to maintain a minimum bid price of US$1.00 per share for 30 consecutive business days (the “Minimum Bid Price Requirement”). The Company had been granted a 180-day extension until June 17, 2026, to regain compliance with the Nasdaq Minimum Bid Price Requirement. On March 31, 2026, the Board of Directors of the Company approved a consolidation of the Company’s shares, at a ratio of ten (10) to one (1) share (the “Reverse Stock Split”). The Reverse Share Split primarily served as a mechanism to regain compliance with the Minimum Bid Price Requirement. Our Class A Ordinary Shares began trading on an adjusted basis, reflecting the Reverse Share Split, on May 6, 2026, under the existing ticker symbol “MIMI.” As of the date of this prospectus, Nasdaq has not confirmed our compliance with the minimum bid price requirement, and there can be no assurance that we will regain or maintain compliance with the continued listing requirements of Nasdaq.

We are an “emerging growth company” as defined under federal securities laws and, as such, will be subject to reduced public company reporting requirements. See “Prospectus Summary — Implications of Being an Emerging Growth Company” and “Prospectus Summary — Implications of Being a Foreign Private Issuer” on page 10 for additional information.

This prospectus may not be used to offer or sell our securities unless accompanied by a prospectus supplement. The information contained or incorporated in this prospectus or in any prospectus supplement is accurate only as of the date of this prospectus, or such prospectus supplement, as applicable, regardless of the time of delivery of this prospectus or any sale of our securities.

Investing in our securities being offered pursuant to this prospectus involves a high degree of risk. You should carefully read and consider the “Risk Factors’’ section of this prospectus, and risk factors set forth in our 2025 Annual Report, in other reports incorporated herein by reference, and in the applicable prospectus supplement before you make your investment decision.

Neither the United States Securities and Exchange Commission, the British Virgin Islands Financial Services Commission, nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is May 19, 2026

You should rely only on the information contained or incorporated by reference in this prospectus or any prospectus supplement. We have not authorized any person to provide you with different or additional information. If anyone provides you with different or inconsistent information, you should not rely on it. This prospectus is not an offer to sell securities, and it is not soliciting an offer to buy securities in any jurisdiction where the offer or sale is not permitted. You should assume that the information appearing in this prospectus or any prospectus supplement, as well as information we have previously filed with the SEC and incorporated by reference, is accurate as of the date on the front of those documents only. Our business, financial condition, results of operations and prospects may have changed since those dates.

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ABOUT THIS PROSPECTUS

This prospectus is a part of a registration statement that we have filed with the SEC utilizing a “shelf” registration process. Under this shelf registration process, we may sell any combination of the securities described in this prospectus in one or more offerings up to an aggregate offering price of $100,000,000.

Each time we sell securities, we will provide a supplement to this prospectus that contains specific information about the securities being offered and the specific terms of that offering. The supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the prospectus supplement.

We may offer and sell securities to, or through, underwriting syndicates or dealers, through agents or directly to purchasers.

The prospectus supplement for each offering of securities will describe in detail the plan of distribution for that offering.

In connection with any offering of securities (unless otherwise specified in a prospectus supplement), the underwriters or agents may over-allot or effect transactions which stabilize or maintain the market price of the securities offered at a higher level than that which might exist in the open market. Such transactions, if commenced, may be interrupted or discontinued at any time. See “Plan of Distribution” on page 75 of this prospectus.

Please carefully read both this prospectus and any prospectus supplement together with the documents incorporated herein by reference under “Incorporation of Certain Information by Reference” and the additional information described below under “Where You Can Find Additional Information.”

Prospective investors should be aware that the acquisition of the securities described herein may have tax consequences. You should read the tax discussion contained in the applicable prospectus supplement and consult your tax advisor with respect to your own particular circumstances.

You should rely only on the information contained or incorporated by reference in this prospectus and any prospectus supplement. We have not authorized anyone to provide you with different information. The distribution or possession of this prospectus in or from certain jurisdictions may be restricted by law. This prospectus is not an offer to sell these securities and is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. The information contained in this prospectus is accurate only as of the date of this prospectus and any information incorporated by reference is accurate as of the date of the applicable document incorporated by reference, regardless of the time of delivery of this prospectus or of any sale of the securities. Our business, financial condition, results of operations and prospects may have changed since those dates.

COMMONLY USED DEFINED TERMS

Unless otherwise indicated or the context requires otherwise, references in this prospectus to:

●	“Amended and Restated Memorandum and Articles of Association” refers to the Second Amended and Restated Memorandum and Articles of Mint Incorporation Limited (or “Mint,” as defined below), adopted by resolution of directors passed on March 31, 2026 and filed with the Registry of Corporate Affairs of the BVI on April 8, 2026;

●	“Aspiration Group” refers to Aspiration Group Limited, a company incorporated in the British Virgin Islands with limited liability, which is a wholly-owned subsidiary of Mint and serves as the intermediate holding company for Axonex Intelligence HK and Axonex Intelligence Singapore;

●	“Aspiration X” refers to Aspiration X Limited, a company incorporated in the British Virgin Islands with limited liability, which is a wholly-owned subsidiary of Mint;

●	“Axonex Automation” refers to Axonex Automation Limited, a company incorporated in Hong Kong with limited liability on or about March 11, 2026, in which Mint indirectly holds an 80% equity interest;

●	“Axonex Intelligence HK” refers to Axonex Intelligence Limited, a company incorporated in Hong Kong with limited liability on January 10, 2025, and an indirect wholly-owned subsidiary of Mint through Aspiration Group;

●	“Axonex Intelligence Singapore” refers to Axonex Intelligence Pte. Ltd., a private company limited by shares incorporated under the laws of Singapore on October 24, 2025 and an indirect wholly-owned subsidiary of Mint through Aspiration Group;

●	“Axonex Robotics” refers to Axonex Robotics Limited, a company incorporated in Hong Kong with limited liability on October 30, 2025 and a 60%-owned subsidiary of Mint;

●	“BVI” refers to the British Virgin Islands;

●	“BVI Act” refers to the BVI Business Companies Act, 2004 (as amended) of the British Virgin Islands;

●	“China” or “PRC” refer to the People’s Republic of China, excluding, for purposes of this prospectus, Hong Kong, the Macau Special Administrative Region of the People’s Republic of China, and Taiwan;

●	“CKL Holding” refers to CKL Holding Limited, a company incorporated in the British Virgin Islands with limited liability, which is a wholly-owned subsidiary of Mint and serves as the intermediate holding company for Matter International, Grand Engineering, and Spark Interiors;

●	“Class A Ordinary Shares” refers to the Class A ordinary shares of Mint, with no par value, each carrying one vote per share;

●	“Class B Ordinary Shares” refers to the Class B ordinary shares of Mint, with no par value, each carrying twenty (20) votes per share;

●	“Company,” “Our Company” or “Mint” refers to Mint Incorporation Limited, a BVI business company incorporated under the laws of the British Virgin Islands with limited liability;

●	“Exchange Act” refers to the U.S. Securities Exchange Act of 1934, as amended;

●	“Grand Engineering” refers to Grand Engineering and Construction Limited, a company incorporated in Hong Kong with limited liability on February 10, 2025, which is an indirect wholly-owned subsidiary of Mint through CKL Holding;

●	“HK$” or “Hong Kong dollars” refer to Hong Kong dollars, the lawful currency of Hong Kong;

●	“Hong Kong” refers to the Hong Kong Special Administrative Region of the People’s Republic of China;

●	“Joint Venture Subsidiaries” refers to Axonex Automation Limited, Axonex Robotics Limited, collectively the partially owned joint venture entities of the Group;

●	“Matter International” refers to Matter International Limited (formerly known as Matter Interiors Limited), a company incorporated in Hong Kong with limited liability and an indirect wholly-owned subsidiary of Mint through CKL Holding;

●	“Operating Subsidiaries” refers to the operating subsidiaries of Mint, namely, Matter International, Grand Engineering, Spark Interiors, Axonex Intelligence HK and Axonex Intelligence Singapore, collectively;

●	“Ordinary Shares” refers to the Class A Ordinary Shares and the Class B Ordinary Shares, collectively;

●	“SEC” or “Commission” refer to the U.S. Securities and Exchange Commission;

●	“Securities Act” refers to the U.S. Securities Act of 1933, as amended;

●	“Spark Interiors” refers to Spark Interiors Limited, a company incorporated in Hong Kong with limited liability on December 23, 2025, which is an indirect wholly-owned subsidiary of Mint through CKL Holding;

●	“US$,” “USD” or “U.S. dollars” refer to United States dollars, the lawful currency of the United States; and

●	“we,” “us,” “our,” “our Group,” and “the Group” refer to Mint Incorporation Limited and its subsidiaries, taken as a whole, except where the context otherwise requires.

We have made rounding adjustments to some of the figures included in this prospectus. Accordingly, numerical figures shown as totals in some tables may not be an arithmetic aggregation of the figures that preceded them.

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, the documents incorporated by reference into this prospectus and accompanying prospectus supplements may contain forward-looking statements that involve risks and uncertainties, including statements based on our current or then current expectations, intent, belief, assumptions, estimates and projections about us and our industry. Forward-looking statements are based on our management’s beliefs and assumptions and on information currently available to our management. These statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. In some cases, these forward-looking statements can be identified by words or phrases such as “may,” “will,” “expect,” “anticipate,” “aim,” “estimate,” “intend,” “plan,” “believe,” “potential,” “continue,” “is/are likely to” or other similar expressions. These risks and uncertainties include factors relate to, among others:

●	future financial and operating results, including revenues, income, expenditures, cash balances and other financial items;

●	our ability to execute our growth, expansion and acquisition strategies, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our expectations regarding demand for and market acceptance of our subsidiaries’ services;

●	our expectations regarding the expansion of our subsidiaries’ customer base;

●	our subsidiaries’ relationships with their business partners;

●	competition in our industries;

●	relevant government policies and regulations relating to our industries;

●	our ability to obtain and maintain all necessary government certifications, approvals, and/or licenses to conduct our business;

●	ability to managing our growth effectively;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our subsidiaries’ ability to protect their intellectual property rights and secure the right to use other intellectual property that they deem to be essential or desirable to the conduct of their business;

●	the dependence on our senior management and key employees;

●	our ability to hire and retain qualified management personnel and key employees in order to develop our subsidiaries’ business;

●	overall industry and market performance; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

In light of the significant uncertainties in these forward-looking statements, you should not regard these statements as representations or warranties by us or any other person that we will achieve our objectives and plans in any specified time frame, or at all. Forward-looking statements speak only as of the date they are made, and we do not undertake any obligation to update them in light of new information or future developments or to release publicly any revisions to these statements in order to reflect later events or circumstances or to reflect the occurrence of unanticipated events.

You should read this prospectus, any accompanying prospectus supplement and the documents incorporated by reference, completely and with the understanding that our actual future results may be materially different from what we expect. We qualify all of our forward-looking statements by these cautionary statements.

v

PROSPECTUS SUMMARY

This summary highlights selected information that is presented in greater detail elsewhere, or incorporated by reference, in this prospectus. It does not contain all of the information that may be important to you and your investment decision. Before investing in the securities that the Company is offering, you should carefully read this entire prospectus, including the matters set forth under the section of this prospectus captioned “Risk Factors,” “Special Note Regarding Forward-Looking Statements” and the financial statements and related notes and other information that we incorporate by reference herein, including, but not limited to, our 2025 Annual Report and other SEC reports.

Business Overview

Mint Incorporation Limited is a holding company incorporated in the British Virgin Islands on October 18, 2023. Through our Operating Subsidiaries, we conduct two principal lines of business in Hong Kong and Singapore: (i) interior design and fit-out services, and (ii) artificial intelligence, robotics, and technology solutions.

Since mid-September 2025, the Group has been executing a strategic transition to position itself as a multi-sectoral enterprise that applies AI, robotics, and IoT technologies to facility management, automation, and consumer robotics applications. This expansion has been pursued through a combination of newly established wholly owned subsidiaries, joint ventures with technology and robotics partners, and product development initiatives. As of the date of this prospectus, our Robotics and AI business lines are at an early stage of commercialization and have not yet generated meaningful revenue. For a discussion of the risks associated with this business transition, see “Risk Factors - Risks Relating to Our Business and Operations - We may not be able to implement our business strategies and expansion plans, including our strategic expansion into AI and robotics, effectively to achieve future growth” and “Risk Factors - Risks Relating to Our Business and Operations - We may not be successful in integrating newly established or acquired businesses with our existing operations” on pages 27 and 28, respectively.

Interior Design and Fit-out Services

We provide interior design and fit-out services principally through our operating subsidiary, Matter International Limited (“Matter International”), which was founded in 2018 and provides integrated interior design and fit-out services to commercial and residential customers in Hong Kong. Matter International has a strategic focus on industry-specific interior design and fit-out works for commercial properties. Its commercial portfolio encompasses offices across a range of industries and various categories of retail stores, with each project designed to reflect the customer’s corporate values and brand identity. Matter International has completed projects for internationally recognized retail brands, food and beverage chains, corporate offices, and premises of a leading charitable organization in Hong Kong. It also undertakes bespoke interior design and fit-out works for luxury residential properties.

Our interior design and fit-out projects can be broadly categorized into: (i) design-only services, in which we develop tailor-made interior design proposals; and (ii) design and fit-out services, in which we undertake overall project management, coordination, and quality control, and supervise fit-out works carried out by our subcontractors, complemented by ancillary services such as repair and maintenance works and procurement of furniture and fit-out materials.

AI and Robotics Solutions

Our AI and Robotics Solutions segment is conducted principally through Axonex Intelligence Limited (“Axonex Intelligence HK”), together with several partially owned joint venture entities of the Group, namely, Axonex Automation Limited (“Axonex Automation”) and Axonex Robotics Limited (“Axonex Robotics,” and together with Axonex Intelligence HK and Axonex Automation, “Axonex”). Through Axonex, we intend to provide total solutions for smart facility management, integrating advanced technologies designed to improve efficiency, safety, and user experience across different property types. Axonex’s intended capabilities include:

●	robotic solutions to automate routine facility management tasks, improve efficiency, and reduce manpower requirements;

●	object identification and human posture recognition for enhanced security and operational monitoring;

●	digital twin solutions enabling real-time visualization and management of facilities; and

●	AI-powered analytics intended to optimize maintenance, space utilization, and resource allocation.

In furtherance of these capabilities, Axonex is developing a portfolio of AI-enabled hardware products targeting both consumer and enterprise applications. These include but not limited to: (i) R300, a consumer robotic companion product intended to provide conversational and interactive functionality for personal and household use; (ii) NEX, a humanoid service robot being designed for commercial and industrial productivity applications, including picking, stocking, material handling, and scene-adaptive actions enabled by large language model-based intent recognition and spatial awareness; and (iii) the Patrol Series (Autonomous Security & Facility Management Robots), a line of mobile robots designed for security, patrol, and facility management applications across commercial, industrial, and public-space environments, which can provide 24/7 autonomous monitoring with advanced capabilities including facial recognition, illegal parking detection, loitering and unattended object alerts, thermal imaging, smoke/fire detection, and environmental hygiene monitoring (e.g., overflowing bins, faulty lights).

Axonex’s target client base includes shopping malls, government premises, residential complexes, and warehouses. By leveraging the Group’s design background together with its new technological focus, Axonex intends to offer a holistic approach to property and facility management. Because our AI and Robotics Solutions business is at an early stage of commercialization, there can be no assurance that Axonex will successfully develop or commercialize its product or service offerings, generate meaningful revenue, or achieve profitability. In addition, because Axonex Automation and Axonex Robotics are partially owned by the Group, our ability to direct their business strategy, financial decisions, and operations is subject to the rights of our joint venture partners and the terms of the applicable joint venture arrangements. See “Risk Factors - Risks Relating to Our Business and Operations - The Group’s AI, robotics, and technology business lines are at an early stage of development and may not achieve commercial viability” and “Risk Factors - Risks Relating to Our Business and Operations - We may not be able to implement our business strategies and expansion plans, including our strategic expansion into AI and robotics, effectively to achieve future growth” on pages 29 and 27, respectively.

For the fiscal year ended March 31, 2025, our revenues were approximately $3.3 million, of which 8.6% and 91.4% were generated from our design only services and design and fit out services, respectively. For the fiscal year ended March 31, 2024, our revenues were approximately $ 4.4 million, of which 17.8% and 82.2% were generated from our design only services and design and fit out services, respectively. For the six months ended September 30, 2025, our revenues were approximately $0.99 million, of which 1.0% and 99.0% were generated from our design only services and design and fit out services, respectively. For the six months ended September 30, 2024, our revenues were approximately $1.3 million, of which 40.0% and 60.0% were generated from our design only services and design and fit out services, respectively.

Our Services

A brief description of each of our two major types of services is as follows:

1. Design Services

For design services, our in-house designers understand the needs of individual customers and the industries they are engaged in, conceptualize customers’ design ideas with layout plans and sketches, create tailor-made interior design proposals to cater for individual customers’ industry needs and produce project documentation.

The design proposals are first presented to our customers in the form of a two-dimensional drawing executed by software, namely Adobe and AutoCAD, for their consideration. The drawing generally includes proposed layout, concept sketches, materials, colors, and textures to vividly showcase our creation.

After several rounds of interactive discussions with our customers and modifications of our interior design proposal, we produce a final design proposal in the form of a three-dimensional (“3D”) technical drawing with the assistance of computer-aided design (“CAD”) systems. A 3D CAD system produces the geometry of the site on which individual parts, including rooms, fixtures and furniture can be assembled to represent our final design.

2. Design and Fit out Services

Design and fit out services comprise both the abovementioned design services and our fit out services. It constitutes a majority of our projects for FY2025 and FY2024.

For fit-out services, our project managers observe the progress of their responsible projects and closely supervise the work of subcontractors through regular on-site visits and quality inspections. Their work extends from the commencement of our services, the delivery of the certificate of completion and until the follow-up rectification of defects during the defects liability period of six to twelve months.

Our interior fit out services typically involve: (i) overall project management of the interior fit out works, which involves design implementation, planning, coordination, monitoring and on-site supervision throughout the project and during the defects liability period for rectification of defects; (ii) supervision of the construction and installation of interior fit out works carried out by our subcontractors; (iii) procurement and supply of carpentry/joinery and integral furniture, fixtures and accessories; and (iv) maintenance of the interior fit out works during the defects liability period for the projects which we undertake on an ad-hoc basis. To a lesser extent, we also provide other services, including repair and maintenance works and procurement of furniture and fit out materials etc., to our customers.

Business Model

The following two diagrams illustrate our business model:

Competitive Strengths

We believe the following competitive strengths differentiate us from our competitors and support our long-term growth:

●	Experienced management with cross-sector expertise – We are led by a dedicated management team with extensive industry experience and have a strong and experienced in-house design team. Our management team brings experience across interior design, project management, and technology, positioning the Group to execute its strategy of building complementary businesses that share a common foundation in the built environment. The entrepreneurial approach of our senior leadership underpins the Group’s ability to identify and act on strategic opportunities in a dynamic market environment.

●	Established operating track record and customer relationships in the Hong Kong interior design and fit-out market – Our interior design and fit-out business has built a portfolio of completed commercial and residential projects across a broad range of industries. Our customer relationships, which are sustained principally through repeat engagements and referrals, reflect the quality and reliability of our project delivery.

●	Integrated service capability spanning design and execution – We offer customers both standalone design services and end-to-end design and fit-out solutions, giving us flexibility to serve customers at different stages of a project and to capture value across the full project lifecycle. Our in-house design professionals work alongside a network of approved subcontractors, enabling us to scale project delivery without bearing permanent labor overhead.

●	Joint venture network providing complementary technology and market access – We have formed strategic joint ventures with established technology and robotics partners whose capabilities complement our own, giving the Group access to proprietary technology platforms, specialized technical expertise, and established market relationships that would take significant time and capital to develop independently. These partnerships support accelerated product development and commercialization across multiple technology verticals.

Growth Strategies

We intend to execute the following key strategies:

●	Stabilize and grow the interior design and fit-out operations – We intend to continue investing in our interior design capabilities, including strengthening our in-house design team, broadening our customer base, and improving customer retention. Our interior design and fit-out business has an operating history dating to 2018 and serves as the revenue foundation of the Group. We aim to pursue higher-value commercial and residential projects that offer better margin profits, and to reduce our dependence on a small number of major customers by broadening our pipeline of new client engagements.

●	Expand our geographic reach on a selective basis – While our operations are currently centered in Hong Kong, we intend to explore opportunities to extend our interior design and fit-out business into other geographic markets where demand for design-led commercial fit-out is growing. Any such geographic expansion will be approached selectively, taking into account local market conditions, regulatory requirements, and the availability of suitable talent and partnerships. Since some of our customers are international brands with worldwide retail store coverage, we shall try to secure new overseas design projects from existing customers. In addition, Mr. Chan, our co-founder and a New York licensed architect, will rely on his existing overseas network to procure new customers and projects through our Operating subsidiaries. We believe that business opportunities in relation to potential overseas projects and customers, if materialized, will generate considerable demand for our interior design and fit out services. As of the date of this prospectus, we do not have committed plans or timelines for expansion into any specific new market.

●	Expand and deepen AI and robotics commercialization – Since mid-2025, we have been developing a portfolio of AI, robotics, and smart facility management businesses that we believe address a growing demand for technology-driven solutions in property operations and building management across Hong Kong and the Asia Pacific region. We intend to invest in commercializing these capabilities, growing the customer base for our technology products, and expanding deployments in Hong Kong and other markets in the region. The pace and scale of this expansion will depend on the commercial performance of our technology products and our ability to secure the necessary resources, and there can be no assurance that our technology businesses will achieve commercial viability or generate meaningful revenue within any particular timeframe.

●	Pursue strategic partnerships and joint ventures to accelerate capability development – We have formed into a number of joint ventures with technology and robotics partners to access their capabilities in areas including robotics design, digital twin technology, drone automation, and consumer AI applications. We intend to continue evaluating strategic partnership opportunities that can accelerate product development, provide access to proprietary technology, and extend our geographic reach, where we believe such partnerships are consistent with the Group’s strategic direction and offer a reasonable prospect of commercial return. We will approach such opportunities with discipline, prioritizing partnerships where the Group’s contribution and the terms of the arrangement are clearly defined.

●	Pursue selective acquisitions – We may pursue acquisitions of businesses or assets that are complementary to our existing operations across interior design, construction, and technology. Any such acquisitions will be evaluated on the basis of strategic fit, financial return, and integration risk. As of the date of this prospectus, we have not identified any specific investment or acquisition opportunities, and there can be no assurance that any acquisitions will be completed.

Corporate History and Structure

The following diagram illustrates our corporate structure, including our subsidiaries and consolidated affiliated entities, as of the date of this prospectus and on a pro forma basis giving effect to the completion of the share transfer/issuance contemplated by the STG JV Agreement described under “Recent Business Developments.”

Mint Incorporation Limited was incorporated on October 18, 2023, as a BVI business company with limited liability under the laws of the British Virgin Islands. The Company is a holding company and does not conduct active business operations directly; its business is carried on through its subsidiaries.

CKL Holding Limited was incorporated on October 27, 2023, as a BVI business company with limited liability. CKL is a wholly owned subsidiary of the Company and serves as an intermediate investment holding company with no active operations of its own.

Matter International Limited (formerly known as Matter Interiors Limited) was formed on November 16, 2018, as a limited company under the laws of Hong Kong. It is the Group’s principal interior design and fit-out operating subsidiary and is held indirectly through CKL. On September 15, 2025, Matter Interiors Limited changed its name to Matter International Limited.

Aspiration Group Limited was incorporated on March 5, 2025, as a BVI business company with limited liability. It serves as an intermediate investment holding company within the Group’s structure and has no active operations of its own.

Grand Engineering and Construction Limited was incorporated on February 10, 2025, as a limited company under the laws of Hong Kong. It was transferred into the Group as an indirect wholly owned subsidiary through CKL on August 7, 2025, for administrative purposes and nominal consideration. Grand Engineering is engaged in the provision of building works and related construction services in Hong Kong.

Axonex Intelligence Limited was incorporated on January 10, 2025, as a limited company under the laws of Hong Kong under the name Smartland Capital Limited. It was transferred into the Group as an indirect wholly owned subsidiary through Aspiration Group on August 7, 2025, for administrative purposes and nominal consideration, and was renamed Axonex Intelligence Limited on August 14, 2025. Axonex Intelligence is engaged in the provision of smart facility management solutions integrating robotics, IoT, and AI technologies, serving enterprises, real estate operators, shopping centers, and government agencies in Hong Kong and across the Asia Pacific region.

Aspiration X Limited was incorporated on October 3, 2025, as a BVI business company with limited liability. It serves as an intermediate investment holding company and is the vehicle through which the Group pursues its robotics and physical AI partnerships.

Axonex Robotics Limited was incorporated on October 30, 2025, as a limited company under the laws of Hong Kong. The Company holds 60% of its issued share capital, with the remaining 40% held by AIMO (HK) Limited, an independent Hong Kong-based robotics company. Axonex Robotics is engaged in robotics design.

Axonex Intelligence Pte. Ltd. was incorporated on October 24, 2025, as a private company limited by shares under the laws of Singapore. It is an indirect wholly owned subsidiary of the Company and is engaged in software and application development.

Spark Interiors Limited was incorporated on December 23, 2025, as a limited company under the laws of Hong Kong. It is an indirect wholly owned subsidiary of the Company through CKL and is engaged in the provision of interior design and fit-out services with a focus on residential customers.

Recent Developments

Initial Public Offering

On January 8, 2025, Mint Incorporation Limited, a British Virgin Islands company (the “Company”), entered into an underwriting agreement (the “Underwriting Agreement”) with Benjamin Securities, Inc., as the representative of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters in a firm commitment initial public offering (the “IPO”) an aggregate of 1,750,000 Class A Ordinary Shares at an offering price of $4.00 per share. The Company received $8.05 million in gross proceeds from the Offering and the full exercise of the Over-Allotment Option, before deducting underwriting discounts and other estimated expenses payable by the Company.

Over-allotment Option Exercise

On January 10, 2025, the Underwriters exercised the Over-Allotment Option in full to purchase an additional 262,500 Class A Ordinary Shares. On January 13, 2025, the Company closed the IPO and the Over-Allotment Option.

The 2025 Stock Incentive Plan

In March 2025, the Company adopted the 2025 Stock Incentive Plan (the “2025 Incentive Plan”), for the purpose of granting share-based compensation awards to employees, directors and consultants to incentivize their performance and align their interests with ours. Under the 2025 Incentive Plan, we are authorized to issue an aggregate of 2,400,000 Class A Ordinary Shares. In May, 2025, the Company issued 2,000,000 Class A Ordinary Shares of the Company under Company’s 2025 Incentive Plan to consultants of the Company as compensation for their continued service in the Company.

Nasdaq Listing Rule 5550(a)(2) Deficiency

The Company received a written notification on December 19, 2025 from the Listing Qualifications Department of Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of US$1.00 per share for at least 30 consecutive business days (the “Minimum Bid Requirement”). The Company was granted a 180-day compliance period, through June 17, 2026, to regain compliance with the Minimum Bid Price Requirement. If, at any time before June 17, 2026, the closing bid price for its Class A Ordinary Shares is at least $1.00 for a minimum of 10 consecutive business days, the Nasdaq will provide us written confirmation of compliance with the Minimum Bid Price Requirement.

Reverse Stock Split

The Company received a written notification from Nasdaq on December 19, 2025, notifying us that we are not in compliance with the Minimum Bid Price Requirement. To regain compliance, our Class A Ordinary Shares must have a closing bid price of at least US$1.00 for a minimum of 10 consecutive trading days by June 17, 2026. In the event the Company does not regain compliance by June 17, 2026, we are eligible for an additional 180 calendar day period to regain compliance with the Minimum Bid Price Requirement. On March 31, 2026, the Board of Directors of the Company approved a reverse stock split of all of the Company’s issued and unissued shares, including the Class A Ordinary Shares with no par value and Class B Ordinary Shares with no par value, at an exchange ratio of one (1) share for ten (10) shares (the “Reverse Stock Split”). The Reverse Share Split primarily served as a mechanism to regain compliance with the Minimum Bid Price Requirement. Our Class A Ordinary Shares began trading on an adjusted basis, reflecting the Reverse Share Split, on May 6, 2026, under the existing ticker symbol “MIMI.” As of the date of this prospectus, Nasdaq has not confirmed our compliance with the minimum bid price requirement, and there can be no assurance that we will regain or maintain compliance with the continued listing requirements of Nasdaq.

Change of Directors and Management

On June 11, 2025, Mr. Ving Lung Ma notified the Company of his resignation as an independent director, the chair of the Audit Committee and a member of the Nominating Committee and the Compensation Committee, effective June 11, 2025.

On June 13, 2025, Mr. Ka Wai (Taniel) Wong was appointed as an independent director, the chair of the Audit Committee and a member of the Nominating Committee and the Compensation Committee, effective June 13, 2025.

On January 23, 2026, Mr. Cheong Shing Ku notified the Company of his resignation as the Chairman of the Board of the Company, effective January 26, 2026. Mr. Ku continues to serve as a director of the Company.

On January 26, 2026, Mr. Hoi Lung Chan was appointed as the Chairman of the Board of the Company, effective January 26, 2026.

On January 26, 2026, Mr. Xunze (Tyler) Xiu was appointed as an independent director, a member of the Audit Committee, Nominating Committee and the Compensation Committee, effective January 26, 2026.

Recent Business Developments

Formation of JV with AIMO (HK) Limited

On October 30, 2025, Axonex Intelligence Limited, a wholly-owned subsidiary of the Company, formed a joint venture, Axonex Robotics Limited, with AIMO (HK) Limited (“AIMO”), a company incorporated in Hong Kong and engages in robotics design. Axonex Robotics Limited, which was incorporated in Hong Kong, is owned 60% by the Company and 40% by AIMO. The Company’s Chief Executive Officer and Chairman of the Board, Mr. Hoi Lung Chan, serves as the sole director of Axonex Robotics Limited.

Formation of JV with Synergy Technology Group Limited

On March 2, 2026, Axonex Intelligence Limited, a wholly-owned subsidiary of the Company, entered into a joint venture agreement (the “STG JV Agreement”) with Synergy Technology Group Limited, a company organized under the laws of Hong Kong (“Synergy”) to establish a joint venture company to be named “Axonex Automation Limited” as a private limited company under the laws of Hong Kong. Axonex Automation Limited focuses on the commercialization and overseas expansion of digital twin and drone flight control technologies. Pursuant to the STG JV Agreement, Axonex Automation Limited is expected to be owned 80% by Axonex Intelligence Limited and 20% by Synergy.

Transfers of Cash to and from Our Subsidiary

Mint has no operations of its own. It conducts its operations in Hong Kong through our Operating subsidiaries. Mint may rely on dividends or payments to be paid by our Operating subsidiaries to fund its cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and U.S. investors, to service any debt we may incur and to pay our operating expenses. If our Operating subsidiaries incur debt on their own behalf in the future, the instruments governing the debt may restrict their ability to pay dividends or make other distributions to us. Cash is transferred through our organization in the following manner: (i) funds are transferred from Mint, our holding company incorporated in BVI, to our Operating subsidiaries in Hong Kong through CKL Holding Limited (“CKL”), our intermediate holding company, in the form of capital contributions or loans, as the case may be; and (ii) dividends or other distributions may be paid by our Operating subsidiaries in Hong Kong to Mint through CKL. If Mint intends to distribute dividends to its shareholders, it will depend on payment of dividends from the Operating subsidiaries to Mint through CKL in accordance with the laws and regulations of Hong Kong, and the dividends will be distributed by Mint to all shareholders respectively in proportion to the shares they hold, regardless of whether the shareholders are U.S. investors or investors in other countries or regions.

There is no restriction under the BVI Act on the amount of funding that Mint may provide to its subsidiary in Hong Kong (i.e., Mint to Operating subsidiaries) through loans or capital contributions, provided that such provision of funds is in the best interests of, and of commercial benefit to, Mint. The Operating subsidiaries are also permitted under the laws of Hong Kong to provide funding to Mint through dividend distributions or payments without restrictions on the amount of the funds.

We can distribute accumulated and realized profits (so far as not previously utilized by distribution or capitalization) available for distribution less its accumulated loss (to the extent that they have not been previously written off in a reduction or reorganization of capital) by dividends from our Operating subsidiaries in Hong Kong to the Company and our shareholders and U.S. investors, provided that the entity remains solvent after such distribution. Subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may, by resolutions of directors, authorize and declare a dividend to shareholders from time to time and of an amount they deem fit if they are satisfied, on reasonable grounds, that immediately after the distribution, the value of our assets will exceed our liabilities, and Mint will be able to satisfy our debts as they fall due in the ordinary course of business. According to the Companies Ordinance (Chapter 622 of the Laws of Hong Kong), a company may only make a distribution out of profits available for distribution. Other than the above, we did not adopt or maintain any cash management policies and procedures as of the date of this prospectus.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us.

Furthermore, as of the date of this prospectus, there are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor is there any restriction on foreign exchange to transfer cash between Mint and its subsidiaries, across borders and to U.S investors, nor are there any restrictions and limitations to distribute earnings from our business and subsidiaries, to Mint and U.S. investors and amounts owed. While the laws and regulations of Mainland China have no impact on our ability to transfer cash or assets between Mint, CKL, or our Operating subsidiaries or to the investors in the U.S, however, if certain PRC laws and regulations, including existing laws and regulations and those enacted or promulgated in the future were to become applicable to us, and to the extent our cash or assets are in Hong Kong or a Hong Kong entity (such as our Operating Subsidiaries), such funds or assets may not be available to fund operations or for other use outside of Hong Kong due to interventions in or the imposition of restrictions and limitations on our ability to transfer funds or assets by the PRC government on the ability of Mint, CKL or our Operating Subsidiaries to transfer cash and/or assets. Furthermore, we cannot assure you that the PRC government will not intervene or impose restrictions on Mint, CKL, or the Operating Subsidiaries to transfer or distribute cash within the organization, which could result in an inability of or prohibition on making transfers or distributions to entities outside of Hong Kong.

Any limitation, if imposed in the future, on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavourably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering it worthless. For a more detailed discussion of how the cash is transferred within our organization. See “Risk Factors — Risks relating to our corporate structure — We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, the funds or assets may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our Operating Subsidiaries by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.” on page 39 for further details.

For the fiscal years ended March 31, 2024, 2025, and 2026, the only cash flows and transfers of assets between Mint and its Operating Subsidiaries, and among the subsidiaries, were as follows: (i) During the fiscal year ended March 31, 2026, Mint transferred approximately HK$3,000,000 (US$384,615.38) to Matter International for repayment of intercompany balance, HK$5,000,000 (US$641,025.64) to Axonex Intelligence HK for intercompany loan, and HK$200,000 (US$25,641.03) to Grand Engineering for intercompany loan; (ii) During the fiscal year ended March 31, 2026, Matter International transferred approximately HK$20,000 (US$2,564.10) to Mint; (iii) During the fiscal year ended March 31, 2026, Axonex Intelligence HK transferred approximately HK$51,239.44 (US$6,569.16) to Matter International; (iv) During the fiscal year ended March 31, 2026, Matter International transferred approximately HK$600,000 (US$76,923.08) to Grand Engineering; (v) During the fiscal year ended March 31, 2025, Mint transferred approximately HK$24,000,000 to Matter International for payment of expenses; (vi) During the fiscal year ended March 31, 2025, Matter International transferred approximately HK$790,000 to Mint for expenses related to our initial public offering. These transfers were made as intercompany loans and not as dividend payments or distributions. Mint has not declared or paid any dividends or other distributions to its shareholders, nor have any dividends or distributions been made by our Operating Subsidiaries to Mint (other than the transfer of cash disclosed above). For the fiscal years ended March 31, 2024 and 2025, our Operating Subsidiaries declared aggregate dividends of US$nil and US$nil. Our other subsidiaries have not declared or made any dividends or other distributions to their shareholders in FY2024 or FY2025.

If we determine to pay dividends on any of our Ordinary Shares in the future, as a holding company, we will be dependent on receipt of funds from our Operating Subsidiaries by way of dividend payments.

We do not have any present plan to declare or pay any dividends on our Ordinary Shares in the foreseeable future. We currently intend to retain all available funds and future earnings, if any, for the operation and expansion of our business and do not anticipate declaring or paying any dividends in the foreseeable future. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and subject to the restrictions contained in any future financing instruments.

Corporate Information

Our principal executive offices are located at 17/F, Wing Kwok Centre, No.182 Woosung Street, Jordan, Kowloon, Hong Kong. Our telephone number at this address is +852 2866-1633. Our registered agent is Ogier Global (BVI) Limited. Our registered office and our registered agent’s office in the BVI are both located at the office of Ogier Global (BVI) Limited, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG 1110, British Virgin Islands. Our agent for service of process in the United States is Cogency Global Inc., located at 22 East 42nd Street, 18th Floor, New York, NY 10168. We maintain a website at https://mimintinc.com/. The information contained on our website is not a part of this prospectus.

The SEC maintains a website at http://www.sec.gov that contains reports, information statements, and other information regarding issuers that file electronically with the SEC.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information; and

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq.

We are required to file an annual report on Form 20-F within four months of the end of each financial year. As a foreign private issuer, we are not generally required to provide quarterly financial information to the shareholders. However, we are required to file an interim balance sheet and income statement as of the end of our second quarter. These interim financial statements are not required to reconcile to US GAAP, but they must be provided no later than six months following the end of our second quarter. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely than that required to be filed with the SEC by U.S. domestic issuers. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. If we rely on our home country corporate governance practices in lieu of certain of the rules of Nasdaq, our shareholders may not have the same protections afforded to shareholders of companies that are subject to all of the corporate governance requirements of Nasdaq. If we choose to do so, we may utilize these exemptions for as long as we continue to qualify as a foreign private issuer. Although we are permitted to follow certain corporate governance rules that conform to BVI requirements in lieu of many of the Nasdaq corporate governance rules, we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under Section 16(b) and (c) of the Exchange Act. They will, however, be subject to the obligations under Section 16(a) of the Exchange Act, including the requirement to file public reports regarding their share ownership and trading activities on Forms 3, 4, and 5, as well as the reporting requirements relating changes in share ownership under section 13 of the Exchange Act and related SEC rules.

Permission required from the Hong Kong and PRC authorities

We have been advised by D.Fan & Co., our counsel as to the laws of Hong Kong, that based on their understanding of the current Hong Kong laws, as of the date of this prospectus, we and our Operating Subsidiaries are not required to obtain any permissions or approvals from Hong Kong authorities before listing in the United States and issuing our Class A Ordinary Shares to foreign investors. No such permissions or approvals have been applied for by the Company and/or its subsidiaries or denied by any relevant authorities. As of the date of this prospectus, apart from business registration certificates, we and our Operating Subsidiaries are not required to obtain any permission or approval from Hong Kong authorities to operate our business. Our Hong Kong Operating Subsidiaries have received all requisite permissions or approvals from the Hong Kong authorities to operate their business in Hong Kong, including but not limited to their business registration certificates.

As advised by our PRC Counsel, China Commercial Law Firm, based on PRC laws and regulations effective as of the date of this prospectus, the Company is not required to obtain permissions or approvals from any PRC authorities for maintaining listing in the United States, including the filings under the Trial Measures, and to issue our Class A Ordinary Shares to foreign investors or operate our business as currently conducted, including the CSRC, the CAC, or any other governmental agency that is required to approve our operations, because (i) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and (ii) our Operating Subsidiaries were established and operates in Hong Kong and are not included in the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC. As further advised by China Commercial Law Firm, we and our Operating Subsidiaries are not required to obtain any permissions or approvals from any Chinese authorities to operate our business as of the date of this prospectus. No permissions or approvals have been applied for by us or denied by any relevant authority.

In the event that the operation of us or our Operating Subsidiaries in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we may face the risks and uncertainties associated with the legal system in the Mainland China, its complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiaries and us, given the substantial operations of our Operating Subsidiaries in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future. Uncertainties still exist due to the possibility that laws, regulations, or policies in Hong Kong could change rapidly in the future. In the event that the operation of us or our Operating Subsidiaries in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we may face the risks and uncertainties associated with the legal system in the Mainland China, its complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiaries and us, given the substantial operations of our Operating Subsidiaries in Hong Kong and PRC government may exercise significant oversight over the conduct of business in Hong Kong.

In the event that (i) the PRC government expanded the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC and that we are required to obtain such permissions or approvals, (ii) we inadvertently concluded that relevant permissions or approvals were not required or that we did not receive or maintain relevant permissions or approvals required, or (iii) applicable laws, regulations, or interpretations change and require us to obtain such permissions or approvals in the future, we may face regulatory risks as those operated in Mainland China, including the ability to offer securities to investors, maintain listing on a U.S. or other foreign exchanges, conduct business or accept foreign investment or sanctions by the CSRC, the CAC, or other PRC regulatory agencies. Any action taken by the PRC government could significantly limit or completely hinder our operations in Hong Kong and our ability and to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

Recent Regulatory Development in the PRC

We are a holding company incorporated in the BVI, with substantially all of the operations conducted by our Operating Subsidiaries in Hong Kong and Singapore. We currently do not have, nor do we currently intend to establish, any subsidiary in mainland China, nor do we plan to enter into any contractual arrangements to establish a VIE structure with any entity in Mainland China.

Hong Kong is a special administrative region of the PRC, and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, which serves as Hong Kong’s constitution. The Basic Law provides Hong Kong with a high degree of autonomy and executive, legislative, and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. Accordingly, we believe that the PRC laws and regulations on cybersecurity, data security, and the oversight and control over overseas securities offerings do not currently have any material impact on our business, financial condition, or results of operations. However, there is no assurance that there will not be any changes in the economic, political, and legal environment in Hong Kong in the future.

We are aware that, in recent years, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. This indicated the PRC government’s intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. Since these statements and regulatory actions are relatively new, it is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, our ability to accept foreign investments, and the continued listing of our Class A Ordinary Shares on a U.S. or other foreign exchanges. These actions could result in a material change in our operations and/or the value of our Class A Ordinary Shares and could significantly limit or completely hinder our ability to offer or continue to offer our Class A Ordinary Shares to investors.

Cybersecurity review

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law”, which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of Mainland China that is carried out outside of Mainland China where (i) such processing is for the purpose of providing products or services for natural persons within Mainland China, (ii) such processing is to analyze or evaluate the behavior of natural persons within Mainland China, or (iii) there are any other circumstances stipulated by related laws and administrative regulations.

On December 24, 2021, the CSRC, together with other relevant government authorities in Mainland China, issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations require that Overseas Issuance and Listing shall complete the filing procedures and submit the relevant information to the CSRC. The Overseas Issuance and Listing include direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in Mainland China seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income, or other similar rights and interests of the relevant Mainland China domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On December 28, 2021, the CAC, jointly with the relevant authorities, formally published the Measures, which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. The Measures provide that operators of critical information infrastructure purchasing network products and services, and online platform operators carrying out data processing activities that affect or may affect national security (together with the operators of critical information infrastructure, the “Operators”), shall conduct a cybersecurity review, and that any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. The publication of the Measures expands the application scope of the cybersecurity review to cover data processors and indicates greater oversight by the CAC over data security, which may impact our business and this offering in the future.

Our Operating Subsidiaries may collect and store data (including certain personal information) from their customers, some of whom may be individuals in Mainland China, in connection with our business and operations and for “Know Your Customers” purposes (to combat money laundering). As advised by our PRC Counsel, China Commercial Law Firm, we do not expect the Measures to have an impact on our business, operations or this offering, given that (i) our Operating Subsidiaries are incorporated in Hong Kong and Singapore (ii) we have no subsidiary, VIE structure nor any direct operations in Mainland China, and (iii) pursuant to the Basic Law, which is a national law of the PRC and the constitutional document for Hong Kong, national laws of the Mainland China shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to defense and foreign affairs, as well as other matters outside the autonomy of Hong Kong). As further advised by our PRC Counsel, China Commercial Law Firm, we believe that our Operating Subsidiaries will not be deemed to be an “Operator” required to file for cybersecurity review before listing in the United States, because (i) our Operating Subsidiaries were incorporated in Hong Kong and operates in Hong Kong without any subsidiary or VIE structure in Mainland China and each of the Measures, the PRC Personal Information Protection Law and the Draft Overseas Listing Regulations do not clearly provide whether it shall be applied to a company based in Hong Kong; (ii) as of date of this prospectus, our Operating Subsidiaries have in aggregate collected and stored personal information of less than one million users; (iii) all of the data our Operating Subsidiaries have collected is stored in servers located in Hong Kong; and (iv) as of the date of this prospectus, neither the Company nor our Operating Subsidiaries have not been informed by any PRC governmental authority of any requirement that we should file for a cybersecurity review or a CSRC review. Therefore, we do not believe we are covered by the permission requirements from CSRC or CAC.

Data Security Law

The PRC Data Security Law (the “Data Security Law” or “DSL”), which was promulgated by the Standing Committee of the National People’s Congress on June 10, 2021 and took effect on September 1, 2021, requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and hierarchical protection system for data security. According to Article 2 of the Data Security Law, DSL applies to data processing activities within the territory of Mainland China as well as data processing activities conducted outside the territory of Mainland China that jeopardize the national interest or the public interest of the PRC or the rights and interests of any PRC organization and citizens. Any entity failing to perform the obligations provided in the Data Security Law may be subject to orders to correct, warnings and penalties, including ban or suspension of business, revocation of business licenses or other penalties. As of the date of this prospectus, we do not have any operations or maintain any office or personnel in Mainland China, and we have not conducted any data processing activities that may endanger the national interest or the public interest of the PRC or the rights and interests of any PRC organization and citizens. Therefore, as advised by our PRC Counsel, China Commercial Law Firm, we do not believe that the Data Security Law is applicable to us.

CSRC Filing or approval

On August 8, 2006, six PRC regulatory agencies jointly adopted the Regulations on Mergers and Acquisitions of Domestic Enterprises by Foreign Investors (the “M&A Rules”), which came into effect on September 8, 2006, and were amended on June 22, 2009. The M&A Rules requires that an offshore special purpose vehicle formed for overseas listing purposes and controlled directly or indirectly by the PRC Citizens shall obtain the approval of the CSRC prior to overseas listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Based on our understanding of the Chinese laws and regulations currently in effect at the time of this prospectus, we will not be required to submit an application to the CSRC for its approval of this offering and the continued listing and trading of our Class A Ordinary Shares on the Nasdaq under the M&A Rules. However, there remains some uncertainty as to how the M&A Rules will be interpreted or implemented, and the opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that relevant PRC government agencies, including the CSRC, would reach the same conclusion.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Strictly Cracking Down on Illegal Securities Activities (“Opinions”), which were made available to the public on July 6, 2021. The Opinions emphasized the need to strengthen the administration over illegal securities activities, and the need to strengthen the supervision over overseas listings by PRC-based companies. Pursuant to the Opinions, Chinese regulators are required to accelerate rulemaking related to the overseas issuance and listing of securities, and update the existing laws and regulations related to data security, cross-border data flow, and management of confidential information. Numerous regulations, guidelines and other measures are expected to be adopted under the umbrella of or in addition to the Cybersecurity Law and Data Security Law. As of the date of this prospectus, no official guidance or related implementation rules have been issued. As a result, the Opinions on Strictly Cracking Down on Illegal Securities Activities remain unclear on how they will be interpreted, amended and implemented by the relevant PRC governmental authorities.

On December 24, 2021, the CSRC, together with other relevant PRC government authorities, issued the Draft Overseas Listing Regulations. The Draft Overseas Listing Regulations requires that Overseas Issuance and Listing shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing. Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an Overseas Issuer on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an Indirect Overseas Issuance and Listing under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC released the Trial Measures and five supporting guidelines, which came into effect on March 31, 2023. According to the Trial Measures, among other requirements, (1) domestic companies that seek to offer or list securities overseas, both directly and indirectly, should fulfill the filing procedures with the CSRC; if a domestic company fails to complete the filing procedures, such domestic company may be subject to administrative penalties; (2) where a domestic company seeks to indirectly offer and list securities in an overseas market, the issuer shall designate a major domestic operating entity responsible for all filing procedures with the CSRC, and such filings shall be submitted to the CSRC within three business days after the submission of the overseas offering and listing application. On the same day, the CSRC also held a press conference for the release of the Trial Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which clarifies that (1) on or prior to the effective date of the Trial Measures, domestic companies that have already submitted valid applications for overseas offering and listing but have not obtained approval from overseas regulatory authorities or stock exchanges may reasonably arrange the timing for submitting their filing applications with the CSRC, and must complete the filing before the completion of their overseas offering and listing; (2) a six-month transition period will be granted to domestic companies which, prior to the effective date of the Trial Measures, have already obtained the approval from overseas regulatory authorities or stock exchanges, but have not completed the indirect overseas listing; if domestic companies fail to complete the overseas listing within such six-month transition period, they shall file with the CSRC according to the requirements; and (3) the CSRC will solicit opinions from relevant regulatory authorities and complete the filing of the overseas listing of companies with contractual arrangements which duly meet the compliance requirements, and support the development and growth of these companies.

Since recent statements, laws and regulatory actions by the PRC government are newly published, their interpretation, application, and enforcement are unclear and there also remains significant uncertainty as to the enactment, interpretation and implementation of other regulatory requirements related to overseas securities offerings and other capital markets activities. It also remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiaries. Any actions by the PRC government to exert more oversight and control over offerings (including those of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive such approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to maintain our listing on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

As of the date of this prospectus, we have no operations in Mainland China. Our Operating Subsidiaries locate and operate in Hong Kong, a special administrative region of the PRC. As advised by our PRC Counsel, China Commercial Law Firm, we believe that the PRC government does not exert direct influence and discretion over the manner in which we conduct our business activities in Hong Kong, outside of Mainland China, as of the date of this prospectus. We do not expect to be materially affected by recent statements by the PRC government indicating an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers, particularly, on listed overseas using the VIE structure as we do not currently have any VIE or contractual arrangements in Mainland China.

However, as advised by our PRC Counsel, China Commercial Law Firm, it remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiaries. In light of the PRC’s recent expansion of authority in Hong Kong, there are risks and uncertainties which we cannot foresee for the time being, and rules, regulations, and the enforcement of laws in the PRC can change quickly with little or no advance notice. The PRC government may intervene or influence the current and future operations in Hong Kong at any time, or may exert more oversight and control over offerings conducted overseas and/or foreign investment in issuers like us. Any actions by the PRC government to exert more oversight and control over offerings (including those of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and cause the value of our securities to significantly decline or be worthless.

Implications of Being an Emerging Growth Company

As a company with less than US$1.235 billion in revenues during our last fiscal year, we qualify as an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012, or the JOBS Act. An “emerging growth company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations, or “MD&A”;

●	are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●	are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay”, “say-on frequency” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting.

We intend to take advantage of all of these reduced reporting requirements and exemptions, including the longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act. Our election to use the phase-in periods may make it difficult to compare our financial statements to those of non-emerging growth companies and other emerging growth companies that have opted out of the phase-in periods under §107 of the JOBS Act.

We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year during which we have total annual gross revenues of at least US$1.235 billion; (ii) the last day of our fiscal year following the fifth anniversary of the completion of the IPO; (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt; or (iv) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700.0 million as of the last business day of our most recently completed second fiscal quarter. Once we cease to be an emerging growth company, we will not be entitled to the exemptions provided in the JOBS Act discussed above.

Holding Foreign Companies Accountable Act

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that the PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) Mainland China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the PRC. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it can no longer inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, WWC, P.C., the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as a firm headquartered in California and registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards, with the last inspection in November 2021. As of the date of this prospectus, our auditor is not subject to and not affected by the PCAOB’s December 2021 Determination Report.

However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities. Furthermore, as more stringent criteria have been imposed by the SEC and the PCAOB, recently, which would add uncertainties to our offering, and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements. See “Risk Factors — Risks Relating to our Class A Ordinary Shares and this Offering — Our Class A Ordinary Shares may be delisted or prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors” on page 41.

Summary of Risk Factors

Investing in our Class A Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Class A Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors”. The following is a summary of what we view as our most significant risk factors:

Risks Relating to Our Business and Operations

●	The interior design and fit-out business is project-based and profitability is dependent on the negotiated terms under each project agreement. (See page 22)

●	The cost of sales of our operating subsidiaries has historically fluctuated. If we experience any significant increase in cost of sales, gross profit margin might decrease and our business operations and financial position might be materially and adversely affected. (See page 22)

●	Inaccurate project cost estimates or cost overruns could adversely affect our results of operations. (See page 22)

●	We invest significant time and cost in the design stage of a project and there is a risk that a customer may reject the design proposal. (See page 23)

●	Our operating subsidiaries rely heavily on recurring customers and referrals, and their means of obtaining new business is limited. The number of recurring customers has declined significantly. (See page 23)

●	A significant portion of the revenues of Matter International has been derived from a limited number of major customers. The concentration of revenue from a few major customers means that the loss of business from any of them could have a significant adverse impact on our business and financial performance. (See page 23)

●	Our ability to retain customers depends on our ability to anticipate and respond to their interior design preferences and operational requirements. (See page 23)

●	The Group is exposed to liquidity risk and the credit risk of its customers. (See page 24)

●	Our operating subsidiaries are subject to quality, safety, and environmental standards, and any failure to meet these standards could result in remediation costs and reputational harm. (See page 24)

●	Our business depends on the positive perception of our quality by customers and multiple stakeholders. (See page 24)

●	Negative publicity could harm our business. (See page 24)

●	We may face warranty claims and product liability exposure from customers and end-users. (See page 24)

●	We depend on our core management personnel. The concentration of authority in a single individual as both Chairman and Chief Executive Officer heightens our key-person risk. (See page 25)

●	Our operating subsidiaries’ performance depends on designers, engineers, technology specialists, and other skilled workers. Retaining and recruiting such personnel is challenging. (See page 25)

●	Our fit-out and construction operations are labor-intensive and reliant on subcontractors. Labor shortages or cost increases could adversely affect our results. (See page 25)

●	We depend on materials suppliers and subcontractors. Any disruption to these relationships could adversely affect our business. (See page 25)

●	Our subcontractors’ failure to comply with applicable laws and regulations could expose us to liability. (See page 25)

●	Our business depends on seamless communication and cooperation among our staff and across our operating subsidiaries. (See page 26)

●	Disruptions to our supply chains, including for technology hardware, semiconductors, and robotics components, could have a material adverse effect on our operating and financial results. (See page 26)

●	Epidemics, natural disasters, political unrest, or other force majeure events could disrupt our operations and adversely affect our results. (See page 26)

●	Industrial accidents at work sites could expose us to liability and reputational harm. (See page 26)

●	Our insurance coverage may be insufficient to cover all losses we may incur. (See page 26)

●	We may be unable to protect our intellectual property rights, including technology IP developed through joint ventures. (See page 27)

●	We may be subject to intellectual property disputes, including in respect of AI, robotics, and software technologies. (See page 27)

●	We are in the process of registering trademarks for multiple brands and, therefore, rely on common law protection until registration is complete. (See page 27)

●	We may not be able to implement our business strategies and expansion plans, including our strategic expansion into AI and robotics, effectively to achieve future growth. (See page 27)

●	We may face legal disputes and proceedings in the ordinary course of our business. (See page 28)

●	We may not be successful in integrating newly established or acquired businesses with our existing operations. (See page 28)

●	Any disruption to our IT systems and infrastructure could adversely affect our business. (See page 28)

●	Cybersecurity risks have increased materially as a result of the Group’s expansion into AI, IoT-enabled smart facility management, and connected robotics systems. (See page 28)

●	The Group’s AI, robotics, and technology business lines are at an early stage of development and may not achieve commercial viability. (See page 29)

●	U.S. export controls, technology restrictions, and geopolitical tensions may adversely affect the Group’s ability to procure technology components and develop its AI and robotics products. (See page 29)

●	Increased regulatory scrutiny of U.S.-listed companies with operations in Hong Kong and China, and related legislative and regulatory developments, may create uncertainties for our business, share price, and reputation. (See page 29)

●	Unfavorable scrutiny or allegations directed at U.S.-listed companies with operations in Hong Kong and China could affect us even if such scrutiny or allegations are not directed at or applicable to us specifically. (See page 30)

Risks Relating to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate

We face risks and uncertainties relating to doing business in Hong Kong in general, including, but not limited to the following:

●	Substantially all of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to certain PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, laws, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain. (See page 31)

●	There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. (See page 33)

●	Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business. (See page 36)

●	If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless. (See page 36)

●	The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business. (See page 37)

●	The enforcement of laws and rules and regulations in PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the securities we are offering. (See page 37)

●	There are political risks associated with conducting business in Hong Kong. (See page 38)

●	Because our business is conducted in Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments. (See page 38)

Risks Relating to Our Corporate Structure

There are risks and uncertainties relating to our corporate structure, including, but not limited to, the following:

●	We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, funds or assets may not be available to fund operations or for other uses outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our Operating Subsidiaries by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. (See page 39)

●	It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of the PRC, including Hong Kong. (See page 39)

●	You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management based on Hong Kong laws. (See page 40)

●	As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.. (See page 40)

●	The laws of BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S. if the shareholders are dissatisfied with the conduct of our affairs. (See page 41)

Risks Relating to our Class A Ordinary Shares and this Offering

There are risks and uncertainties relating to our Class A Ordinary Shares, including, but not limited to the following:

●	Our Class A Ordinary Shares may be delisted or prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors. (See page 41)

●	Regulatory developments and market scrutiny relating to companies with operations in China or Hong Kong may affect investor perception of our Company and the trading price of our shares. (See page 42)

●	Negative publicity, market commentary, regulatory inquiries or allegations involving us or similarly situated companies could adversely affect our reputation, business and share price. (See page 43)

●	We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Share, and could result in substantial losses to you. (See page 43)

●	We have a dual-class share structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Such dual-class share structure will limit your ability to influence corporate matters, and allow our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders, which could severely limit the ability of other shareholders to influence certain matters requiring shareholder approval and, as a result, we may take actions that our other shareholders do not view as beneficial. (See page 45)

●	If we fail to maintain our Nasdaq listing, we may face increased regulatory burdens and reduced investor protections on over-the-counter markets. (See page 45)

●	In the event that our Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules. (See page 46)

●	Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares. (See page 46)

●	You will experience immediate and substantial dilution in the net tangible book value of the Class A Ordinary Shares purchased. (See page 47)

●	You must rely on price appreciation of our Class A Ordinary Shares for return on your investment because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors. (See page 47)

●	The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price. (See page 47)

●	We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively. (See page 47)

●	Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders. (See page 47)

●	If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline. (See page 48)

●	There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences. (See page 48)

●	If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline. (See page 49)

●	We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors. (See page 50)

●	We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company. (See page 50)

●	We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies. (See page 51)

●	We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses. (See page 51)

●	Nasdaq’s newly amended Low Price Requirement may result in immediate suspension and delisting of our Class A ordinary shares without a cure period if our share price falls to $0.10 or less for 10 consecutive trading days. (See page 51)

●	Nasdaq has proposed a new $5 million minimum market value continued listing requirement that, if approved, could result in immediate suspension and delisting of our Class A ordinary shares without any cure period or opportunity to regain compliance. (See page 52)

●	We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares. (See page 52)

RISK FACTORS

Investing in our securities involves a high degree of risk. You should carefully review the risks and uncertainties described in this section and under the heading “Risk Factors” contained in any applicable prospectus supplement and under similar headings in our 2025 Annual Report, as updated by our subsequent filings, some of which are incorporated by reference into this prospectus, before deciding whether to purchase any of the securities being registered pursuant to the registration statement of which this prospectus forms a part. Each of the risk factors could adversely affect our business, results of operations, financial condition and cash flows, as well as adversely affect the value of an investment in our securities, and the occurrence of any of these risks might cause you to lose all or part of your investment. Additional risks not presently known to us or that we currently believe are immaterial may also significantly impair our business operations. For more information, see “Where You Can Find Additional Information” and “Incorporation of Certain by Reference.”

Risks Relating to Our Business and Operations

The interior design and fit-out business is project-based and profitability is dependent on the negotiated terms under each project agreement.

The interior design and fit-out business is project-based and profitability is dependent on the negotiated terms under each project agreement, and may vary from project to project. The overall gross profit margin is also affected by the Group’s strategies from time to time, and Matter International’s past performance does not indicate future performance.

For the six months ended September 30, 2025, Matter International’s total revenues declined by approximately 26.2% year-over-year to approximately $988,398, while gross margin compressed sharply from approximately 34.5% to approximately 4.4%, primarily reflecting a shift in service mix from higher-margin design-only engagements toward more cost-intensive fit-out projects. This deterioration illustrates the sensitivity of the Group’s financial results to project mix and pricing decisions under individual project agreements, and there can be no assurance that gross margins will recover in future periods.

In addition, the Group’s more recently established operating subsidiaries, including those engaged in smart facility management, robotics design, and residential interior design, have limited operating histories, and their future profitability and margin profiles are subject to greater uncertainty than those of the established interior design business.

The cost of sales of our operating subsidiaries has historically fluctuated. If we experience any significant increase in cost of sales, gross profit margin might decrease and our business operations and financial position might be materially and adversely affected.

The cost of sales of our operating subsidiaries has historically fluctuated. If our operating subsidiaries experience any significant or material increase in cost of sales, their gross profit margin might decrease and the business operations and financial position might be materially and adversely affected.

As demonstrated by the results for the six months ended September 30, 2025, in which gross margin fell from approximately 34.5% to approximately 4.4%, cost of revenue increases, driven by a change in service mix toward fit-out projects and higher direct project costs, can materially and rapidly erode profitability. The Group may not always be able to pass increased costs on to its customers, particularly in competitive tender situations or where project contracts have been agreed on a fixed-price basis.

The Group’s more recently established technology-oriented subsidiaries will also incur research and development costs, hardware procurement costs, and technology integration costs, the levels of which are uncertain and may increase as those businesses develop.

Inaccurate project cost estimates or cost overruns could adversely affect our results of operations.

The Group prepares cost estimates for each project prior to contract execution. If actual project costs exceed those estimates, whether due to changes in the scope of works, increases in material or subcontractor costs, unforeseen site conditions, or other factors, the Group may be unable to recover the excess costs from the customer, particularly under fixed-price contracts. Any significant cost overruns across one or more projects could adversely affect our results of operations and financial condition. The shift toward more fit-out-intensive projects in recent periods increases the Group’s exposure to this risk relative to design-only engagements, where direct cost exposure is lower.

We invest significant time and cost in the design stage of a project and there is a risk that a customer may reject the design proposal.

Matter International invests significant in-house design resources in preparing design proposals for customers, including the development of two-dimensional layout plans and three-dimensional technical drawings. If a customer rejects a design proposal at an advanced stage of development, or if a project does not proceed to the fit-out stage, the Group may not be able to recover all of the design costs incurred. As the Group develops its AI and robotics business lines, similar pre-sales and development costs will be incurred in proposing technology solutions to prospective customers, and there is a risk that such proposals are not accepted or that projects are not awarded to the Group.

Our operating subsidiaries rely heavily on recurring customers and referrals, and their means of obtaining new business is limited. The number of recurring customers has declined significantly.

Our operating subsidiaries rely heavily on their recurring customers for business and on word-of-mouth referrals. Their means of obtaining new business is limited.

For FY2024 and FY2025, Matter International had 16 and 7 recurring customers, respectively, representing approximately 47% and 22% of its total customer base for those years. The significant decline in recurring customers between FY2024 and FY2025 means that Matter International is increasingly dependent on new project origination to sustain revenue levels. For the six months ended September 30, 2025, total revenues declined by approximately 26.2% year-over-year, in part reflecting the reduced base of recurring customers and the absence of large design-and-fit-out projects of the type that drove revenue in prior periods.

If Matter International is not successful in attracting new customers or retaining existing ones, this will continue to affect its revenue and growth potential. In addition, the Group’s more recently established operating subsidiaries have no established customer base and must develop new client relationships from inception. There can be no assurance that these subsidiaries will be successful in acquiring customers, and their failure to do so would adversely affect the Group’s financial results.

A significant portion of the revenues of Matter International has been derived from a limited number of major customers. The concentration of revenue from a few major customers means that the loss of business from any of them could have a significant adverse impact on our business and financial performance.

A significant portion of the revenues of Matter International, our operating subsidiary conducting interior design and fit-out operations, has been derived from a limited number of major customers. The concentration of Matter International’s revenue from a few major customers means that the loss of business from any of them may have a significant adverse impact on our business, results of operations, and financial condition.

Matter International does not enter into long-term master contracts with its customers. Contracts are entered into on a single-project basis, and there is no assurance that any customer will continue to engage Matter International upon the completion of a project.

In FY2024 and FY2025, the top five customers of Matter International contributed approximately 57.4% and 63.1%, respectively, of its total revenue. The single largest customer in FY2024 accounted for approximately 16.2% of total revenue in that year, and the single largest customer in FY2025 accounted for approximately 32.9% of total revenue in that year, reflecting increased concentration risk over time. The number of recurring customers also declined from 16 in FY2024 (approximately 47% of the total customer base) to 7 in FY2025 (approximately 22% of the total customer base). For the six months ended September 30, 2025, Matter International’s total revenues declined by approximately 26.2% year-over-year to approximately $988,398, with gross margin compressing from approximately 34.5% to approximately 4.4%. For the six months ended September 30, 2025, the top five customers of Matter International contributed approximately 69.7% of its total revenue, and the single largest customer contributed approximately 22.7% of its total revenue.

Matter International may not be engaged by a customer in the future because a customer may not require interior design or fit-out services, may not have sufficient budget, may elect to engage a competing contractor, or may decline to engage Matter International for any other reason. There can be no assurance that Matter International will be able to replace lost business from departing or reduced-spend customers on acceptable terms or at all, which could materially and adversely affect our business, results of operations, and financial condition.

Our ability to retain customers depends on our ability to anticipate and respond to their interior design preferences and operational requirements.

The success of Matter International’s business depends on its ability to develop interior design proposals that accurately reflect each customer’s brand identity, operational needs, and aesthetic preferences. If Matter International fails to satisfy a customer’s expectations at any stage of a project, whether at the design proposal stage or during fit-out execution, the customer may decline to engage Matter International for future projects or may seek remedies under the project contract. As the Group develops its AI and technology businesses, a similar risk applies: if our technology solutions do not meet customers’ functional and performance expectations, those customers may not renew or expand their engagement with us.

The Group is exposed to liquidity risk and the credit risk of its customers.

Our operating subsidiaries are exposed to liquidity risk and the credit risk of their customers. As of September 30, 2025, the Group held cash and cash equivalents of approximately $4,090,170 and total shareholders’ equity of approximately $5,032,946, reflecting the impact of a net loss of approximately $8,582,742 for the six months ended on that date. The net loss for that period was driven in part by the increase in selling and marketing expenses - share based compensation mainly represents the marketing expenses in relation to our business development, which were US$7,820,000 for the six months ended September 30, 2025. Notwithstanding the non-cash nature of a substantial portion of loss during the six months ended September 30, 2025, the Group’s liquidity position has tightened, and any deterioration in the Group’s ability to collect receivables from customers or to generate sufficient cash from operations could impair its ability to fund ongoing operations and meet its obligations as they fall due.

The Group may also need to raise additional capital to fund the development and commercialization of its more recently established AI and robotics businesses. There can be no assurance that such capital will be available on commercially acceptable terms or at all. Any inability to raise required funding could require the Group to scale back or delay its business plans, which could have a material adverse effect on the Group’s business, results of operations, and financial condition.

Our operating subsidiaries are subject to quality, safety, and environmental standards, and any failure to meet these standards could result in remediation costs and reputational harm.

Our operating subsidiaries are required to comply with applicable quality, safety, and environmental standards in the conduct of their respective businesses. Matter International and Grand Engineering are subject to occupational safety and health regulations applicable to construction and fit-out work sites in Hong Kong. In addition, the Group’s AI and robotics subsidiaries may be subject to safety and quality standards applicable to the deployment of robotic systems in commercial and residential environments, including standards relating to human-robot interaction. Any failure to meet applicable standards could expose the Group to regulatory penalties, remediation costs, and reputational harm, any of which could adversely affect our business and financial condition.

Our business depends on the positive perception of our quality by customers and multiple stakeholders.

The reputation of our operating subsidiaries for delivering high-quality interior design, fit-out, and technology solutions is central to our ability to attract and retain customers and business partners. Our projects involve multiple stakeholders, including customers, subcontractors, landlords, and regulatory authorities, and any dissatisfaction among these parties, whether or not attributable to the Group’s performance, could harm the Group’s reputation. As the Group expands into AI and robotics, reputational risks associated with product malfunctions, data incidents, or unmet performance expectations are of a different character and potentially greater severity than those associated with interior design work.

Negative publicity could harm our business.

Negative publicity about the Group, its management, its products and services, or its business partners, whether substantiated or not, could harm the Group’s reputation and adversely affect its ability to attract and retain customers, employees, and business partners. The Group’s expansion into AI and robotics increases its public profile and may attract additional media attention. Any adverse publicity, including in relation to the performance of the Group’s technology products or its joint venture activities, could materially and adversely affect the Group’s business and the market price of our Class A Ordinary Shares.

We may face warranty claims and product liability exposure from customers and end-users.

We may face warranty claims by our customers in respect of interior design and fit-out works performed by Matter International. In addition, the Group’s AI and robotics subsidiaries, including those engaged in smart facility management, robotics design, and consumer robotics product development, may give rise to product liability and warranty claims of a materially different character, including claims arising from the malfunction of deployed robotic systems, defects in AI-driven software outputs, personal injury in human-robot interaction environments, and property damage caused by automated systems. The regulatory and legal framework governing product liability for AI and robotics products is evolving, and the Group may be subject to claims and liabilities not currently anticipated. The Group’s existing insurance coverage may not be adequate to address these new categories of liability, and any significant uninsured claim could adversely affect our financial condition.

We depend on our core management personnel. The concentration of authority in a single individual as both Chairman and Chief Executive Officer heightens our key-person risk.

We depend on our core management personnel to operate our business. As competition for such management talent is intense and new hires may not necessarily integrate well with the current management team, any failure in retaining our key management personnel or hiring suitable talent may be detrimental to our business and prospects.

In January 2026, Mr. Cheong Shing Ku resigned as Chairman of the Board, remaining on the Board as a director. Following his resignation, Mr. Hoi Lung Chan, the Company’s Chief Executive Officer, was appointed Chairman of the Board effective the same date. As a result, Mr. Chan now serves as both Chairman and Chief Executive Officer of the Company, concentrating a significant degree of executive and governance authority in a single individual. The loss of Mr. Chan’s services, or any inability on his part to devote sufficient time and attention to his expanded responsibilities across both the Company’s established and more recently established business lines, could have a material adverse effect on the Company’s business, strategy execution, and results of operations.

Our operating subsidiaries’ performance depends on designers, engineers, technology specialists, and other skilled workers. Retaining and recruiting such personnel is challenging.

Our operating subsidiaries’ financial performance relies on designers, engineers, AI specialists, robotics technicians, software developers, and other skilled workers hired by them to complete their projects and develop their products and services. The retention and recruitment of these skilled professionals is challenging. We cannot be certain that our operating subsidiaries will be able to retain their existing designers and other skilled workers, or recruit additional qualified professionals, including AI engineers and robotics specialists for the Group’s more recently established technology businesses, to support their future operations and growth. Any failure to do so may adversely affect the business and growth of the Group. Competition for experienced AI and robotics talent in Hong Kong and Singapore is intense, and the Group may be required to offer compensation packages that increase its cost base.

Our fit-out and construction operations are labor-intensive and reliant on subcontractors. Labor shortages or cost increases could adversely affect our results.

Matter International’s fit-out operations and Grand Engineering’s construction services both rely on subcontracted labor for the execution of project works. The Group does not directly employ construction workers and is therefore dependent on the availability and performance of its subcontractor network. Any shortage of available skilled subcontractors, significant increases in subcontractor labor costs, or deterioration in subcontractor performance quality could adversely affect the Group’s ability to complete projects on time and within budget, and could result in cost overruns, delays, and customer disputes.

We depend on materials suppliers and subcontractors. Any disruption to these relationships could adversely affect our business.

Our operating subsidiaries depend on a network of materials suppliers and subcontractors to complete their projects. For the interior design and construction businesses, any disruption to the supply of fit-out materials, furniture, or specialist components, whether due to supply chain disruption, price increases, or supplier failure, could delay project completion and increase costs. For the Group’s AI and robotics businesses, supply chain dependency extends to technology hardware, semiconductor components, robotics parts, and specialized computing equipment. The supply of advanced semiconductors and robotics hardware is subject to geopolitical risks, including potential export restrictions, which could impair the Group’s ability to source required components at acceptable prices and in a timely manner.

Our subcontractors’ failure to comply with applicable laws and regulations could expose us to liability.

Our operating subsidiaries engage subcontractors to perform fit-out works, construction services, and certain technical activities. If our subcontractors fail to comply with applicable laws and regulations, including occupational safety and health requirements, employment laws, and licensing requirements, we could be exposed to legal liability, regulatory penalties, and reputational harm, even if such non-compliance is attributable solely to the subcontractor. We seek to engage approved and reputable subcontractors, but we cannot guarantee that all subcontractors will at all times comply with applicable requirements.

Our business depends on seamless communication and cooperation among our staff and across our operating subsidiaries.

The Group has expanded significantly in the number of operating subsidiaries and the geographic scope of its activities since mid-2025, with operations now spanning Hong Kong, Singapore, and other Asia Pacific markets. Effective coordination across these entities, and among staff engaged in distinct business lines, is essential to the Group’s ability to deliver projects and services consistently. Any breakdown in internal communication, management oversight, or operational coordination, whether arising from the pace of the Group’s expansion, cultural and geographic differences, or other factors, could adversely affect the quality of the Group’s services and its financial results.

Disruptions to our supply chains, including for technology hardware, semiconductors, and robotics components, could have a material adverse effect on our operating and financial results.

Disruptions to our supply chains could have a material adverse effect on our operating and financial results. In addition to the materials supply chain risks facing Matter International’s interior design and fit-out operations and Grand Engineering’s building works, the Group’s AI and robotics subsidiaries are dependent on the supply of technology hardware, semiconductor components, robotics parts, and specialized computing equipment.

The supply of advanced semiconductors and robotics components is subject to geopolitical risks, including restrictions imposed by the United States government on the export of certain technology to entities in or connected to the People’s Republic of China. While the Group’s operations are based in Hong Kong and Singapore, the application of U.S. export control regulations to Hong Kong-based entities has been tightened in recent years. Any restrictions on the Group’s ability to procure required hardware or components could delay product development, increase costs, or prevent commercialization of the Group’s AI and robotics products. There can be no assurance that current or future export control regulations will not materially affect the Group’s supply chain.

Epidemics, natural disasters, political unrest, or other force majeure events could disrupt our operations and adversely affect our results.

Our business operations could be materially and adversely affected by epidemics, pandemics, natural disasters, political unrest, civil disturbances, acts of terrorism, or other force majeure events affecting Hong Kong, Singapore, or other markets in which the Group operates or seeks to expand. Any such event could disrupt project execution, impair our ability to source materials and subcontractors, restrict the movement of our personnel, damage our facilities or equipment, or reduce customer demand for our services. The impact of any such event on the Group’s financial results would depend on its nature, severity, and duration, and there can be no assurance that the Group’s business continuity arrangements would be sufficient to mitigate the effects of a significant disruptive event.

Industrial accidents at work sites could expose us to liability and reputational harm.

The fit-out operations of Matter International, the construction activities of Grand Engineering, and the deployment of robotic systems by the Group’s AI and robotics subsidiaries all involve work site activities that carry inherent safety risks. Any industrial accident at a work site managed or supervised by the Group or its subcontractors, including accidents involving injury to workers, customers, or third parties, could result in regulatory investigations, civil liability, reputational harm, and project delays. The Group maintains safety policies and requires its subcontractors to comply with applicable occupational safety and health standards, but there can be no assurance that accidents will not occur.

Our insurance coverage may be insufficient to cover all losses we may incur.

The Group maintains insurance coverage for its operations, including coverage for project-related risks in its interior design and construction businesses. However, as the Group has expanded into AI, robotics, and smart facility management, the nature and scope of potential liabilities has changed. Product liability for deployed robotic systems, professional indemnity in respect of AI-driven technology solutions, and construction-related insurance requirements may not all be adequately covered by the Group’s existing policies. Any significant uninsured or underinsured loss could have a material adverse effect on the Group’s financial condition. There can be no assurance that the Group will be able to obtain adequate insurance coverage for all of its business activities at commercially acceptable premiums.

We may be unable to protect our intellectual property rights, including technology IP developed through joint ventures.

The Group holds or is developing intellectual property across multiple subsidiaries and joint venture entities, including smart facility management software and IoT integration protocols, robotics designs, digital twin and drone flight control technology, and consumer robotics products. The Group’s intellectual property in joint venture entities is subject to shared ownership arrangements, the terms of which may limit the Group’s ability to assert or exclusively exploit such IP. If a joint venture partner disputes ownership of jointly developed intellectual property, or if the Group’s IP is misappropriated by a third party, the costs of enforcement and the loss of competitive advantage could materially harm the Group’s business.

The Group may not have registered all of its intellectual property in relevant jurisdictions and may rely on trade secret protection and contractual arrangements that may prove insufficient. Any failure to adequately protect its intellectual property could adversely affect the Group’s competitive position, business, and financial condition.

We may be subject to intellectual property disputes, including in respect of AI, robotics, and software technologies.

The Group’s expansion into AI, robotics, and software development materially increases its exposure to technology IP disputes, including patent infringement claims, trade secret misappropriation claims, and software copyright disputes. The AI and robotics technology sector is characterized by a high volume of patent filings and active IP litigation, and the Group may inadvertently infringe on patents or other IP rights held by third parties in the ordinary course of developing its technology products. Any such dispute could require the Group to pay substantial damages, obtain licenses on unfavorable terms, or redesign its products, any of which could delay commercialization and adversely affect the Group’s financial results.

We are in the process of registering trademarks for multiple brands and, therefore, rely on common law protection until registration is complete.

We are in the process of registering trademarks in relation to our trading names and services across our operating subsidiaries and brands. Until registration is complete, we rely on common law trademark protection. The Group has launched a number of new brands in connection with its AI and robotics expansion and its residential interior design business. If third parties register similar marks before the Group does in relevant jurisdictions, the Group may be prevented from using its intended brand names, which could require costly rebranding and adversely affect its business. There can be no assurance that pending trademark applications will be granted or that existing registrations will provide adequate protection.

We may not be able to implement our business strategies and expansion plans, including our strategic expansion into AI and robotics, effectively to achieve future growth.

We may not be able to implement our business strategies and expansion plans effectively to achieve future growth. Since mid-2025, the Group has pursued a significant strategic expansion, establishing multiple new operating subsidiaries and entering into joint ventures across AI, robotics, smart facility management, construction, and residential interior design. The Group is now operating across a greater number of distinct business lines than at any previous point in its history.

Executing this multi-sectoral expansion strategy involves significant risks, including the Group’s limited experience in AI, robotics, and technology product commercialization; the need to recruit and retain specialized technical talent; the capital requirements of research and development for technology products; the dependence on joint venture partners whose interests may not align with those of the Group; the risk that early-stage products will not achieve commercial viability or market acceptance; and the risk that management’s attention and resources will be insufficient to support all business lines simultaneously. The Group’s interior design and fit-out revenues declined by approximately 26.2% during the six months ended September 30, 2025, demonstrating that the existing core business faces its own challenges at the same time as the Group is investing in new ventures. There can be no assurance that the Group will successfully implement its expansion strategy or that the more recently established business lines will generate positive returns.

We may face legal disputes and proceedings in the ordinary course of our business.

The Group may be subject to legal disputes, claims, and proceedings in the ordinary course of its business, including in connection with project contracts, employment matters, intellectual property, and subcontractor relationships. As the Group expands into AI and robotics, additional categories of potential disputes arise, including product liability claims, technology contract disputes, and joint venture disagreements. Any significant legal proceeding could be costly, time-consuming, and disruptive to the Group’s operations, and an adverse outcome in any material proceeding could have a significant adverse effect on the Group’s financial condition and results of operations.

We may not be successful in integrating newly established or acquired businesses with our existing operations.

Since the completion of our IPO, the Group has been actively engaging in business expansion through adding five new subsidiaries and entering into two joint venture arrangements, each operating in a different industry and at a different stage of development. The integration of these entities presents significant organizational, operational, and financial challenges. Failure to integrate these entities effectively, or to realize the strategic and commercial benefits anticipated, could result in cost overruns, management distraction, and financial losses.

Furthermore, joint venture structures introduce the risk of disagreements with joint venture partners over strategy, governance, and profit allocation, which could impair the Group’s ability to manage these entities or realize value from its investments. The Group may also pursue further acquisitions or joint ventures as part of its stated expansion strategy, and any such future transactions would carry similar integration and execution risks. There can be no assurance that the Group will be successful in integrating its existing or future businesses.

Any disruption to our IT systems and infrastructure could adversely affect our business.

The Group’s operations depend on the reliable functioning of its information technology systems, including project management systems, financial reporting systems, customer communication platforms, and, increasingly, the AI platforms and IoT-connected systems that underpin its smart facility management and robotics products. Any disruption to these systems, whether arising from hardware or software failure, cyberattack, power outage, or other cause, could interrupt the Group’s business operations, delay project delivery, compromise customer data, and damage the Group’s reputation. As the Group’s AI and robotics operations grow, its dependence on technology infrastructure increases, as does the potential impact of any system disruption.

Cybersecurity risks have increased materially as a result of the Group’s expansion into AI, IoT-enabled smart facility management, and connected robotics systems.

The Group’s expansion into AI-driven smart facility management, IoT-connected robotic systems, and consumer robotics products has materially increased its exposure to cybersecurity risks. Our smart facility management solutions collect and process data from IoT sensors deployed across commercial and residential properties, including data that may relate to the occupants and operations of those properties. A breach of the security of these systems, whether through hacking, malware, insider threat, or other means, could result in unauthorized access to sensitive data, disruption of automated building systems, liability to property owners and occupants, and damage to the Group’s reputation.

In addition, the Group’s robotics products may be susceptible to software vulnerabilities that could be exploited to cause the robots to malfunction or behave in unsafe ways. Any cybersecurity incident affecting the Group’s products or systems could result in product recalls, regulatory investigations, litigation, and reputational harm. The Group’s current cybersecurity infrastructure and protocols may not be sufficient to protect against all threats, particularly as the Group’s technology footprint expands. There can be no assurance that the Group’s insurance coverage will be adequate to address losses arising from cybersecurity incidents.

The Group’s AI, robotics, and technology business lines are at an early stage of development and may not achieve commercial viability.

The Group’s more recently established operating subsidiaries engaged in AI and robotics are at an early stage of development and have limited or no established revenue track record. The commercialization of AI-driven smart facility management solutions, robotics products, and consumer AI robotics involves significant technological, regulatory, market adoption, and execution risks. There can be no assurance that the Group’s technology products will achieve the level of performance, reliability, and cost-effectiveness required for commercial adoption.

The AI and robotics market is highly competitive, with well-capitalized incumbents and a high rate of technological change. The Group may be required to invest significant capital in research and development, product certification, marketing, and distribution before generating meaningful revenues from these business lines. Even if these products achieve market acceptance, there can be no assurance that the Group will be able to commercialize them at a scale and margin sufficient to justify the investment made. Any failure to achieve commercial viability in these new business lines could result in impairment of the Group’s investments and materially affect its financial condition.

U.S. export controls, technology restrictions, and geopolitical tensions may adversely affect the Group’s ability to procure technology components and develop its AI and robotics products.

The Group’s AI and robotics operations are subject to risks arising from U.S. export controls and technology restrictions. The U.S. Bureau of Industry and Security has significantly tightened restrictions on the export of advanced semiconductors, AI chips, and related technology to entities in or associated with China and Hong Kong. While the Group’s operations are based in Hong Kong and Singapore, the regulatory treatment of Hong Kong under U.S. export control regimes has changed materially in recent years.

If the Group or any of its joint venture partners, suppliers, or customers is subject to export control restrictions, the Group’s ability to procure technology components, enter into commercial arrangements, and access U.S. capital markets could be adversely affected. In addition, U.S. trade policies and tariffs affecting technology imports could increase the cost of hardware components for the Group’s products. The current international trade environment is uncertain, and any adverse developments, including new export restrictions, additional tariffs, or escalation of geopolitical tensions, could materially and adversely affect the Group’s business, financial condition, and results of operations.

Increased regulatory scrutiny of U.S.-listed companies with operations in Hong Kong and China, and related legislative and regulatory developments, may create uncertainties for our business, share price, and reputation.

U.S.-listed companies with substantially all of their operations in China, including Hong Kong, have been subject to heightened regulatory scrutiny and evolving legislative requirements in recent years. In particular, the Holding Foreign Companies Accountable Act (the “HFCAA”), enacted in December 2020 and amended in December 2022 to reduce the consecutive-year inspection threshold from three years to two, provides that if the PCAOB determines that it is unable to inspect or investigate completely an issuer’s registered public accounting firm for two consecutive years, the issuer’s securities will be subject to a trading prohibition on U.S. stock exchanges. Although our auditor, WWC, P.C., is a California-based registered public accounting firm that is subject to PCAOB inspection and is not currently subject to any PCAOB determination that would trigger the HFCAA trading prohibition, there can be no assurance that our auditor will remain inspectable by the PCAOB in future periods. Any such determination could result in our Class A Ordinary Shares being subject to a trading prohibition or delisting from the Nasdaq Capital Market.

More broadly, U.S. regulatory agencies, including the SEC, have in recent periods increased their scrutiny of disclosure practices, internal control frameworks, and corporate governance standards applicable to foreign private issuers with operations in Hong Kong and China. Nasdaq has similarly proposed and, in certain instances, implemented enhanced listing standards applicable to companies from certain jurisdictions. These developments reflect a regulatory environment that continues to evolve and may result in additional disclosure obligations, compliance costs, or listing requirements being imposed on us that we did not anticipate at the time of our most recent annual filing.

We believe that, as of the date of this prospectus, we are in compliance with applicable SEC rules and Nasdaq listing requirements, and we are committed to maintaining the standards of disclosure and corporate governance required of a Nasdaq-listed foreign private issuer. However, if we were to become subject to regulatory inquiries, enforcement proceedings, or unfavorable public attention, whether or not such attention is substantiated, we would be required to devote significant management time and financial resources to responding to and resolving those matters. Such proceedings could be disruptive to our operations, divert management attention from the execution of our business strategies, and result in reputational harm or a decline in the value of our Class A Ordinary Shares. We cannot predict with certainty how the current or future regulatory environment will affect our operations, our access to the U.S. capital markets, or investor sentiment toward companies with operations in Hong Kong and China.

Unfavorable scrutiny or allegations directed at U.S.-listed companies with operations in Hong Kong and China could affect us even if such scrutiny or allegations are not directed at or applicable to us specifically.

Although we believe our financial reporting, internal controls, and corporate governance practices comply with applicable requirements, we cannot assure you that we will not be affected by the broader reputational and market sentiment risks associated with the heightened scrutiny directed in recent periods at U.S.-listed companies with operations in Hong Kong and China. Adverse investor sentiment toward this category of issuer, whether or not arising from circumstances applicable to us, could negatively affect the market price of our Class A Ordinary Shares independent of our actual financial performance or compliance record.

If we were to become the subject of unfavorable allegations, regulatory inquiries, or negative media attention, whether or not such allegations or attention are substantiated, we would be required to devote significant management time and financial resources to investigating such matters and defending the Company. This would be costly and time-consuming and could divert management attention from the execution of our business strategies. If any such allegations were ultimately not resolved in our favor, our business, financial condition, results of operations, and the market price of our Class A Ordinary Shares could be materially and adversely affected.

We note that, while substantially all of our operations are based in Hong Kong, certain of our customers are based in Mainland China. To the extent that regulatory scrutiny of companies with Mainland China connections intensifies, or that our customer relationships with Mainland China-based clients are characterized in a manner that subjects us to additional regulatory requirements or reputational risk, our business and the market price of our Class A Ordinary Shares could be adversely affected.

Risks Relating to Doing Business in the Jurisdictions in which the Operating Subsidiaries Operate

Substantially all of our operations are in Hong Kong. However, due to the long-arm application of the current PRC laws and regulations, the PRC government may exercise significant direct oversight and discretion over the conduct of our business and may intervene or influence our operations, which could result in a material change in our operations and/or the value of our Class A Ordinary Shares. Our Operating Subsidiaries in Hong Kong may be subject to certain PRC laws and regulations, which may impair our ability to operate profitably and result in a material negative impact on our operations and/or the value of our Class A Ordinary Shares. Furthermore, the changes in the policies, laws, regulations, rules, and the enforcement of laws of Mainland China may also occur quickly with little advance notice and our assertions and beliefs of the risk imposed by the Mainland China legal and regulatory system cannot be certain.

We have no operations in Mainland China. Our Operating Subsidiaries are located and operate their business in Hong Kong, a special administrative region of the PRC, and Singapore. Pursuant to the Basic Law of Hong Kong (“Basic Law”), national laws of Mainland China do not apply in Hong Kong unless they are listed in Annex III of the Basic Law and applied locally by promulgation or local legislation. National laws that may be listed in Annex III are currently limited under the Basic Law to those which fall within the scope of defense and foreign affairs, as well as other matters outside the limits of the autonomy of Hong Kong. National laws and regulations relating to data protection, cybersecurity and the anti-monopoly have not been listed in Annex III and so do not apply directly to Hong Kong.

However, due to long-arm provisions under the current PRC laws and regulations, there remains regulatory and legal uncertainty with respect to the implementation of certain PRC laws and regulations in Hong Kong. As a result, there is no guarantee that the PRC government may not choose to implement the laws of Mainland China to Hong Kong and exercise significant direct influence and discretion over the operation of our Operating Subsidiaries in the future and, it will not have a material adverse impact on our business, financial condition and results of operations, due to changes in laws, political arrangement, or other unforeseeable reasons.

In the event that we or our Operating Subsidiaries in Hong Kong were to become subject to the PRC laws and regulations, the legal and operational risks associated in Mainland China may also apply to our operations in Hong Kong, and we face the risks and uncertainties associated with the legal system in the Mainland China, complex and evolving PRC laws and regulation, and as to whether and how the recent PRC government statements and regulatory developments, such as those relating to data and cyberspace security and anti-monopoly concerns, would be applicable to companies like our Operating Subsidiaries and us, given the substantial operations of our Operating Subsidiaries in Hong Kong and the PRC government may exercise significant oversight over the conduct of business in Hong Kong.

The laws and regulations in Mainland China are evolving, and their enactment timetable, interpretation, enforcement, and implementation involve significant uncertainties and may change quickly with little advance notice, along with the risk that the PRC government may intervene or influence our Operating Subsidiaries’ operations at any time, which could result in a material change in our operations and/or the value of our securities. Moreover, there are substantial uncertainties regarding the interpretation and application of PRC laws and regulations, including, but not limited to, the laws and regulations related to our business and the enforcement and performance of our arrangements with clients in certain circumstances. The laws and regulations are sometimes vague and may be subject to future changes, and their official interpretation and enforcement may involve substantial uncertainty. The effectiveness and interpretation of newly enacted laws or regulations, including amendments to existing laws and regulations, may be delayed, and our business may be affected if we rely on laws and regulations that are subsequently adopted or interpreted in a manner different from our understanding of these laws and regulations. New laws and regulations that affect existing and proposed future businesses may also be applied retroactively. We cannot predict what effect the interpretation of existing or new PRC laws or regulations may have on our business.

The laws, regulations, and other government directives in Mainland China may also be costly to comply with, and such compliance or any associated inquiries, investigations or any other government actions may:

●	delay or impede our development;

●	result in negative publicity or increase our operating costs;

●	require significant management time and attention;

●	cause devaluation of our securities or delisting; and,

●	subject us to remedies, administrative penalties and even criminal liabilities that may harm our business, including fines assessed for our current or historical operations, or demands or orders that we modify or even cease our business operations.

We are aware that recently, the PRC government initiated a series of regulatory actions and statements to regulate business operations in certain areas in Mainland China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over Mainland China-based companies listed overseas using a variable interest entity structure, adopting new measures to extend the scope of cybersecurity reviews, and expanding the efforts in anti-monopoly enforcement. Based on our understanding of the PRC laws and regulations currently in effect as of the date of this prospectus, as our Operating Subsidiaries are located and operate in Hong Kong and Singapore, we are not currently required to obtain permission from the PRC government to maintain our listing or conduct offerings on a U.S. securities exchange. However, there is no guarantee that this will continue to be the case in the future in relation to the continued listing of our securities on a securities exchange outside of the PRC, or even when such permission is obtained, it will not be subsequently denied or rescinded.

The PRC government may intervene or influence our operations at any time or may exert control over offerings conducted overseas and foreign investment in Hong Kong-based issuers, which may result in a material change in our operations and/or the value of our Class A Ordinary Shares. For example, there is currently no restriction or limitation under the laws of Hong Kong on the conversion of HK dollars into foreign currencies and the transfer of currencies out of Hong Kong and the laws and regulations of the PRC on currency conversion control do not currently have any material impact on the transfer of cash between the ultimate holding company and the Operating Subsidiaries in Hong Kong. However, the PRC government may, in the future, impose restrictions or limitations on our ability to move money out of Hong Kong to distribute earnings and pay dividends to and from the other entities within our organization or to reinvest in our business outside of Hong Kong. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition, and results of operations could be adversely affected and such measures could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless.

There remain some uncertainties as to whether we will be required to obtain approvals from the PRC authorities to list on the U.S. exchanges and offer securities in the future, and if required, we cannot assure you that we will be able to obtain such approval. We may become subject to a variety of PRC laws and other obligations regarding data security in relation to offerings that are conducted overseas, and any failure to comply with applicable laws and obligations could have a material and adverse effect on our business, financial condition and results of operations and may hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

On June 10, 2021, the Standing Committee of the National People’s Congress enacted the PRC Data Security Law, which took effect on September 1, 2021. The law requires data collection to be conducted in a legitimate and proper manner, and stipulates that, for the purpose of data protection, data processing activities must be conducted based on data classification and a hierarchical protection system for data security.

On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

On August 20, 2021, the 30th meeting of the Standing Committee of the 13th National People’s Congress voted and passed the “Personal Information Protection Law of the People’s Republic of China”, or “PRC Personal Information Protection Law,” or the “PIPL,” which became effective on November 1, 2021. The PRC Personal Information Protection Law applies to the processing of personal information of natural persons within the territory of China that is carried out outside of China where (1) such processing is for the purpose of providing products or services for natural persons within China, (2) such processing is to analyze or evaluate the behavior of natural persons within China, or (3) there are any other circumstances stipulated by related laws and administrative regulations. Pursuant to the PIPL, personal data processors (“data processors”) shall meet one of the conditions in order to transmit personal information overseas for their business operations: (i) passing the security evaluation organized by the Cyberspace Administration of China (the “CAC”); (ii) acquiring personal information protection certification from the professional organizations regulated by the CAC; (iii) adopting the standard contract forms stipulated by the CAC when entering into contracts with overseas information receivers, setting forth the rights and obligations of the parties; and (iv) other conditions regulated by laws, regulations and the CAC. Prior to the cross-border provision of personal information of natural persons, personal information processors shall obtain the approval of the corresponding natural persons and advise them of the overseas receiver’s name, contact information, processing purpose and methods, classification of personal information, and information reception procedures, etc.

On December 28, 2021, the CAC jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021), which took effect on February 15, 2022, and replaced the former Measures for Cybersecurity Review (2020) issued on July 10, 2021. Measures for Cybersecurity Review (2021) stipulates that in addition to “operator of critical information infrastructure,” any “data processor” carrying out data processing activities that affect or may affect national security should also be subject to cybersecurity review, and further elaborated the factors to be considered when assessing the national security risks of the relevant activities, including, among others, (i) the risk of core data, important data or a large amount of personal information being stolen, leaked, destroyed, and illegally used or transferred outside the country; and (ii) the risk of critical information infrastructure, core data, important data or a large amount of personal information being affected, controlled, or maliciously used by foreign governments after listing abroad. CAC has said that under the proposed rules, companies holding data on more than one million users must apply for cybersecurity approval when seeking listings in other nations because of the risk that such data and personal information could be “affected, controlled, and maliciously exploited by foreign governments.” The cybersecurity review will also investigate the potential national security risks from overseas IPOs.

On December 24, 2021, the China Securities Regulatory Commission (“CSRC”), together with other relevant government authorities in China issued the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments), and the Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (Draft for Comments) (“Draft Overseas Listing Regulations”). The Draft Overseas Listing Regulations requires that a PRC domestic enterprise seeking to issue and list its shares overseas (“Overseas Issuance and Listing”) shall complete the filing procedures of and submit the relevant information to CSRC. The Overseas Issuance and Listing includes direct and indirect issuance and listing.

Where an enterprise whose principal business activities are conducted in PRC seeks to issue and list its shares in the name of an overseas enterprise (“Overseas Issuer”) on the basis of the equity, assets, income or other similar rights and interests of the relevant PRC domestic enterprise, such activities shall be deemed an indirect overseas issuance and listing (“Indirect Overseas Issuance and Listing”) under the Draft Overseas Listing Regulations.

On February 17, 2023, the CSRC promulgated the Trial Administrative Measures of Overseas Securities Offering and Listing by Domestic Companies (the “Trial Administrative Measures”), which came into effect on March 31, 2023. Compared to the Draft Overseas Listing Regulations, the Trial Administrative Measures further clarified and emphasized that the comprehensive determination of the “indirect overseas offering and listing by PRC domestic companies” shall comply with the principle of “substance over form” and particularly, an issuer will be required to go through the filing procedures under the Trial Administrative Measures if the following criteria are met at the same time: a) 50% or more of the issuer’s operating revenue, total profits, total assets or net assets as documented in its audited consolidated financial statements for the most recent accounting year are accounted for by PRC domestic companies, and b) the main parts of the issuer’s business activities are conducted in Mainland China, or its main places of business are located in Mainland China, or the senior managers in charge of its business operation and management are mostly Chinese citizens or domiciled in Mainland China. On the same day, the CSRC held a press conference for the release of the Trial Administrative Measures and issued the Notice on Administration for the Filing of Overseas Offering and Listing by Domestic Companies, which, among others, provided the exemption from immediate filings for issuers that a) have been listed or have been registered but not yet listed in foreign securities markets, including U.S. markets, prior to the effective date of the Trial Administrative Measures, b) are not required to re-perform the regulatory procedures with the relevant overseas regulatory authority or the overseas stock exchange, and c) will complete the overseas securities offering and listing before September 30, 2023. Nonetheless, such issuers shall carry out the filing procedures as required if they subsequently conduct refinancing or are involved in other circumstances that require filings with the CSRC. Furthermore, the Trial Administrative Measures and its supporting guidelines provide a negative list of types of issuers banned from listing overseas, the issuers’ obligation to comply with national security measures and the personal data protection laws, and certain other matters such as the requirements that an issuer (i) file with the CSRC within three business days after it submits an application for initial public offering to the competent overseas regulator and (ii) file subsequent reports with the CSRC on material events, including change of control and voluntary or forced delisting, after its overseas offering and listing.

Although our Operating Subsidiaries in Hong Kong may collect and store certain data (including certain personal information) from our clients, some of whom may be individuals in Mainland China, in connection with our business and operations for “Know Your Customers” purpose, as advised by our PRC Counsel, China Commercial Law Firm, we and our Operating Subsidiaries will not be deemed to be an “operator of critical information infrastructure,” any “data processor” carrying out data processing activities, and we are not subject to cybersecurity review by the CAC required to obtain regulatory approval from the CAC nor any other PRC authorities for our and our subsidiaries’ operations Hong Kong, since (i) our Operating Subsidiaries are incorporated and operate in Hong Kong only without any subsidiary or variable interest entity structure in Mainland China, and it is unclear whether the Measures for Cybersecurity Review (2021) shall be applied to a Hong Kong company; (ii) as of date of this prospectus, our Operating Subsidiaries have in aggregate collected and stored the personal information of less than one thousand individuals in Mainland China only and we have acquired the clients’ separate consents for collecting and storing of their personal information and data; (iii) we do not place any reliance on collection and processing of any personal information to maintain our business operation; (iv) data processed in our business should not have a bearing on national security nor affect or may affect national security; (v) all of the data our Operating Subsidiaries have collected is stored in servers located in Hong Kong; and (vi) as of the date of this prospectus, neither we or our Operating Subsidiaries have been informed by any PRC governmental authority of being classified as “operator of critical information infrastructure” or “data processor” that is subject to CAC cybersecurity review or a CSRC review.

Furthermore, based on laws and regulations currently in effect in the PRC as of the date of this prospectus, as advised by our PRC Counsel, China Commercial Law Firm, we are not required to obtain regulatory approval from the CSRC or go through the filing procedures under the Trial Administrative Measures before our Class A Ordinary Shares can be listed or offered in the U.S since neither we, nor our subsidiaries, are “PRC domestic companies” which subject to the Trial Administrative Measure, because (i) we are headquartered in Hong Kong, with our directors and officers based in Hong Kong; (ii) we do not, directly or indirectly, own or control any entity or subsidiary in Mainland China, nor are we controlled by any Mainland Chinese company or individual directly or indirectly; (iii) we operate principally in Hong Kong, and all of our revenues and profits are generated by our Operating Subsidiaries in Hong Kong. None of our business activities are conducted in Mainland China, and we have not generated revenues or profits from Mainland China in the most recent accounting year accounts for more than 50% of the corresponding figure in our audited consolidated financial statements for the same period; (iv) we do not have or intend to set up any subsidiary or enter into any contractual arrangements to establish a variable interest entity structure with any entity in Mainland China; (v) pursuant to the Basic Law of Hong Kong, or the Basic Law, PRC laws and regulations shall not be applied in Hong Kong except for those listed in Annex III of the Basic Law (which is confined to laws relating to national defense, foreign affairs and other matters that are not within the scope of autonomy).

However, as further advised by our PRC Counsel, China Commercial Law Firm, given the uncertainties arising from the legal system in Mainland China and Hong Kong, including uncertainties regarding the interpretation and enforcement of the PRC laws and regulations and the significant authority of the PRC government to intervene or influence the offshore holding company headquartered in Hong Kong, there remains significant uncertainty in the interpretation and enforcement of the Trial Administrative Measures, PIPL, relevant Mainland China data privacy, cybersecurity laws and other regulations. It is highly uncertain how soon the legislative or administrative regulation-making bodies will respond and what existing or new laws or regulations or detailed implementations and interpretations will be modified or promulgated, if any. It is also highly uncertain what the potential impact such modified or new laws and regulations will have on the daily business operations of our Operating Subsidiaries and the continued listing of our Class A Ordinary Shares on the U.S. or other foreign exchanges. As the Trial Administrative Measures are newly issued, there remains uncertainty as to how it will be interpreted or implemented. Therefore, we cannot assure you that when and whether we will be subject to such filing requirements, or will be able to get clearance from the CSRC in a timely manner, or at all, even though we believe that none of the situations that would clearly prohibit overseas listing and offering apply to us.

Although we are currently not required to obtain approvals from the PRC authorities to operate our business or list on the U.S. exchanges and offer securities, specifically, we are currently not required to obtain any permission or approval from the CSRC, the CAC or any other PRC governmental authority to operate our business or to list our securities on a U.S. securities exchange or issue securities to foreign investors, we cannot assure you that PRC regulatory agencies, including the CAC, would take the same view as we do, and there is no assurance that we can fully or timely comply with such laws. There remains uncertainty as to how the Measures for Cybersecurity Review (2021) will be interpreted or implemented, and the relevant PRC governmental authority may not take a view that is consistent with ours. Also, significant uncertainty exists in relation to the interpretation and enforcement of relevant PRC cybersecurity laws and regulations. If we were deemed to be an “operator of critical information infrastructure” or a “data processor” controlling personal information of no less than one million users under the Measures, or if other regulations promulgated in relation to the Measures are deemed to apply to us, our business operations and the continued listing of our Class A Ordinary Shares in the U.S. could be subject to cybersecurity review by the CAC, in the future. In the event that we are subject to any mandatory cybersecurity review and other specific actions required by the CAC, we face uncertainty as to whether any clearance or other required actions can be completed in a timely fashion or at all. Given such uncertainty, we may be further required to suspend our relevant business, shut down our website, or face other penalties that could materially and adversely affect our business, financial condition, and results of operations.

Furthermore, if the Trial Administrative Measures, Measures for Cybersecurity Review (2021), the PIPL, become applicable to us or our Operating Subsidiaries in Hong Kong, our operation and the continued listing of our Class A Ordinary Shares in the United States could be subject to the CAC’s cybersecurity review or the CSRC Overseas Issuance and Listing review in the future. If the applicable laws, regulations, or interpretations change and our Operating Subsidiaries become subject to the CAC or CSRC review, we cannot assure you that our Operating Subsidiaries will be able to comply with the regulatory requirements in all respects and our current practice of collecting and processing personal information may be ordered to be rectified or terminated by regulatory authorities. Compliance with these laws and regulations could significantly increase the cost to us of providing our service offerings, require significant changes to our operations or even prevent us from providing certain service offerings in jurisdictions in which we currently operate or in which we may operate in the future. If there is a significant change to the current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and/or if we were required to obtain such permissions or approvals in the future in connection with the continued listing of our securities on a stock exchange outside of the PRC, it is uncertain how long it will take for us to obtain such approval, and, even if we obtain such approval, the approval could be rescinded. Any failure to obtain or a delay in obtaining the necessary permissions from the PRC authorities to conduct offerings or list outside of the PRC may subject us to sanctions imposed by the CSRC, CAC, or other PRC regulatory authorities. It could include fines and penalties, proceedings against us, and other forms of sanctions, and our ability to conduct our business, invest into the Mainland China as foreign investments or accept foreign investments, ability to offer or continue to offer Class A Ordinary Shares to investors or list on the U.S. or other overseas exchange may be restricted, and the value of our Class A Ordinary Shares may significantly decline or be worthless, our business, reputation, financial condition, and results of operations may be materially and adversely affected. Any uncertainties and/or negative publicity regarding such an approval requirement could have a material adverse effect on the trading price of our securities.

Compliance with Hong Kong’s Personal Data (Privacy) Ordinance and any such other existing or future data privacy related laws, regulations and governmental orders may entail significant expenses and could materially affect our business.

Although we are not required to obtain regulatory approval regarding the data privacy and personal information requirements from the CAC nor any other PRC authorities for our and our Operating Subsidiaries’ operations in Hong Kong, we are subject to a variety of laws and other obligations regarding data privacy and protection in Hong Kong.

In particular, the Personal Data (Privacy) Ordinance (Chapter 486 of the laws of Hong Kong) (“PDPO”) imposes a duty on any data user who, either alone or jointly with other persons, controls the collection, holding, processing, or use of any personal data which relates directly or indirectly to a living individual and can be used to identify that individual. Under the PDPO, data users shall take all practicable steps to protect the personal data they hold from any unauthorized or accidental access, processing, erasure, loss, or use. Once collected, such personal data should not be kept longer than necessary for the fulfilment of the purpose for which it is or is to be used and shall be erased if it is no longer required, unless erasure is prohibited by law or is not in the public interest. The PDPO also confers on the Privacy Commissioner for Personal Data (“Privacy Commissioner”) the power to conduct investigations and institute prosecutions. The data protection principles (collectively, the “DPP”), which are contained in Schedule 1 to the PDPO, outline how data users should collect, handle, and use personal data, complemented by other provisions imposing further compliance requirements. The collective objective of DPPs is to ensure that personal data is collected on a fully informed basis and in a fair manner, with due consideration towards minimizing the amount of personal data collected. Once collected, the personal data should be processed in a secure manner and should only be kept for as long as necessary for the fulfilment of the purposes of using the data. Use of the data should be limited to or related to the original collection purpose. Data subjects are given certain rights, inter alia: (a) the right to be informed by a data user whether the data user holds personal data of which the individual is the data subject; (b) if the data user holds such data, to be supplied with a copy of such data; and (c) the right to request correction of any data they consider to be inaccurate. The Commissioner may carry out criminal investigations and institute prosecution for certain offenses. Depending on the severity of the cases, the Privacy Commissioner will decide whether to prosecute or refer cases involving suspected commission to the Department of Justice of Hong Kong. Victims may also seek compensation by civil action from data users for damage caused by a contravention of the PDPO. The Commissioner may provide legal assistance to the aggrieved data subjects if the Commissioner deems it fit to do so. See “Item 4. Information on the Company – 4.B. Business Overview - Regulations” on page 43 of our 2025 Annual Report.

We believe that we have been in compliance with the data privacy and personal information requirements of the PDPO. Moreover, we do not expect to be subject to any cybersecurity review by Hong Kong and PRC government authorities for future offerings. However, if we or our Operating Subsidiaries, which conduct business operations in Hong Kong, have violated certain provisions of the PDPO, we could face significant civil penalties and/or criminal prosecution, which could adversely affect our business, financial condition, and results of operations.

If the PRC government chooses to extend the oversight and control over offerings that are conducted overseas and/or foreign investment in Mainland China-based issuers to Hong Kong-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Class A Ordinary Shares to investors and cause the value of our Class A Ordinary Shares to significantly decline or be worthless.

Recent statements, laws and regulations by the PRC government, including the Measures for Cybersecurity Review (2021), the PRC Personal Information Protection Law and the Trial Administrative Measures published by CSRC on February 17, 2023, which came into effect on March 31, 2023, also have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in Mainland China-based issuers. It remains uncertain as to the enactment, interpretation and implementation of regulatory requirements related to overseas securities offerings and other capital markets activities and due to the possibility that laws, regulations, or policies in the PRC could change rapidly in the future.

It remains uncertain whether the PRC government will adopt additional requirements or extend the existing requirements to apply to our Operating Subsidiaries located in Hong Kong. It is also uncertain whether the Hong Kong government will be mandated by the PRC government, despite the constitutional constraints of the Basic Law, to control over offerings conducted overseas and/or foreign investment of entities in Hong Kong, including our Operating Subsidiaries. Any actions by the PRC government to exert more oversight and control over offerings (including of businesses whose primary operations are in Hong Kong) that are conducted overseas and/or foreign investments in Hong Kong-based issuers could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. If there is a significant change to current political arrangements between Mainland China and Hong Kong, or the applicable laws, regulations, or interpretations change, and, in such event, if we are required to obtain such approvals in the future and we do not receive or maintain the approvals or is denied permission from Mainland China or Hong Kong authorities, we will not be able to list our Class A Ordinary Shares on a U.S. exchange, or continue to offer securities to investors, which would materially affect the interests of the investors and cause significant the value of our Class A Ordinary Shares significantly decline or be worthless.

The enactment of the law of the PRC on Safeguarding National Security in the Hong Kong Special Administrative Region (the “Hong Kong National Security Law”) could impact our Hong Kong subsidiaries, which represent substantially all of our business.

On June 30, 2020, the Standing Committee of the PRC National People’s Congress adopted the Hong Kong National Security Law. This law defines the duties and government bodies of the Hong Kong National Security Law for safeguarding national security and four categories of offenses — secession, subversion, terrorist activities, and collusion with a foreign country or external elements to endanger national security — and their corresponding penalties. On July 14, 2020, U.S. President Donald Trump signed into law the Hong Kong Autonomy Act (“HKAA”), into law, authorizing the U.S. administration to impose blocking sanctions against individuals and entities determined to have materially contributed to the erosion of Hong Kong’s autonomy. On August 7, 2020, the U.S. government imposed HKAA-authorized sanctions on eleven individuals, including former and current Chief Executives of HKSAR, Carrie Lam and John Lee, respectively. On October 14, 2020, the U.S. State Department submitted to relevant committees of Congress the report required under HKAA, identifying persons materially contributing to “the failure of the Government of China to meet its obligations under the Joint Declaration or the Basic Law.” The HKAA further authorizes secondary sanctions, including the imposition of blocking sanctions, against foreign financial institutions that knowingly conduct a significant transaction with foreign persons sanctioned under this authority. The imposition of sanctions may directly affect foreign financial institutions and any third parties or clients dealing with any foreign financial institution that is targeted. It is difficult to predict the full impact of the Hong Kong National Security Law and HKAA on Hong Kong and companies located in Hong Kong. If our Hong Kong subsidiaries, which represent substantially all of our business, are determined to be in violation of the Hong Kong National Security Law or the HKAA by competent authorities, our business operations, financial position and results of operations could be materially and adversely affected.

The enforcement of laws and rules and regulations in the PRC can change quickly with little advance notice. Additionally, the PRC laws and regulations and the enforcement of such that apply or are to be applied to Hong Kong can change quickly with little or no advance notice. As a result, the Hong Kong legal system embodies uncertainties which could limit the availability of legal protections, which could result in a material change in our Operating Subsidiaries’ operations and/or the value of the securities we are offering.

As one of the conditions for the handover of the sovereignty of Hong Kong to the PRC, the PRC accepted conditions such as Hong Kong’s Basic Law. According to Article 18 of the Basic Law, national laws of the PRC shall not be applied in Hong Kong, except for those listed in Annex III to the Basic Law, such as the laws relating to the national flag, national anthem, and diplomatic privileges and immunities. The Basic Law guaranteed a high degree of autonomy for Hong Kong which ensured Hong Kong will retain its currency (the Hong Kong Dollar), legal system, parliamentary system, and people’s rights and freedom for fifty years from 1997. This agreement has given Hong Kong the freedom to function with a high degree of autonomy. The Special Administrative Region of Hong Kong is responsible for its domestic affairs, including, but not limited to, the judiciary and courts of last resort, immigration, and customs, public finance, currencies, and extradition. Hong Kong continues using the English common law system. However, if there are any changes in relation to the political arrangements which allow Hong Kong to function autonomously, this could potentially impact Hong Kong’s common law legal system and may in turn bring about uncertainty in, for example, the enforcement of our contractual rights. This could, in turn, materially and adversely affect our Operating Subsidiaries’ business and operations. Accordingly, we cannot predict the effect of future developments in the Hong Kong legal system, including the promulgation of new laws, changes to existing laws or the interpretation or enforcement thereof, or the pre-emption of local regulations by national laws. These uncertainties could limit the legal protections available to us, including the ability to enforce agreements with our customers.

There are political risks associated with conducting business in Hong Kong.

Substantially all of our operations are in Hong Kong. During the period covered by the financial information incorporated by reference into and included in this prospectus, we derive all of our revenue from operations in Hong Kong. Accordingly, the business operations and financial conditions of our Operating Subsidiaries will be affected by the political and legal developments in Hong Kong. Any adverse economic, social and/or political conditions, material social unrest, strike, riot, civil disturbance or disobedience, as well as significant natural disasters, may affect the market and may adversely affect our operations. Given the relatively small geographical size of Hong Kong, any of such incident may have a widespread effect on our business operations, which could in turn adversely and materially affect our business, results of operations and financial condition.

Hong Kong is a special administrative region of the PRC and the basic policies of the PRC regarding Hong Kong are reflected in the Basic Law, namely, Hong Kong’s constitutional document, which provides Hong Kong with a high degree of autonomy and executive, legislative and independent judicial powers, including that of final adjudication under the principle of “one country, two systems”. However, there is no assurance that there will not be any changes in the political arrangement between PRC and Hong Kong and the economic, political and legal environment in Hong Kong in the future. Since substantially all of our operations are based in Hong Kong, any change of such political arrangements may pose an adverse impact to the stability of the economy in Hong Kong, thereby directly and adversely affecting our results of operations and financial positions.

Based on certain recent development including the Hong Kong National Security Law that was passed in June 2020, the U.S. State Department has indicated that the United States no longer considers Hong Kong to have significant autonomy from China and President Trump issued an executive order and signed into law the HKAA, to remove Hong Kong’s preferential trade status and to authorize the U.S. administration to impose blocking sanctions against individuals and entities who are determined to have materially contributed to the erosion of Hong Kong’s autonomy. The United States may impose the same tariffs and other trade restrictions on exports from Hong Kong that it places on goods from Mainland China. These and other recent actions may represent an escalation in political and trade tensions involving the U.S, Mainland China, and Hong Kong, which could potentially harm our business. It is difficult to predict the full impact of the HKAA on Hong Kong and companies with operations in Hong Kong like us. Furthermore, legislative or administrative actions in respect of China-U.S. relations could cause investor uncertainty for affected issuers, including us, and the market price of our Class A Ordinary Shares could be adversely affected.

Because our business is conducted in Hong Kong dollars and the price of our Class A Ordinary Shares is quoted in United States dollars, changes in currency conversion rates may affect the value of your investments.

Since our business is conducted in Hong Kong, our books and records are maintained in Hong Kong dollars, which is the currency of Hong Kong, and the financial statements that we file with the SEC and provide to our shareholders are presented in United States dollars. Changes in the exchange rate between the Hong Kong dollar and U.S. dollar affect the value of our assets and the results of our operations in United States dollars. The value of the Hong Kong dollar against the United States dollar and other currencies may fluctuate and is affected by, among other things, changes in the Hong Kong’s political and economic conditions and perceived changes in the economy of Hong Kong and the United States. Any significant revaluation of the Hong Kong dollar may materially and adversely affect our cash flows, revenue and financial condition. Further, our Class A Ordinary Shares offered by this prospectus are denominated in United States dollars, we will need to convert the net proceeds we receive into Hong Kong dollar in order to use the funds for our business. Changes in the conversion rate between the United States dollar and the Hong Kong dollar will affect that amount of proceeds we will have available for our business.

Since 1983, Hong Kong dollars have been pegged to the U.S. dollars at the rate of approximately HK$7.80 to US$1.00. We cannot assure you that this policy will not be changed in the future. If the pegging system collapses and Hong Kong dollars suffer devaluation, the Hong Kong dollar cost of our expenditures denominated in foreign currency may increase. This would in turn adversely affect the operations and profitability of our business.

Risks Relating to Our Corporate Structure

We rely on dividends and other distributions on equity paid by our subsidiaries to fund any cash and financing requirements we may have. In the future, to the extent funds or assets in the business are in Hong Kong or a Hong Kong entity, funds or assets may not be available to fund operations or for other use outside of Hong Kong, due to interventions in, or the imposition of restrictions and limitations on, our ability or our Operating Subsidiaries by the PRC government to transfer cash or assets. Any limitation on the ability of our subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless.

Mint is a holding company incorporated in the BVI, and we rely on dividends and other distributions on equity paid by our subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. We do not expect to pay cash dividends in the foreseeable future. If any of our subsidiaries incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Under the current practice of the Inland Revenue Department of Hong Kong, no tax is payable in Hong Kong in respect of dividends paid by us. There are no restrictions or limitations under the laws of Hong Kong imposed on the conversion of Hong Kong dollar into foreign currencies and the remittance of currencies out of Hong Kong, nor are there any restriction on any foreign exchange to transfer cash between Mint and its subsidiaries, across borders and to U.S. investors, nor are there any restrictions and limitations to distribute earnings from the subsidiaries, to Mint and U.S. investors and amounts owed.

Currently, the PRC law and regulations and foreign currency control in Mainland China have no impact on the transfer of cash or assets between Mint, CKL and our Operating Subsidiaries, or vice versa. However, to the extent that cash and/or assets of the business are in Hong Kong or held by Hong Kong entity, such cash and/or assets may not be available to fund operations or for other uses outside of Hong Kong in the future due to interventions in or the imposition of restrictions and limitations by the PRC government on the ability of Mint, CKL or our Operating Subsidiaries to transfer cash and/or assets. Any limitation, if imposed in the future, on the ability of our Operating Subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business and might materially decrease the value of our Class A Ordinary Shares or cause them to be worthless. Such restrictions and limitations, if imposed in the future, may delay or hinder the expansion of our business to outside of Hong Kong and may affect our ability to receive funds from our Operating Subsidiaries in Hong Kong. The promulgation of new laws or regulations, or the new interpretation of existing laws and regulations, in each case, that restrict or otherwise unfavorably impact the ability or way we conduct our business, could require us to change certain aspects of our business to ensure compliance, which could decrease demand for our services, reduce revenues, increase costs, require us to obtain more licenses, permits, approvals or certificates, or subject us to additional liabilities. To the extent any new or more stringent measures are required to be implemented, our business, financial condition and results of operations could be adversely affected and such measured could materially decrease the value of our Class A Ordinary Shares, potentially rendering them worthless. Further, any limitation on the ability of our subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

It may be difficult for overseas shareholders and/or regulators to conduct investigations or collect evidence within the territory of the PRC, including Hong Kong.

Substantially all of our assets are located outside the United States and our principal business operation is conducted in Hong Kong. In addition, our directors and officers reside in Hong Kong. As a result, it may be difficult for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof. In the event that the U.S. regulators carry out an investigation on us and there is a need to conduct such investigation, or collect evidence within the territory of the PRC, the U.S. regulators may not be able to carry out such investigation or evidence collection directly in the PRC under the PRC laws.

Shareholder claims or regulatory investigations that are common in the United States generally are difficult to pursue as a matter of law or practicality in the PRC. For example, in the PRC, there are significant legal and other obstacles to providing information needed for regulatory investigations or litigation initiated outside the PRC. Although the PRC authorities may establish a regulatory cooperation mechanism with the regulatory authorities of another country or region to implement cross-border supervision and administration, such cooperation with the regulatory authorities in the Unities States may not be efficient in the absence of mutual and practical cooperation mechanism. Furthermore, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator is allowed to directly conduct investigations or evidence collection activities within the territory of the Mainland China. While detailed interpretation of or implementation rules under the same article have yet to be promulgated, the inability for an overseas securities regulator to directly conduct investigations or evidence collection activities within Mainland China may further increase difficulties faced by you in protecting your interests.

You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management based on Hong Kong laws.

Currently, our Operating Subsidiaries’ operations are conducted outside the United States, and substantially all of our assets are located outside the United States. All of our directors and officers reside in Hong Kong, and a substantial portion of their assets are located in Hong Kong and outside the United States. You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management, as there are currently no treaties or other arrangements providing for reciprocal enforcement of judgments between Hong Kong and the United States and judgments entered in the United States may be enforced in Hong Kong only at common law as a cause of action in itself and sued upon as a debt between the parties. If you want to enforce a judgment of the United States in Hong Kong, it must, among other things, be a final judgment conclusive upon the merits of the claim, for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy.

As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder..

We are a BVI business company with limited liability incorporated under the laws of the BVI. Our corporate affairs are governed by our Amended and Restated Memorandum and Articles of Association, the BVI Act and the common law of the BVI. The rights of shareholders to take action against our directors, actions by our minority shareholders and the fiduciary duties of our directors to us under the BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as from the common law of England and the wider Commonwealth, the decisions of whose courts are of persuasive authority, but are not binding, on a court in the BVI. The rights of our shareholders and the fiduciary duties of our directors under the BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws than the United States. Some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI.

In addition, the BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a shareholder. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Certain corporate governance practices in the BVI, where our holding company was incorporated, differ significantly from requirements for companies incorporated in other jurisdictions such as the United States. We can rely on home country practice with respect to our corporate governance. If we choose to follow the BVI practice in the future, our shareholders may be afforded less protection than they otherwise would under rules and regulations applicable to U.S. domestic issuers. See “Risk Factors — Risks Relating to Our Class A Ordinary Shares and this Offering — We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.” on page 51 of this prospectus.

As a result of all of the above, public shareholders may have more difficulties in protecting their interests in the face of actions taken by our management, or members of our board of directors than they would as public shareholders of a company incorporated in the United States.

The laws of BVI provide limited protections for minority shareholders, so minority shareholders will not have the same options as to recourse in comparison to the U.S. if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

Risks Relating to our Class A Ordinary Shares and this Offering

Our Class A Ordinary Shares may be delisted or prohibited from being traded on a national exchange under the Holding Foreign Companies Accountable Act if the PCAOB is unable to inspect our auditors.

The Holding Foreign Companies Accountable Act, or the HFCAA, was enacted on December 18, 2020. The HFCAA states if the SEC determines that we have filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit our shares from being traded on a national securities exchange or in the over-the-counter trading market in the United States.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the Accelerating Holding Foreign Companies Accountable Act (the “AHFCAA”), which was signed into law on December 29, 2022, amending the HFCAA and requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchange if its auditor is not subject to PCAOB inspections for two consecutive years instead of three consecutive years. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCAA, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCAA, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong.

On August 26, 2022, the PCAOB announced and signed a Statement of Protocol (the “Protocol”) with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China. The Protocol provides the PCAOB with: (1) sole discretion to select the firms, audit engagements and potential violations it inspects and investigates, without any involvement of Chinese authorities; (2) procedures for PCAOB inspectors and investigators to view complete audit work papers with all information included and for the PCAOB to retain information as needed; (3) direct access to interview and take testimony from all personnel associated with the audits the PCAOB inspects or investigates.

On December 15, 2022, the PCAOB issued a new Determination Report which: (1) vacated the December 16, 2021 Determination Report; and (2) concluded that the PCAOB has been able to conduct inspections and investigations completely in the PRC in 2022. The December 15, 2022 Determination Report cautions, however, that authorities in the PRC might take positions at any time that would prevent the PCAOB from continuing to inspect or investigate completely. As required by the HFCAA, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether it should issue a new determination.

Our auditor, WWC, P.C., an independent registered public accounting firm, is headquartered in California and registered with the PCAOB, and thus is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess our auditor’s compliance with the applicable professional standards with the last inspection in 2023, and as of the date of this prospectus, our auditor is not subject to and not affected by to the PCAOB’s December 2021 Determination Report. However, in the event it is later determined that the PCAOB is unable to inspect or investigate completely the auditor because of a position taken by an authority in a foreign jurisdiction, such as the PRC authorities, then such lack of inspection could cause trading in the Company’s securities to be prohibited under the HFCAA, and ultimately result in a determination by a securities exchange to delist the Company’s securities.

The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

The SEC has announced that the SEC staff is preparing a consolidated proposal for the rules regarding the implementation of the HFCA Act and to address the recommendations in the PWG report. It is unclear when the SEC will complete its rulemaking and when such rules will become effective, and what, if any, of the PWG recommendations will be adopted. The implications of this possible regulation, in addition to the requirements of the HFCA Act, are uncertain. Such uncertainty could cause the market price of our Class A Ordinary Shares to be materially and adversely affected, and our securities could be delisted or prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our Class A Ordinary Shares are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Class A Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Class A Ordinary Shares.

Regulatory developments and market scrutiny relating to companies with operations in China or Hong Kong may affect investor perception of our Company and the trading price of our shares.

U.S.-listed companies with substantial operations in China, including Hong Kong, have in recent years been subject to increased attention from investors, financial commentators, market participants and regulatory authorities, including the SEC and Nasdaq. This attention has included a focus on, among other things, financial reporting, internal control over financial reporting, corporate governance practices, related party transactions and the adequacy of public disclosures.

In addition, U.S. regulators and lawmakers have from time to time considered, proposed or adopted additional rules, guidance and other measures relating to China-based and other emerging market companies listed in the United States, including with respect to disclosure, audit, corporate governance and listing standards. These developments may result in additional compliance obligations, increased regulatory attention or changes in market perception of companies with operations in China or Hong Kong.

Although substantially all of our operations are based in Hong Kong, we also serve corporate clients based in Mainland China. Accordingly, regulatory developments, market commentary or investor concerns relating generally to U.S.-listed companies with operations or business relationships in China or Hong Kong may affect investor perception of our Company, even if such developments or concerns are not specific to us. Any such effect could result in increased volatility or a decline in the trading price of our shares.

Negative publicity, market commentary, regulatory inquiries or allegations involving us or similarly situated companies could adversely affect our reputation, business and share price.

Certain U.S.-listed companies with operations in China or Hong Kong have been the subject of negative publicity, market commentary, short-seller reports, shareholder litigation, regulatory inquiries or investigations. In some cases, the publicly traded securities of these companies have experienced significant volatility or declines in value following such events.

If we become the subject of negative publicity, market commentary, regulatory inquiries, investigations, shareholder litigation or unfavorable allegations, whether or not the matters are ultimately determined to have merit, we may need to devote management time and financial resources to reviewing, responding to, or defending against such matters. These matters could be costly and time-consuming, divert management’s attention from our business and adversely affect our reputation, investor confidence and the trading price of our shares.

In addition, even where such matters relate to other companies and not to us specifically, market commentary or investor concerns regarding U.S.-listed companies with operations or business relationships in China or Hong Kong may contribute to broader market volatility or negative investor sentiment. Such developments could adversely affect the market price of our shares.

We may experience extreme stock price volatility unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Share, and could result in substantial losses to you.

The market price of our Class A Ordinary Shares has been volatile and could fluctuate widely due to factors beyond our control. This may happen due to broad market and industry factors, such as performance and fluctuation in the market prices or underperformance or deteriorating financial results of other listed companies based in Hong Kong and Mainland China. The securities of some of these companies have experienced significant volatility since their initial public offerings, including, in some cases, substantial price declines in the trading price of their securities. The trading performances of other Hong Kong and Chinese companies’ securities after their offerings may affect the attitudes of investors towards Hong Kong-based, U.S.-listed companies, which consequently may affect the trading performance of our Class A Ordinary Shares, regardless of our actual operating performance. In addition, any negative news or perceptions about inadequate corporate governance practices or fraudulent accounting, corporate structure or matters of other Hong Kong and Chinese companies may also negatively affect the attitudes of investors towards Hong Kong and Chinese companies in general, including us, regardless of whether we have conducted any inappropriate activities. Furthermore, securities markets may from time to time experience significant price and volume fluctuations that are not related to our operating performance, which may have a material and adverse effect on the trading price of our Class A Ordinary Shares. The market price for our Class A Ordinary Shares may be volatile and subject to wide fluctuations due to factors such as:

●	the financial projections we may provide to the public, any changes in these projections or our failure to meet these projections;

●	actual or anticipated fluctuations in our operating results;

●	changes in financial estimates by securities research analysts;

●	negative publicity, studies or reports about us, our services, our officers, directors, major shareholder, other beneficial owners, our business partners, or our industry;

●	our capability to catch up with the technology innovations in the industry, and maintain such technological innovations, once attained;

●	announcements by us or our competitors of acquisitions, strategic partnerships, joint ventures or capital commitments;

●	additions or departures of key personnel;

●	fluctuations of exchange rates between Hong Kong dollar, the Renminbi, and the U.S. dollar;

●	litigation or regulatory proceedings involving us, our directors, officers or major shareholder;

●	realization of any of the other risk factors presented in this prospectus;

●	changes in investors’ perception of our company and the investment environment promptly;

●	the general market reactions and financial market fluctuation due to the continuous Russo-Ukraine and Middle East conflicts;

●	changes in the economic performance or market valuations of other financial printing firms;

●	economic, social and political conditions in Hong Kong and Mainland China;

●	the liquidity of the market for our Class A Ordinary Shares;

●	release or expiry of lock-up or other transfer restrictions on our outstanding Class A Ordinary Shares;

●	sales and perceived potential sales of additional Class A Ordinary Shares.

Any of these factors may result in large and sudden changes in the volume and price at which our Class A Ordinary Shares will trade.

Recently, there have been instances of extreme stock price run-ups followed by rapid price declines and strong stock price volatility with a number of recent initial public offerings, especially among companies with relatively smaller public floats. As a relatively small-capitalization company with a relatively small public float, we may experience greater stock price volatility, extreme price run-ups, lower trading volume and less liquidity than large-capitalization companies. In particular, our Class A Ordinary Shares may be subject to rapid and substantial price volatility, low volumes of trades and large spreads in bid and ask prices. Such volatility, including any stock run-up, may be unrelated to our actual or expected operating performance, financial condition or prospects, making it difficult for prospective investors to assess the rapidly changing value of our Class A Ordinary Shares.

In addition, if the trading volumes of our Class A Ordinary Shares are low, persons buying or selling in relatively small quantities may easily influence the price of our Class A Ordinary Shares. This low volume of trades could also cause the price of our Class A Ordinary Shares to fluctuate greatly, with large percentage changes in price occurring in any trading day session. Holders of our Class A Ordinary Shares may also not be able to readily liquidate their investment or may be forced to sell at depressed prices due to low volume trading. Broad market fluctuations and general economic and political conditions may also adversely affect the market price of our Class A Ordinary Shares.

As a result of this volatility, investors may experience losses on their investment in our Class A Ordinary Shares. A decline in the market price of our Class A Ordinary Shares also could adversely affect our ability to issue additional shares of Class A Ordinary Shares or other securities and our ability to obtain additional financing in the future. No assurance can be given that an active market in our Class A Ordinary Shares will develop or be sustained. If an active market does not develop, holders of our Class A Ordinary Shares may be unable to readily sell the shares they hold or may not be able to sell their shares at all.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

We have a dual-class share structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Such dual-class share structure will limit your ability to influence corporate matters, and allow our directors, officers and principal shareholders have significant voting power and may take actions that may not be in the best interests of our other shareholders, which could severely limit the ability of other shareholders to influence certain matters requiring shareholder approval and, as a result, we may take actions that our other shareholders do not view as beneficial.

We have a dual-class share structure consisting of Class A Ordinary Shares and Class B Ordinary Shares. Based on our dual-class share structure, each Class A Ordinary Share is entitled to one vote at a meeting of the members of the Company or on any resolution of members, while each Class B Ordinary Share is entitled to twenty (20) votes at a meeting of the members of the Company or on any resolution of members. Due to the disparate voting powers associated with our two classes of ordinary shares, the two largest shareholders of our Company, Deep Vision Enterprise Limited, a company controlled by Mr. Hoi Lung Chan, our Chairman of the Board and Chief Executive Officer, and I Sparks Enterprise Limited, a company controlled by Mr. Cheong Shing Ku, our director, beneficially own approximately 8.80% and 7.62% of our issued and outstanding Class A Ordinary Shares, and 45.82% and 39.71% of the aggregate voting power of our issued and outstanding Class A and Class B Ordinary Shares, respectively; and together, 85.53% of the aggregate voting power. Although we are not considered a “controlled company” under Nasdaq corporate governance rules, if Mr. Ku and Mr. Chan act together, they will be able to control the management and affairs of our Company and certain matters requiring shareholder approval, including the election of directors and approval of significant corporate transactions.

This concentrated control will limit the ability of other shareholders to influence corporate matters and, as a result, we may take actions that our other shareholders do not view as beneficial. The interests of our directors, officers, and principal shareholders, including Mr. Ku and Mr. Chan, may not coincide with your interests, and it may make decisions with which you disagree, including decisions on important topics such as the composition of the board of directors, compensation, management succession, and our business and financial strategy. For example, these shareholders could attempt to delay or prevent a change in control of us, even if such change in control would benefit our other shareholders, which could deprive our shareholders of an opportunity to receive a premium for their Ordinary Shares as part of a sale of us or our assets, and might affect the prevailing market price of our Class A Ordinary Shares due to investors’ perceptions that conflicts of interest may exist or arise. As a result, this concentration of ownership may not be in the best interests of our other shareholders.

If we fail to maintain our Nasdaq listing, we may face increased regulatory burdens and reduced investor protections on over-the-counter markets.

Our Class A Ordinary Shares will continue to be listed and traded on the Nasdaq Capital Market, subject to our compliance with the other listing requirements of the Nasdaq Capital Market. We cannot assure you that we will not receive other deficiency notifications from Nasdaq in the future. A decline in the closing price of our Class A Ordinary Shares could result in a breach of the requirements for listing on the Nasdaq Capital Market. If we do not maintain compliance, Nasdaq could commence suspension or delisting procedures in respect of our Class A Ordinary Shares. The commencement of suspension or delisting procedures by an exchange remains at the discretion of such exchange and would be publicly announced by the exchange.

If our Class A Ordinary Shares are delisted from Nasdaq, they would likely trade, if at all, on over-the-counter markets such as the OTCQX, OTCQB or OTC Pink marketplaces. These alternative markets are generally considered to be less efficient and less liquid than Nasdaq. Trading on the over-the-counter markets could subject Class A Ordinary Shares and our shareholders to additional risks, including limited availability of market quotations, reduced liquidity, decreased market-making activity, reduced analyst coverage, and decreased ability to issue additional Class A Ordinary Shares or obtain additional financing. Additionally, the price of our Class A Ordinary Shares on these markets may be more volatile than on Nasdaq, and shareholders may find it more difficult to dispose of or obtain accurate price information about our Class A Ordinary Shares.

In the event that our Class A Ordinary Shares are delisted from Nasdaq, U.S. broker-dealers may be discouraged from effecting transactions in our Class A Ordinary Shares because they may be considered penny stocks and thus be subject to the penny stock rules.

The SEC has adopted a number of rules to regulate “penny stock” that restrict transactions involving stock that is deemed to be penny stock. Such rules include Rules 3a51-1, 15g-1, 15g-2, 15g-3, 15g-4, 15g-5, 15g-6, 15g-7, and 15g-9 under the Exchange Act. These rules may have the effect of reducing the liquidity of penny stocks. “Penny stocks” generally are equity securities with a price of less than $5.00 per share (other than securities registered on certain national securities exchanges or quoted on Nasdaq if current price and volume information with respect to transactions in such securities is provided by the exchange or system). Our Class A Ordinary Shares could be considered to be a “penny stock” within the meaning of the rules. The additional sales practice and disclosure requirements imposed upon U.S. broker-dealers may discourage such broker-dealers from effecting transactions in our Class A Ordinary Shares, which could severely limit the market liquidity of such Class A Ordinary Shares and impede their sale in the secondary market.

A U.S. broker-dealer selling a penny stock to anyone other than an established customer or “accredited investor” (generally, an individual with a net worth in excess of $1,000,000 or an annual income exceeding $200,000, or $300,000 together with his or her spouse) must make a special suitability determination for the purchaser and must receive the purchaser’s written consent to the transaction prior to sale, unless the broker-dealer or the transaction is otherwise exempt. In addition, the “penny stock” regulations require the U.S. broker-dealer to deliver, prior to any transaction involving a “penny stock”, a disclosure schedule prepared in accordance with SEC standards relating to the “penny stock” market, unless the broker-dealer or the transaction is otherwise exempt. A U.S. broker-dealer is also required to disclose commissions payable to the U.S. broker-dealer and the registered representative and current quotations for the securities. Finally, a U.S. broker-dealer is required to submit monthly statements disclosing recent price information with respect to the “penny stock” held in a customer’s account and information with respect to the limited market in “penny stocks”.

The market for “penny stocks” has suffered in recent years from patterns of fraud and abuse. Such patterns include (i) control of the market for the security by one or a few broker-dealers that are often related to the promoter or issuer; (ii) manipulation of prices through prearranged matching of purchases and sales and false and misleading press releases; (iii) “boiler room” practices involving high-pressure sales tactics and unrealistic price projections by inexperienced sales persons; (iv) excessive and undisclosed bid-ask differentials and markups by selling broker-dealers; and (v) the wholesale dumping of the same securities by promoters and broker-dealers after prices have been manipulated to a desired level, resulting in investor losses. Our management is aware of the abuses that have occurred historically in the penny stock market. Although we do not expect to be in a position to dictate the behavior of the market or of broker-dealers who participate in the market, management will strive within the confines of practical limitations to prevent the described patterns from being established with respect to our securities.

Our Class A Ordinary Shares may be thinly traded and you may be unable to sell at or near ask prices or at all if you need to sell your shares to raise money or otherwise desire to liquidate your shares.

Our Class A Ordinary Shares may be “thinly-traded,” meaning that the number of persons interested in purchasing our Class A Ordinary Shares at or near bid prices at any given time may be relatively small or non-existent. This situation may be attributable to a number of factors, including the fact that we are relatively unknown to stock analysts, stockbrokers, institutional investors and others in the investment community that generate or influence sales volume, and that even if we come to the attention of such persons, they tend to be risk-averse and might be reluctant to follow an unproven company such as ours or purchase or recommend the purchase of our shares until such time as we became more seasoned. As a consequence, there may be periods of several days or more when trading activity in our shares is minimal or non-existent, as compared to a seasoned issuer which has a large and steady volume of trading activity that will generally support continuous sales without an adverse effect on share price. A broad or active public trading market for our Class A Ordinary Shares may not develop or be sustained.

You will experience immediate and substantial dilution in the net tangible book value of the Class A Ordinary Shares purchased.

The public offering price of our Class A Ordinary Shares is substantially higher than the pro forma net tangible book value per share of our Class A Ordinary Shares. If you purchase shares in this offering, you will incur immediate dilution in the pro forma net tangible book value per Class A Ordinary Share from the price per Class A Ordinary Share that you pay for the shares. Accordingly, if you purchase shares in this offering, you will incur immediate and substantial dilution of your investment.

You must rely on price appreciation of our Class A Ordinary Shares for return on your investment because the amount, timing, and whether or not we distribute dividends at all is entirely at the discretion of our board of directors.

Our board of directors has complete discretion as to whether to distribute dividends. Subject to the BVI Act and our Amended and Restated Memorandum and Articles of Association, our board of directors may by resolution, authorize a distribution (which includes a dividend) by our Company to our members if our board of directors are satisfied, on reasonable grounds, that immediately after the distribution satisfy the solvency test, that is: (a) the company will be able to pay its debts as they fall due; and (b) the value of our assets exceeds its liabilities. In addition, our shareholders may by ordinary resolution declare a dividend, but no dividend may exceed the amount recommended by our board of directors. In either case, all dividends are subject to certain restrictions under the British Virgin Islands law, namely that the Company may only pay dividends out of profits or share premium, and provided that under no circumstances may a dividend be paid if this would result in the Company being unable to pay its debts as they fall due in the ordinary course of business. Any future determination related to our dividend policy will be made at the discretion of our board of directors after considering our financial condition, results of operations, capital requirements, contractual requirements, business prospects and other factors the board of directors deems relevant, and will be subject to the restrictions contained in any future financing instruments. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial conditions, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Class A Ordinary Shares will likely depend entirely upon any future price appreciation of our Class A Ordinary Shares. You may not realize a return on your investment in our Class A Ordinary Shares and you may even lose your entire investment in our Class A Ordinary Shares.

The sale or availability for sale of substantial amounts of our Class A Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Class A Ordinary Shares in the public market could adversely affect the market price of our Class A Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. Shares held by our existing shareholders may be sold in the public market in the future, subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements, if any. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Class A Ordinary Shares.

We have broad discretion in the use of the net proceeds from this Offering and may not use them effectively.

Our management will have broad discretion in the application of the net proceeds, including for any of the purposes described in the section entitled “Use of Proceeds,” and you will not have the opportunity as part of your investment decision to assess whether the net proceeds are being used appropriately. Because of the number and variability of factors that will determine our use of the net proceeds from this Offering, their ultimate use may vary substantially from their currently intended use. The failure by our management to apply these funds effectively could harm our business.

Future issuances of our Class B Ordinary Shares may be dilutive to the voting power of our Class A Ordinary Shareholders.

Future issuances of our Class B Ordinary Shares, which can be approved by our Board of Directors, could result in dilution to existing holders of our Class A Ordinary Shares. Such issuances, or the perception that such issuances may occur, could depress the market price of the Class A Ordinary Shares.

In addition, there might be impact of the conversion of Class B Ordinary Shares on holders of Class A Ordinary Shares, including dilution and the reduction in aggregate voting power, as well as the potential increase in the relative voting power if any holder of the Class B Ordinary Shares retains their shares.

If securities or industry analysts do not publish research or reports about our business, or if they publish a negative report regarding our Class A Ordinary Shares, the price of our Class A Ordinary Shares and trading volume could decline.

The trading market for our Class A Ordinary Shares may depend in part on the research and reports that industry or securities analysts publish about us or our business. We do not have any control over these analysts. If one or more of the analysts who cover us downgrade us, the price of our Class A Ordinary Shares would likely decline. If one or more of these analysts ceases coverage of our Company or fails to regularly publish reports on us, we could lose visibility in the financial markets, which could cause the price of our Class A Ordinary Shares and the trading volume to decline.

There can be no assurance that we will not be a passive foreign investment company, or PFIC, for United States federal income tax purposes for any taxable year, which could subject United States investors in our Class A Ordinary Shares to significant adverse United States income tax consequences.

We will be classified as a passive foreign investment company, or PFIC, for any taxable year if either (i) 75% or more of our gross income for such year consists of certain types of “passive” income, or (ii) 50% or more of the value of our assets (determined on the basis of a quarterly average) during such year produce or are held for the production of passive income (the “asset test”). Based upon our current and expected income and assets, including goodwill and the value of the assets held by our strategic investment business, the expected proceeds from this Offering as well as projections as to the market price of our Class A Ordinary Shares immediately following the completion of this Offering, we do not presently expect to be classified as a PFIC for the current taxable year or the foreseeable future.

While we do not expect to be a PFIC, because the value of our assets, for purposes of the asset test, may be determined by reference to the market price of our Class A Ordinary Shares, fluctuations in the market price of our Class A Ordinary Shares may cause us to become a PFIC classification for the current or subsequent taxable years. The determination of whether we will be or become a PFIC will also depend, in part, on the composition and classification of our income, including the relative amounts of income generated by and the value of assets of our strategic investment business as compared to our other businesses. Because there are uncertainties in the application of the relevant rules, it is possible that the U.S. Internal Revenue Service, or IRS, may challenge our classification of certain income and assets as non-passive which may result in our being or becoming a PFIC in the current or subsequent years. In addition, the composition of our income and assets will also be affected by how, and how quickly, we use our liquid assets and the cash raised in the Follow-on Offering. If we determine not to deploy significant amounts of cash for active purposes, our risk of being a PFIC may substantially increase. Because there are uncertainties in the application of the relevant rules and PFIC status is a factual determination made annually after the close of each taxable year, there can be no assurance that we will not be a PFIC for the current taxable year or any future taxable year.

If we are a PFIC in any taxable year, a U.S. Holder (as defined in “Taxation - Material United States Federal Income Tax Considerations”) may incur significantly increased United States income tax on gain recognized on the sale or other disposition of our Class A Ordinary Shares and on the receipt of distributions on our Class A Ordinary Shares to the extent such gain or distribution is treated as an “excess distribution” under the United States federal income tax rules, and such holder may be subject to burdensome reporting requirements. Further, if we are a PFIC for any year during which a U.S. Holder holds our Class A Ordinary Shares, we will generally continue to be treated as a PFIC for all succeeding years during which such U.S. Holder holds our Class A Ordinary Shares. For more information, see “Taxation - Material United States Federal Income Tax Considerations - Passive Foreign Investment Company Considerations” in our 2025 Annual Report.

If we fail to meet applicable listing requirements, Nasdaq may delist our Class A Ordinary Shares from trading, in which case the liquidity and market price of our Class A Ordinary Shares could decline.

Our securities are listed on the Nasdaq Capital Market. We cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Class A Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

●	a limited availability for market quotations for our Class A Ordinary Shares;

●	reduced liquidity with respect to our Class A Ordinary Shares;

●	a determination that our Class A Ordinary Share is a “penny stock” which will require brokers trading in our Class A Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Class A Ordinary Shares;

●	limited amount of news and analyst coverage; and

●	a decreased ability to issue additional securities or obtain additional financing in the future.

We received a written notification on December 19, 2025 from the Listing Qualifications Department of Nasdaq stating that the Company was not in compliance with Nasdaq Listing Rule 5550(a)(2), which requires a minimum bid price of US$1.00 per share for at least 30 consecutive business days (the “Minimum Bid Requirement”). The Company was granted a 180-day compliance period, through June 17, 2026, to regain compliance with the Minimum Bid Price Requirement. If, at any time before June 17, 2026, the closing bid price for its Class A Ordinary Shares is at least $1.00 for a minimum of 10 consecutive business days, the Nasdaq will provide us written confirmation of compliance with the Minimum Bid Price Requirement. On March 31, 2026, the Board of Directors of the Company approved a reverse stock split of all of the Company’s issued and unissued shares, including the Class A Ordinary Shares with no par value and Class B Ordinary Shares with no par value, at an exchange ratio of one (1) share for ten (10) shares (the “Reverse Stock Split”). The Reverse Share Split primarily served as a mechanism to regain compliance with the Minimum Bid Price Requirement. Our Class A Ordinary Shares began trading on an adjusted basis, reflecting the Reverse Share Split, on May 6, 2026, under the existing ticker symbol “MIMI.” As of the date of this prospectus, Nasdaq has not confirmed our compliance with the minimum bid price requirement, and there can be no assurance that we will regain or maintain compliance with the continued listing requirements of Nasdaq.

Our Class A Ordinary Shares will continue to be listed and traded on the Nasdaq Capital Market, subject to our compliance with the other listing requirements of the Nasdaq Capital Market. We cannot assure you that we will not receive other deficiency notifications from Nasdaq in the future. A decline in the closing price of our Class A Ordinary Shares could result in a breach of the requirements for listing on the Nasdaq Capital Market. If we do not maintain compliance, Nasdaq could commence suspension or delisting procedures in respect of our Class A Ordinary Shares. The commencement of suspension or delisting procedures by an exchange remains at the discretion of such exchange and would be publicly announced by the exchange. If a suspension or delisting were to occur, there would be significantly less liquidity in the suspended or delisted securities. In addition, our ability to raise additional necessary capital through equity or debt financing would be greatly impaired. Furthermore, with respect to any suspended or delisted Class A Ordinary Shares, we would expect decreases in institutional and other investor demand, analyst coverage, market making activity and information available concerning trading prices and volume, and fewer broker-dealers would be willing to execute trades with respect to such Class A Ordinary Shares. A suspension or delisting would likely decrease the attractiveness of our Class A Ordinary Shares to investors and cause the trading volume of our Class A Ordinary Shares to decline, which could result in a further decline in the market price of our Class A Ordinary Shares.

We are an “emerging growth company,” and the reduced disclosure requirements applicable to emerging growth companies may make our Class A Ordinary Shares less attractive to investors.

We are an “emerging growth company,” as defined in the JOBS Act. For so long as we remain an emerging growth company, we are permitted and intend to rely on exemptions from certain disclosure requirements that are applicable to other public companies that are not emerging growth companies. These exemptions include:

●	being permitted to provide only two years of audited financial statements, in addition to any required unaudited interim financial statements, with correspondingly reduced “Management’s Discussion and Analysis of Financial Condition and Results of Operations” disclosure;

●	not being required to comply with the auditor attestation requirements in the assessment of our internal control over financial reporting of Section 404(b) of the Sarbanes-Oxley Act;

●	not being required to comply with any requirement that may be adopted by the Public Company Accounting Oversight Board regarding mandatory audit firm rotation or a supplement to the auditor’s report providing additional information about the audit and the financial statements;

●	reduced disclosure obligations regarding executive compensation; and

●	exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved.

We have taken advantage of reduced reporting burdens in preparing our financial statements incorporated by reference in this prospectus. For example, we have not included all the executive compensation related information that would be required if we were not an emerging growth company. In addition, the JOBS Act provides that an emerging growth company can take advantage of an extended transition period for complying with new or revised accounting standards. This allows an emerging growth company to delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. We are choosing to take advantage of the extended transition period for complying with new or revised accounting standards.

We cannot predict whether investors will find our Class A Ordinary Shares less attractive if we rely on these exemptions. If some investors find our Class A Ordinary Shares less attractive as a result, there may be a less active trading market for our Class A Ordinary Shares and our share price may be more volatile.

We will remain an emerging growth company until the earliest of (i) the date on which we are deemed to be a “large accelerated filer” under the Securities Exchange Act of 1934, as amended, or the Exchange Act, which would occur if the market value of our Class A Ordinary Shares that are held by non-affiliates exceeds US$700 million as of the last business day of our most recently completed second fiscal quarter. (ii) the end of the fiscal year during which we have total annual gross revenues of US$1.235 billion or more, (iii) the date on which we have, during the preceding three-year period, issued more than US$1.0 billion in non-convertible debt, or (iv) the last day of our fiscal year following the fifth anniversary of the completion of the IPO.

We will incur increased costs as a result of being a public company, particularly after we cease to qualify as an emerging growth company.

We are a public company and expect to incur significant legal, accounting and other expenses that we did not incur as a private company. The Sarbanes-Oxley Act of 2002 and the rules subsequently implemented by the SEC and the New York Stock Exchange detailed requirements concerning corporate governance practices of public companies. As a company with less than US$1.235 billion in net revenues for our last fiscal year, we qualify as an “emerging growth company” pursuant to the JOBS Act. An emerging growth company may take advantage of specified reduced reporting and other requirements that are otherwise applicable generally to public companies. These provisions include exemption from the auditor attestation requirement under Section 404 of the Sarbanes-Oxley Act of 2012 relating to internal controls over financial reporting.

We believe these rules and regulations to increase our legal and financial compliance costs and to make some corporate activities more time-consuming and costly. After we are no longer an “emerging growth company,” we expect to incur significant expenses and devote substantial management effort toward ensuring compliance with the requirements of Section 404 of the Sarbanes-Oxley Act of 2002 and the other time and attention to our public company reporting obligations and other compliance matters. For example, as a result of becoming a public company, we will need to increase the number of independent directors and adopt policies regarding internal controls and disclosure controls and procedures. We also expect that operating as a public company will make it more difficult and more expensive for us to obtain director and officer liability insurance, and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. In addition, we will incur additional costs associated with our public company reporting requirements. It may also be more difficult for us to find qualified persons to serve on our board of directors or as executive officers. We are currently evaluating and monitoring developments with respect to these rules and regulations, and we cannot predict or estimate with any degree of certainty the amount of additional costs we may incur or the timing of such costs.

We are a foreign private issuer within the meaning of the rules under the Exchange Act, and as such we are exempt from certain provisions applicable to U.S. domestic public companies.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempt from certain provisions of the securities rules and regulations in the United States that are applicable to U.S. domestic issuers, including:

●	the rules under the Exchange Act requiring the filing with the SEC of quarterly reports on Form 10-Q or current reports on Form 8-K;

●	the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	the selective disclosure rules by issuers of material nonpublic information under Regulation FD.

We are required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. Beginning March 18, 2026, members of our board of directors, executive board members and senior management are subject to short-swing profit and insider trading reporting obligations under Section 16 of the Exchange Act. They are also subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

We are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. We would lose our foreign private issuer status if, for example, more than 50% of our shares are directly or indirectly held by residents of the United States and we fail to meet additional requirements necessary to maintain our foreign private issuer status. If we lose our foreign private issuer status on this date, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. On December 18, 2025, President Trump signed into law the Holding Foreign Insiders Accountable Act (HFIAA), which eliminates the exemption to comply with Section 16 of the Exchange Act. The new law took effect on March 18, 2026. Directors and officers of foreign private issuers will be required to publicly report their ownership in, and transactions involving, the applicable foreign private issuer’s securities to the SEC on Forms 3, 4, and 5.

In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the Nasdaq rules. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer, and accounting, reporting and other expenses in order to maintain a listing on a U.S. securities exchange.

Nasdaq’s newly amended Low Price Requirement may result in immediate suspension and delisting of our Class A ordinary shares without a cure period if our share price falls to $0.10 or less for 10 consecutive trading days.

On August 22, 2025, Nasdaq filed a proposed rule change to raise the consequences of failing to satisfy the Low Price Requirement, which was approved by the SEC on an accelerated basis and became operative on January 19, 2026. Under the amended Low Price Requirement, a failure to meet the continued listing requirement for minimum bid price shall be determined to exist if a company’s security has a closing bid price of $0.10 or less for 10 consecutive trading days, regardless of whether the company is under any compliance period specified in Nasdaq Rule 5810(c)(3)(A), and upon such failure, a delisting determination will be issued under Nasdaq Rule 5810, the security shall be immediately suspended from trading, and the company shall be ineligible for any compliance period otherwise described in Nasdaq Rule 5810(c)(3)(A). In addition, a request for a hearings panel review will not stay the trading suspension.

If the price of our Class A Ordinary Shares deteriorates further and falls to $0.10 or less for 10 consecutive trading days, we would be immediately suspended from trading and delisted without any opportunity to cure the deficiency or stay the suspension pending a hearing. Nasdaq has observed deep financial or operational distress from companies whose security’s price drops to $0.10 or less for 10 consecutive trading days, and these financial or operational issues are generally not temporary. This accelerated delisting mechanism creates significant uncertainty for our shareholders and could result in the sudden and complete loss of a public trading market for our Class A Ordinary Shares.

Nasdaq has proposed a new $5 million minimum market value continued listing requirement that, if approved, could result in immediate suspension and delisting of our Class A ordinary shares without any cure period or opportunity to regain compliance.

On January 13, 2026, Nasdaq proposed new listing rules requiring companies on the Nasdaq Global and Capital Markets to maintain a minimum Market Value of Listed Securities of at least $5 million. Under this proposal, if our market value falls below $5 million for 30 consecutive business days, our Class A ordinary shares would be immediately suspended from trading and delisted from Nasdaq, with no cure period, no compliance period, and no stay of suspension during any appeal.

This proposed rule represents a fundamental departure from Nasdaq’s traditional approach to listing deficiencies. Unlike other continued listing requirements that provide companies with 180 days or more to regain compliance, the proposed market value requirement would result in immediate and irreversible consequences. While we could request a hearing before a Nasdaq Listing Qualifications Hearings Panel to appeal a delisting determination, such a request would not prevent the immediate suspension of our Class A ordinary shares from trading. Furthermore, the Hearings Panel would have extremely limited discretion and could only reverse the delisting decision if it determines that the initial determination was in error, and the Panel could not consider evidence that we had subsequently regained compliance or grant us additional time to do so.

Nasdaq’s proposal reflects its belief that once a company’s market value falls below $5 million, the challenges facing that company are generally not temporary and are so severe that the company is unlikely to regain and sustain compliance for the long term. Nasdaq further believes it is difficult to maintain fair and orderly markets for such low-value companies. The SEC must decide on the proposal within 45 days of publication in the Federal Register, unless it extends the review period, creating uncertainty regarding whether and when this rule may become effective.

There is a risk that our market value could fall below $5 million if the proposed rule is adopted. Our market value is calculated as our consolidated closing bid price multiplied by our total Listed Securities. Factors that could cause our market value to fall below the proposed threshold include continued stock price decline, lack of investor interest, adverse market conditions, negative developments in our business operations, dilutive financing transactions, or broader market volatility affecting microcap companies. If we are simultaneously addressing our existing minimum bid price deficiency when the proposed rule becomes effective, we could face multiple overlapping listing threats that compound the risk of delisting.

This proposal is part of a broader trend of Nasdaq tightening listing standards for small issuers, including recent rules granting Nasdaq discretion to deny initial listings based on susceptibility to manipulative trading and other market value-based requirements. This increasingly stringent regulatory environment creates greater challenges for microcap companies like us to maintain public listings.

If the proposed $5 million market value continued listing requirement is approved and we subsequently fail to maintain the required market value for 30 consecutive business days, our Class A Ordinary Shares would be immediately suspended and delisted from Nasdaq with no opportunity to cure the deficiency, which would have severe adverse consequences for our business, our ability to raise capital, and the liquidity and value of our shareholders’ investments.

We cannot predict the effect our dual-class structure may have on the market price of our Class A Ordinary Shares.

We cannot predict whether our dual-class structure will result in a lower or more volatile market price of our Class A Ordinary Shares, adverse publicity or other adverse consequences. For example, certain index providers have announced and implemented restrictions on including companies with multiple-class share structures in certain of their indices. In July 2017, FTSE Russell announced that it would require new constituents of its indices to have greater than 5% of the company’s voting rights in the hands of public stockholders, and S&P Dow Jones announced that it would no longer admit companies with multiple-class share structures to certain of its indices. Affected indices include the Russell 2000 and the S&P 500, S&P MidCap 400 and S&P SmallCap 600, which together make up the S&P Composite 1500. Also in 2017, MSCI, a leading stock index provider, opened public consultations on its treatment of no-vote and multi-class structures and temporarily barred new multi-class listings from certain of its indices; however, in October 2018, MSCI announced its decision to include equity securities “with unequal voting structures” in its indices and to launch a new index that specifically includes voting rights in its eligibility criteria. Under such announced and implemented policies, the dual-class structure of our Ordinary Shares would make us ineligible for inclusion in certain indices and, as a result, mutual funds, exchange-traded funds and other investment vehicles that attempt to passively track those indices would not invest in our Class A Ordinary Shares. These policies are relatively new, and it is unclear what effect, if any, they will have on the valuations of publicly-traded companies excluded from such indices, but it is possible that they may adversely affect valuations, as compared to similar companies that are included. Due to the dual-class structure of our Ordinary Shares, we will likely be excluded from certain indices and we cannot assure you that other stock indices will not take similar actions. Given the sustained flow of investment funds into passive strategies that seek to track certain indices, exclusion from certain stock indices would likely preclude investment by many of these funds and could make our Class A Ordinary Shares less attractive to other investors. As a result, the market price of our Class A Ordinary Shares could be adversely affected.

CAPITALIZATION AND INDEBTNESS

Our capitalization will be set forth in the applicable prospectus supplement or in a report on Form 6-K subsequently furnished to the SEC and specifically incorporated by reference into this prospectus.

DILUTION

If required, we will set forth in a prospectus supplement the following information regarding any material dilution of the equity interests of investors purchasing securities in an offering under this prospectus:

●	the net tangible book value per share of our equity securities before and after the offering;

●	the amount of the increase in such net tangible book value per share attributable to the cash payments made by purchasers in the offering; and

●	the amount of the immediate dilution from the public offering price which will be absorbed by such purchasers.

USE OF PROCEEDS

We intend to use the net proceeds from the sale of securities we offer as indicated in the applicable prospectus supplement, information incorporated by reference, or free writing prospectus.

DESCRIPTION OF ORDINARY SHARES

We are incorporated as a BVI business company under the BVI Act on October 18, 2023, under the name “Mint Incorporation Limited”, company no. 2134287. As of the date of this prospectus, we are authorized to issue a maximum of 28,000,000 shares of no par value (the “Ordinary Shares”), divided into (i) 25,200,000 Class A Ordinary Shares and (ii) 2,800,000 Class B ordinary shares of no par value (the “Class B Ordinary Shares”). As of the date of this prospectus, there are 2,051,250 Class A Ordinary Shares and 490,000 Class B Ordinary Shares issued and outstanding.

The following are summaries of the material provisions of our Second Amended and Restated Memorandum and Articles of Association and the BVI Act, insofar as they relate to the material terms of our Ordinary Shares. Our Second Amended and Restated Memorandum and Articles of Association is filed as Exhibit 3.1 to this prospectus to the registration statement of which this prospectus forms a part.

Ordinary Shares

Class A Ordinary Shares

Each Class A Ordinary Share in the Company confers upon the shareholder the right to one vote per share at a meeting of the shareholders of the Company or on any resolution of shareholders. Holders of our Class A Ordinary Share will vote together with holders of our Class B Ordinary Share as a single class on all matters presented to our shareholders for their vote approval, unless otherwise required under the BVI Act and the Second Amended and Restated Memorandum and Articles of Association.

Each Class A Ordinary Share in the Company confers upon the shareholder the right to an equal share in any dividend paid by the Company.

Each Class A Ordinary Share in the Company confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

Class A Ordinary Shares are not convertible into Class B Ordinary Shares at any time.

All of our issued Class A Ordinary Shares are fully paid and non-assessable. Certificates representing the Class A Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their Class A Ordinary Shares.

Class B Ordinary Shares

Each Class B Ordinary Share in the Company confers upon the shareholder the right to twenty (20) votes at a meeting of the shareholders of the Company or on any resolution of shareholders. Holders of our Class B Ordinary Share will vote together with holders of our Class A Ordinary Share as a single class on all matters presented to our shareholders for their vote approval, unless otherwise required under the BVI Act and the Second Amended and Restated Memorandum and Articles of Association.

Each Class B Ordinary Share in the Company confers upon the shareholder the right to an equal share in any dividend paid by the Company.

Each Class B Ordinary Share in the Company confers upon the shareholder the right to an equal share in the distribution of the surplus assets of the Company on its liquidation.

Each Class B Ordinary Share shall be converted at the option of the holder, at any time after issue and without the payment of any additional sum, into such number of Class A Ordinary Shares, at the conversion rate of 1:1 basis, subject to adjustments as provided in the Second Amended and Restated Memorandum and Articles of Association. Any and all taxes and stamp, issue and registration duties (if any) arising on conversion shall be borne by the holder of Class B Ordinary Shares requesting conversion.

Listing

Our Class A Ordinary Shares are listed and traded on the Nasdaq Capital Market under the symbol “MIMI”.

Transfer Agent and Registrar

The transfer agent and registrar for the Class A Ordinary Shares is VStock Transfer, LLC.

Dividends

The holders of our Ordinary Shares are entitled to such dividends as may be declared by our Board of Directors, subject to the BVI Act. Our Second Amended and Restated Memorandum and Articles of Association provide that the Directors may, by resolution of directors, authorize and declare a distribution at a time and of an amount they think fit if they are satisfied, on reasonable grounds, that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to satisfy its debts as they fall due in the ordinary course of business.

Voting rights

Pursuant to our Second Amended and Restated Memorandum and Articles of Association, at each general meeting of our Company, on a poll, each shareholder who is present in person or by proxy (or, in the case of a shareholder being a corporation, by its duly authorized representative) shall have one (1) vote for each Class A Ordinary Share and twenty (20) votes for each Class B Ordinary Share which such shareholder holds. The holders of Class A Ordinary Shares and Class B Ordinary Shares shall at all times vote together as one class on all resolutions of the shareholders, unless otherwise required under the BVI Act and the Second Amended and Restated Memorandum and Articles of Association. At any general meeting, the chairman is responsible for deciding in such manner as he considers appropriate whether any resolution proposed has been carried or not and the result of his decision shall be announced to the meeting and recorded in the minutes of the meeting. If the chairman has any doubt as to the outcome of the vote on a proposed resolution, he shall cause a poll to be taken of all votes cast upon such resolution. If the chairman fails to take a poll then any member present in person or by proxy who disputes the announcement by the chairman of the result of any vote may immediately following such announcement demand that a poll be taken and the chairman shall cause a poll to be taken. If a poll is taken at any meeting, the result shall be announced to the meeting and recorded in the minutes of the meeting. There are no prohibitions to cumulative voting under the laws of the BVI, but our Second Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting.

Variation of Rights of Shares

The rights attached to any class of shares may only, whether or not the Company is being wound up, be varied by a resolution of shareholders, provided that only the holders of the relevant class of shares shall be entitled to vote thereon, unless otherwise provided by the terms of issue of such class.

Meetings of shareholders

Any of our directors may convene a meeting of shareholders at any time and in any manner and place the director considers necessary or desirable. The director convening a meeting must not give less than seven clear calendar days’ notice of the meeting to those shareholders whose names appear as shareholders in the register of shareholders on the date of the notice and are entitled to vote at the meeting, and the other directors. Our board of directors must convene a meeting of shareholders upon the written request of shareholders entitled to exercise 30% or more of the voting rights in respect of the matter for which the meeting is requested. A meeting of shareholders held in contravention of the requirement to give notice is valid if shareholders holding at least 90% of the total voting rights on all the matters to be considered at the meeting have waived notice of the meeting and, for this purpose, the presence of a shareholder at the meeting shall constitute waiver in relation to all the shares which that shareholder holds.

The quorum for a meeting of shareholders is duly constituted if, at the commencement of the meeting, there are present in person or by proxy not less than 50% of the votes of the shares (or class or series of shares) entitled to vote on the resolutions to be considered at the meeting. A quorum may comprise a single shareholder or proxy. If within two hours from the time appointed for the meeting a quorum is not present, the meeting, if convened upon the requisition of the shareholders, will be dissolved. In any other case, it will stand adjourned to the next business day in the jurisdiction in which the meeting was to have been held at the same time and place or to such other time and place as the directors may determine, and if at the adjourned meeting there are present within one hour from the time appointed for the meeting in person or by proxy not less than one third of the votes of the shares or each class or series of shares entitle to vote on the matter to be considered by the meeting, those present will constitute a quorum but otherwise the meeting will be dissolved.

Meetings of directors

Our business and affairs are managed by our board of directors, who will make decisions by voting on resolutions of directors. Our directors are free to meet at such times and in such manner and places within or outside the BVI as the directors determine to be necessary or desirable. A director must be given not less than 3 calendar days’ notice of a meeting of directors. At any meeting of directors, a quorum will be present if not less than one half of the total number of directors is present, unless there are only 2 directors in which case the quorum is 2. An action that may be taken by the directors at a meeting may also be taken by a resolution of directors consented to in writing by all directors. A person other than an individual which is a shareholder may by a resolution of its directors or other governing body authorize any individual it thinks fit to act as its representative at any meeting of shareholders. The duly authorized representative shall be entitled to exercise the same powers on behalf of the person which he represents as that person could exercise if it were an individual.

Protection of Minority Shareholders

In certain limited circumstances, a shareholder has the right to seek various remedies against the company in the event the directors are in breach of their duties under the BVI Act. Pursuant to Section 184B of the BVI Act, if a company or director of a company engages in, proposes to engage in or has engaged in, conduct that contravenes the provisions of the BVI Act or the memorandum or articles of association of the company, the courts of the BVI may, on application of a shareholder or director of the company, make an order directing the company or director to comply with, or restraining the company or director from engaging in conduct that contravenes the BVI Act or the memorandum or articles. Furthermore, pursuant to section 184I(1) of the BVI Act a shareholder of a company who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any acts of the company have been, or are likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the courts of the BVI for an order which, inter alia, can require the company or any other person to pay compensation to the shareholders.

If we are deemed insolvent for the purposes of the Insolvency Act (i.e., (1) it fails to comply with the requirements of a statutory demand that has not been set aside under section 157 of the Insolvency Act; (2) the execution or other process issued on a judgment, decree or order of a BVI Court in favor of a creditor of the company is returned wholly or partly unsatisfied; or (3) either the value of the company’s liabilities exceeds its assets, or the company is unable to pay its debts as they fall due), there are very limited circumstances where prior payments made to shareholders or other parties may be deemed to be a “voidable transaction” for the purposes of the Insolvency Act. A voidable transaction would include, for these purposes, payments made as “unfair preferences” or “transactions at an undervalue.” A liquidator appointed over an insolvent company who considers that a particular transaction or payment is a voidable transaction under the Insolvency Act could apply to the BVI Courts for an order setting aside that payment or transaction in whole or in part.

Unclaimed Dividend

A dividend that remains unclaimed for a period of three years after it became due for payment may be forfeited, by resolutions of directors, to, and shall cease to remain owing by, the company.

Pre-emptive Rights

There are no pre-emptive rights applicable to our Ordinary Shares under either BVI law or our Second Amended and Restated Memorandum and Articles of Association.

Transfer of Class A Ordinary Shares

Subject to the restrictions in our Second Amended and Restated Memorandum and Articles of Association and applicable securities laws, any of our shareholders may transfer all or any of his or her Class A Ordinary Shares by written instrument of transfer signed by the transferor and containing the name and address of the transferee. Our board of directors may not resolve to refuse or delay the transfer of any Ordinary Share unless the shareholder has failed to pay an amount due in respect of it.

Forfeiture of Ordinary Shares

Our Company’s shares that are not fully paid on issue are subject to the forfeiture provisions set forth in our Second Amended and Restated Memorandum and Articles of Association. For this purpose, shares of our Company issued for a promissory note or a contract for future services are deemed to be not fully paid.

If a shareholder fails to pay any call the directors may give to such shareholder not less than 14 days’ written notice requiring payment and specifying the amount unpaid including any interest which may have accrued, any expenses which have been incurred by us due to that person’s default and the place where payment is to be made. The written notice shall also contain a warning that if the notice is not complied with, the shares in respect of which the call is made will be liable to be forfeited.

If such notice is not complied with, the directors may, before the payment required by the notice has been received, resolve that any share the subject of that notice be forfeited (which forfeiture shall include all dividends or other monies payable in respect of the forfeited share and not paid before such forfeiture).

A forfeited share may be sold, re-allotted or otherwise disposed of on such terms and in such manner as the directors determine and at any time before a sale, re-allotment or disposition the forfeiture may be cancelled on such terms as the directors think fit.

A person whose shares have been forfeited shall cease to be a shareholder in respect of the forfeited shares, and that member shall be discharged from any further obligation to the Company.

Redemption and Purchase of Ordinary Shares

We may purchase, redeem or otherwise acquire and hold our own Ordinary Shares save that we may not purchase, redeem or otherwise acquire our own Ordinary Shares without the consent of the shareholders whose Ordinary Shares are to be purchased, redeemed or otherwise acquired unless we are permitted or required by the BVI Act or any other provision in the Second Amended and Restated Memorandum and Articles of Association to purchase, redeem or otherwise acquire the Ordinary Shares without such consent.

Inspection of Books and Records

Under the BVI Act, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, as amended and restated from time to time; (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests.

Issuance of Ordinary Shares

Subject to the BVI Act and to our Second Amended and Restated Memorandum and Articles of Association, shares in our Company may be issued, and options to acquire shares in our Company granted, at such times, to such persons, for such consideration and on such terms as the directors may determine.

Directors

Under the Second Amended and Restated Memorandum and Articles of Association, we are required to have a minimum of one director and the maximum number of directors shall be unlimited. For as long as our Class A Ordinary Shares are listed or quoted on the Nasdaq Capital Market, the board of directors shall include at least such number of independent directors as applicable law, rules or regulations of the Nasdaq Capital Market require, as determined by the directors.

A director may be appointed by ordinary resolution or by the directors for such term as the shareholders or the directors determine. Any appointment may be to fill a vacancy or as an additional director.

The directors or, if required by the rules of the Nasdaq Capital Market, any committee thereof, may, by a resolution of directors, fix the emoluments of directors with respect to services to be rendered in any capacity to the Company.

Under our Second Amended and Restated Memorandum and Articles of Association, there is no shareholding qualification required for directors.

Pursuant to our Second Amended and Restated Memorandum and Articles of Association, each of our directors holds office for the term, if any, fixed by the resolution of shareholders or resolution of directors appointing him/her, or until his/her earlier death, resignation or removal. If no term is fixed on the appointment of a director, the director serves indefinitely until his/her earlier death, resignation or removal.

A director may be removed from office with or without cause by, a resolution of shareholders passed at a meeting of the shareholders called for the purposes of removing the director or for purposes including the removal of the director or by a written resolution passed by at least seventy-five per cent (75%) of the shareholders of the Company entitled to vote; or a resolution of directors.

A director may at any time resign or retire from office by giving us notice in writing. Unless the notice specifies a different date, the director shall be deemed to have resigned on the date that the notice is received by us.

A director shall resign forthwith as a director of the Company if he is, or becomes, disqualified from acting as a director under the BVI Act.

Each of the compensation committee and the nominating and corporate governance committee shall consist of at least three directors and the majority of the committee members shall be independent within the meaning of the Nasdaq corporate governance rules. The audit committee shall consist of at least three directors, all of whom shall be independent within the meaning of the Nasdaq corporate governance rules and will meet the criteria for independence set forth in Rule 10A-3 or Rule 10C-1 of the Exchange Act.

Liquidation Rights

As permitted by BVI law and our Memorandum and Articles of Association, the Company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders. On a liquidation, on winding up or other return of assets of the Company to shareholders (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro rata basis.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to U.S. corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the laws of the BVI applicable to us and, for illustrative purposes only, the Delaware General Corporation Law (the “DGCL”), which governs companies incorporated in the state of Delaware.

Mergers and Similar Arrangements

Under the BVI Act, two or more companies, each a “constituent Company”, may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction or proposed transaction is (i) between the director and the company and (ii) the transaction or proposed transaction is or is to be entered into in the ordinary course of the company’s business and on usual terms and conditions.

Notwithstanding the above, a transaction entered into by the company is not voidable if (a) the material facts of the interest of the director in the transaction are known by the shareholders entitled to vote at a meeting of shareholders and the transaction is approved or ratified by a resolution of shareholders; or (b) the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision that, if proposed as an amendment to the Amended and Restated Memorandum or Amended and Restated Articles, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation, irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days immediately following the date of the shareholders’ approval. These shareholders then have 20 days from the date of such notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Under Delaware law each corporation’s board of directors must approve a merger agreement. The merger agreement must state, among other terms, the terms of the merger and method of carrying out the merger. This agreement must then be approved by the majority vote of the outstanding stock entitled to vote at an annual or special meeting of each corporation, and no class vote is required unless provided in the certificate of incorporation.

Delaware permits an agreement of merger to contain a provision allowing the agreement to be terminated by the board of directors of either corporation, notwithstanding approval of the agreement by the stockholders of all or any of the corporations (1) at any time prior to the filing of the agreement with the Secretary of State or (2) after filing if the agreement contains a post-filing effective time and an appropriate filing is made with the Secretary of State to terminate the agreement before the effective time. In lieu of filing an agreement of merger, the surviving corporation may file a certificate of merger, executed in accordance with Section 103 of the DGCL. The surviving corporation is also permitted to amend and restate its certification of incorporation in its entirety. The agreement of merger may also provide that it may be amended by the board of directors of either corporation prior to the time that the agreement filed with the Secretary of State becomes effective, even after approval by stockholders, so long as any amendment made after such approval does not adversely affect the rights of the stockholders of either corporation and does not change any term in the certificate of incorporation of the surviving corporation. If the agreement is amended after filing but before becoming effective, an appropriate amendment must be filed with the Secretary of State. If the surviving corporation is not a Delaware corporation, it must consent to service of process for enforcement of any obligation of the corporation arising as a result of the merger; such obligations include any suit by a stockholder of the disappearing Delaware corporation to enforce appraisal rights under Delaware law.

If a proposed merger or consolidation for which appraisal rights are provided is to be submitted for approval at a shareholder meeting, the subject company must give notice of the availability of appraisal rights to its shareholders at least 20 days prior to the meeting.

A dissenting shareholder who desires to exercise appraisal rights must (a) not vote in favor of the merger or consolidation; and (b) continuously hold the shares of record from the date of making the demand through the effective date of the applicable merger or consolidation. Further, the dissenting shareholder must deliver a written demand for appraisal to the company before the vote is taken. The Delaware Court of Chancery will determine the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the court will take into account “all relevant factors.” Unless the Delaware Court of Chancery in its discretion determines otherwise, interest from the effective date of the merger through the date of payment of the judgment will be compounded quarterly and accrue at 5% over the Federal Reserve discount rate.

Indemnification of Directors and Officers

BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy (e.g. for purporting to provide indemnification against civil fraud or the consequences of committing a crime).

Under our Second Amended and Restated Memorandum and Articles of Association, we may indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director of, or in any other capacity is or was acting for, another company or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

This standard of conduct is generally the same as permitted under the DGCL for a Delaware corporation.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties

Under BVI law, the directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In exercising the powers of a director, the directors ensure neither they nor the company acts in a manner which contravenes the BVI Act or our Second Amended and Restated Memorandum and Articles of Association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances.

Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director act in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, a director must prove the procedural fairness of the transaction and that the transaction was of fair value to the corporation.

Shareholder action by Written Consent

BVI law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders. Pursuant to our Second Amended and Restated Memorandum and Articles of Association, an action that may be taken by the shareholders of our Company at a meeting may also be taken by a resolution of shareholders of our Company consented to in writing, without the need for any notice, but if any resolution of shareholders of our Company is adopted otherwise than by the unanimous written consent of all shareholders of our Company, a copy of such resolution shall forthwith be sent to all shareholders of our Company not consenting to such resolution. The consent may be in the form of counterparts, each counterpart being signed by one or more shareholders of our Company. If the consent is in one or more counterparts, and the counterparts bear different dates, then the resolution shall take effect on the earliest date upon which Eligible Persons holding a sufficient number of votes of Shares to constitute a resolution of shareholders of our Company have consented to the resolution by signed counterparts. Under the DGCL, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation.

Shareholder Proposals

BVI and our Second Amended and Restated Memorandum and Articles of Association provide that shareholders holding 30% or more of the voting rights entitled to vote on any matter for which a meeting is to be requested may request that the directors shall requisition a shareholder’s meeting. Under the DGCL, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A special meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling special meetings.

As a BVI company, we are not obliged by law to call shareholders’ annual general meetings, but our Amended and Restated Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting

There are no prohibitions in relation to cumulative voting under the laws of the BVI but our Second Amended and Restated Memorandum and Articles of Association do not provide for cumulative voting. Under the DGCL, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors

Under our Second Amended and Restated Memorandum and Articles of Association, a director of our Company may be removed from office, with or without cause, by a resolution of shareholders of our Company passed at a meeting of shareholders of our Company called for the purposes of removing the director of for purposes including the removal of the director or by written resolution passed by at least 75 percent of the votes of the shareholders of our Company entitled to vote, or by a resolution of directors of our Company. Under the DGCL, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Transactions with Interested Shareholders

The Delaware General Corporation Law contains a business combination statute applicable to Delaware public corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or group who or which owns or owned 15% or more of the target’s outstanding voting shares within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware public corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

Dissolution; Winding Up

Under our Second Amended and Restated Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders of our Company or by resolution of directors of our Company. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board.

Variation of Rights of Shares

Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under BVI law and our Second Amended and Restated Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of Governing Documents

As permitted by BVI law, our Second Amended and Restated Memorandum and Articles of Association may be amended with a resolution of our shareholders or, subject to certain exceptions, by resolutions of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise.

Anti-Money Laundering — BVI

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures, and may require subscribers to provide evidence to verify their identity and source of funds. Where permitted, and subject to certain conditions, we may also delegate the maintenance of our anti-money laundering procedures (including the acquisition of due diligence information) to a suitable person.

We reserve the right to request such information as is necessary to verify the identity of a subscriber. In some cases, the directors may be satisfied that no further information is required since an exception applies under the Anti-Money Laundering Regulations (as revised) of the BVI, as amended and revised from time to time or any other applicable law. In the event of delay or failure on the part of the subscriber in producing any information required for verification purposes, we may refuse to accept the application, in which case any funds received will be returned without interest to the account from which they were originally debited.

If any person resident in the BVI knows or suspects that another person is engaged in money laundering or terrorist financing and the information for that knowledge or suspicion came to their attention in the course of their business the person will be required to report his belief or suspicion to the Financial Investigation Agency of the BVI, pursuant to the Proceeds of Criminal Conduct Act (as revised). Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

DESCRIPTION OF WARRANTS

The following description, together with the additional information we may include in any applicable prospectus supplements, summarizes the material terms and provisions of the warrants that we may offer under this prospectus and the related warrant agreements and warrant certificates. While the terms summarized below will apply generally to any warrants that we may offer under this prospectus, we will describe the particular terms of any series of warrants that we may offer in more detail in the applicable prospectus supplement. If we indicate in the prospectus supplement, the terms of any warrants offered under that prospectus supplement may differ from the terms described below. However, no prospectus supplement shall fundamentally change the terms that are set forth in this prospectus or offer a security that is not registered and described in this prospectus at the time of its effectiveness. Specific warrant agreements will contain additional important terms and provisions and will be incorporated by reference as an exhibit to the registration statement that includes this prospectus or as an exhibit to a report filed under the Exchange Act.

General

We may issue warrants that entitle the holder to purchase Class A Ordinary Shares, debt securities or any combination thereof. We may issue warrants independently or together with Class A Ordinary Shares, debt securities or any combination thereof, and the warrants may be attached to or separate from these securities.

We will describe in the applicable prospectus supplement the terms of the series of warrants, including:

●	the offering price and aggregate number of warrants offered;

●	the currency for which the warrants may be purchased, if not United States dollars;

●	if applicable, the designation and terms of the securities with which the warrants are issued and the number of warrants issued with each such security or each principal amount of such security;

●	if applicable, the date on and after which the warrants and the related securities will be separately transferable;

●	in the case of warrants to purchase Class A Ordinary Shares, the number of Class A Ordinary Shares purchasable upon the exercise of one warrant and the price at which these shares may be purchased upon such exercise;

●	in the case of warrants to purchase debt securities, the principal amount of debt securities purchasable upon exercise of one warrant and the price at, and currency, if not United States dollars, in which, this principal amount of debt securities may be purchased upon such exercise;

●	the effect of any merger, consolidation, sale or other disposition of our business on the warrant agreement and the warrants;

●	the term of any rights to redeem or call the warrants;

●	any provisions for changes to or adjustments in the exercise price or number of securities issuable upon exercise of the warrants;

●	the dates on which the right to exercise the warrants will commence and expire;

●	the manner in which the warrant agreement and warrants may be modified;

●	federal income tax consequences of holding or exercising the warrants;

●	the terms of the securities issuable upon exercise of the warrants; and

●	any other specific terms, preferences, rights or limitations of or restrictions on the warrants.

Before exercising their warrants, holders of warrants will not have any of the rights of holders of the securities purchasable upon such exercise, including:

●	in the case of warrants to purchase debt securities, the right to receive payments of principal of, or premium, if any, or interest on, the debt securities purchasable upon exercise or to enforce covenants in the applicable indenture; or

●	in the case of warrants to purchase our Class A Ordinary Shares, the right to receive dividends, if any, or, payments upon our liquidation, dissolution or winding up or to exercise voting rights, if any.

Exercise of Warrants

Each warrant will entitle the holder to purchase the securities that we specify in the applicable prospectus supplement at the exercise price that we describe in the applicable prospectus supplement. Unless we otherwise specify in the applicable prospectus supplement, holders of the warrants may exercise the warrants at any time up to the specified time on the expiration date that we set forth in the applicable prospectus supplement. After the close of business on the expiration date, unexercised warrants will become void.

Holders of the warrants may exercise the warrants by delivering the warrant certificate representing the warrants to be exercised together with specified information, and paying the required amount to the warrant agent in immediately available funds, as provided in the applicable prospectus supplement. We will set forth on the reverse side of the warrant certificate and in the applicable prospectus supplement the information that the holder of the warrant will be required to deliver to the warrant agent.

Upon receipt of the required payment and the warrant certificate properly completed and duly executed at the corporate trust office of the warrant agent or any other office indicated in the applicable prospectus supplement, we will issue and deliver the securities purchasable upon such exercise. If fewer than all of the warrants represented by the warrant certificate are exercised, then we will issue a new warrant certificate for the remaining amount of warrants. If we so indicate in the applicable prospectus supplement, holders of the warrants may surrender securities as all or part of the exercise price for warrants.

Enforceability of Rights by Holders of Warrants

Each warrant agent will act solely as our agent under the applicable warrant agreement and will not assume any obligation or relationship of agency or trust with any holder of any warrant. A single bank or trust company may act as warrant agent for more than one issue of warrants. A warrant agent will have no duty or responsibility in case of any default by us under the applicable warrant agreement or warrant, including any duty or responsibility to initiate any proceedings at law or otherwise, or to make any demand upon us. Any holder of a warrant may, without the consent of the related warrant agent or the holder of any other warrant, enforce by appropriate legal action its right to exercise, and receive the securities purchasable upon exercise of, its warrants.

Warrant Agreement Will Not Be Qualified Under Trust Indenture Act

No warrant agreement will be qualified as an indenture, and no warrant agent will be required to qualify as a trustee, under the Trust Indenture Act. Therefore, holders of warrants issued under a warrant agreement will not have the protection of the Trust Indenture Act with respect to their warrants.

Modification of the Warrant Agreement

The warrant agreements may permit us and the warrant agent, if any, without the consent of the warrant holders, to supplement or amend the agreement in the following circumstances:

●	to cure any ambiguity;

●	to correct or supplement any provision which may be defective or inconsistent with any other provisions; or

●	to add new provisions regarding matters or questions that we and the warrant agent may deem necessary or desirable and which do not adversely affect the interests of the warrant holders.

DESCRIPTION OF DEBT SECURITIES

As used in this prospectus, debt securities mean the debentures, notes, bonds and other evidence of indebtedness, which may or may not be converted into our Class A Ordinary Shares, that we may issue from time to time. The debt securities may be either secured or unsecured and will either be senior debt securities or subordinated debt securities. The debt securities may be issued under one or more separate indentures between us and a trustee to be specified in an accompanying prospectus supplement. Senior debt securities will be issued under a new senior indenture. Subordinated debt securities will be issued under a subordinated indenture. Together, the senior indentures and the subordinated indentures are sometimes referred to in this prospectus as the indentures. This prospectus, together with the applicable prospectus supplement, will describe the terms of a particular series of debt securities.

The statements and descriptions in this prospectus or in any prospectus supplement regarding provisions of the indentures and debt securities are summaries thereof, do not purport to be complete and are subject to, and are qualified in their entirety by reference to, all of the provisions of the indentures (and any amendments or supplements we may enter into from time to time which are permitted under each indenture) and the debt securities, including the definitions therein of certain terms.

General

Unless otherwise specified in a prospectus supplement, the debt securities will be direct unsecured obligations of Mint Incorporation Limited. The senior debt securities will rank equally with any of our other senior and unsubordinated debt. The subordinated debt securities will be subordinate and junior in right of payment to any senior indebtedness.

Unless otherwise specified in a prospectus supplement, the indentures do not limit the aggregate principal amount of debt securities that we may issue and provide that we may issue debt securities from time to time at par or at a discount, and in the case of the new indentures, if any, in one or more series, with the same or various maturities. Unless indicated in a prospectus supplement, we may issue additional debt securities of a particular series without the consent of the holders of the debt securities of such series outstanding at the time of the issuance. Any such additional debt securities, together with all other outstanding debt securities of that series, will constitute a single series of debt securities under the applicable indenture.

Each prospectus supplement will describe the terms relating to the specific series of debt securities being offered. These terms will include some or all of the following:

●	the title of the debt securities and whether they are subordinated debt securities or senior debt securities;

●	any limit on the aggregate principal amount of the debt securities;

●	the ability to issue additional debt securities of the same series;

●	the price or prices at which we will sell the debt securities;

●	the maturity date or dates of the debt securities on which principal will be payable;

●	the rate or rates of interest, if any, which may be fixed or variable, at which the debt securities will bear interest, or the method of determining such rate or rates, if any;

●	the date or dates from which any interest will accrue or the method by which such date or dates will be determined;

●	the conversion price at which the debt securities may be converted;

●	the date on which the right to convert the debt securities will commence and the date on which the right will expire;

●	if applicable, the minimum or maximum amount of debt securities that may be converted at any one time;

●	the right, if any, to extend the interest payment periods and the duration of any such deferral period, including the maximum consecutive period during which interest payment periods may be extended;

●	whether the amount of payments of principal of (and premium, if any) or interest on the debt securities may be determined with reference to any index, formula or other method, such as one or more currencies, commodities, equity indices or other indices, and the manner of determining the amount of such payments;

●	the dates on which we will pay interest on the debt securities and the regular record date for determining who is entitled to the interest payable on any interest payment date;

●	the place or places where the principal of (and premium, if any) and interest on the debt securities will be payable, where any securities may be surrendered for registration of transfer, exchange or conversion, as applicable, and notices and demands may be delivered to or upon us pursuant to the indenture;

●	if we possess the option to do so, the periods within which and the prices at which we may redeem the debt securities, in whole or in part, pursuant to optional redemption provisions, and the other terms and conditions of any such provisions;

●	our obligation, if any, to redeem, repay or purchase debt securities by making periodic payments to a sinking fund or through an analogous provision or at the option of holders of the debt securities, and the period or periods within which and the price or prices at which we will redeem, repay or purchase the debt securities, in whole or in part, pursuant to such obligation, and the other terms and conditions of such obligation;

●	the denominations in which the debt securities will be issued, if other than denominations of $1,000 and integral multiples of $1,000;

●	the portion, or methods of determining the portion, of the principal amount of the debt securities which we must pay upon the acceleration of the maturity of the debt securities in connection with an event of default (as described below), if other than the full principal amount;

●	the currency, currencies or currency unit in which we will pay the principal of (and premium, if any) or interest, if any, on the debt securities, if not United States dollars;

●	provisions, if any, granting special rights to holders of the debt securities upon the occurrence of specified events;

●	any deletions from, modifications of or additions to the events of default or our covenants with respect to the applicable series of debt securities, and whether or not such events of default or covenants are consistent with those contained in the applicable indenture;

●	any limitation on our ability to incur debt, redeem shares, sell our assets or other restrictions;

●	the application, if any, of the terms of the indenture relating to defeasance and covenant defeasance (which terms are described below) to the debt securities;

●	whether the subordination provisions summarized below or different subordination provisions will apply to the debt securities;

●	the terms, if any, upon which the holders may convert or exchange the debt securities into or for our Class A Ordinary Shares or other securities or property;

●	whether any of the debt securities will be issued in global form and, if so, the terms and conditions upon which global debt securities may be exchanged for certificated debt securities;

●	any change in the right of the trustee or the requisite holders of debt securities to declare the principal amount thereof due and payable because of an event of default;

●	the depository for global or certificated debt securities;

●	any special tax implications of the debt securities;

●	any foreign tax consequences applicable to the debt securities, including any debt securities denominated and made payable, as described in the prospectus supplements, in foreign currencies, or units based on or related to foreign currencies;

●	any trustees, authenticating or paying agents, transfer agents or registrars, or other agents with respect to the debt securities;

●	any other terms of the debt securities not inconsistent with the provisions of the indentures, as amended or supplemented;

●	to whom any interest on any debt security shall be payable, if other than the person in whose name the security is registered, on the record date for such interest, the extent to which, or the manner in which, any interest payable on a temporary global debt security will be paid if other than in the manner provided in the applicable indenture;

●	if the principal of or any premium or interest on any debt securities of the series is to be payable in one or more currencies or currency units other than as stated, the currency, currencies or currency units in which it shall be paid and the periods within and terms and conditions upon which such election is to be made and the amounts payable (or the manner in which such amount shall be determined);

●	the portion of the principal amount of any securities of the series which shall be payable upon declaration of acceleration of the maturity of the debt securities pursuant to the applicable indenture if other than the entire principal amount; and

●	if the principal amount payable at the stated maturity of any debt security of the series will not be determinable as of any one or more dates prior to the stated maturity, the amount which shall be deemed to be the principal amount of such securities as of any such date for any purpose, including the principal amount thereof which shall be due and payable upon any maturity other than the stated maturity or which shall be deemed to be outstanding as of any date prior to the stated maturity (or, in any such case, the manner in which such amount deemed to be the principal amount shall be determined).

Unless otherwise specified in the applicable prospectus supplement, the debt securities will not be listed on any securities exchange and will be issued in fully-registered form without coupons.

Debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. The applicable prospectus supplement will describe the federal income tax consequences and special considerations applicable to any such debt securities. The debt securities may also be issued as indexed securities or securities denominated in foreign currencies, currency units or composite currencies, as described in more detail in the prospectus supplement relating to any of the particular debt securities. The prospectus supplement relating to specific debt securities will also describe any special considerations and certain additional tax considerations applicable to such debt securities.

Conversion of Debt Securities

The debt securities may entitle the holder to purchase, in exchange for the extinguishment of debt, an amount of securities at a conversion price that will be stated in the debt securities. If such debt securities are convertible, unless otherwise specified in a prospectus supplement, the debt securities will be convertible at any time up to the close of business on the expiration date set forth in the terms of such debt securities. After the close of business on the expiration date, the debt securities not converted will be paid in accordance with their terms.

Subordination

The prospectus supplement relating to any offering of subordinated debt securities will describe the specific subordination provisions. However, unless otherwise noted in the prospectus supplement, subordinated debt securities will be subordinate and junior in right of payment to any existing senior indebtedness.

Unless otherwise specified in the applicable prospectus supplement, under the subordinated indenture, “senior indebtedness” means all amounts due on obligations in connection with any of the following, whether outstanding at the date of execution of the subordinated indenture, or thereafter incurred or created:

●	the principal of (and premium, if any) and interest due on our indebtedness for borrowed money and indebtedness evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

●	all of our capital lease obligations or attributable debt (as defined in the indentures) in respect of sale and leaseback transactions;

●	all obligations representing the balance deferred and unpaid of the purchase price of any property or services, which purchase price is due more than six months after the date of placing such property in service or taking delivery and title thereto, except any such balance that constitutes an accrued expense or trade payable or any similar obligation to trade creditors;

●	all of our obligations in respect of interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements; other agreements or arrangements designed to manage interest rates or interest rate risk; and other agreements or arrangements designed to protect against fluctuations in currency exchange rates or commodity prices;

●	all obligations of the types referred to above of other persons for the payment of which we are responsible or liable as obligor, guarantor or otherwise; and

●	all obligations of the types referred to above of other persons secured by any lien on any property or asset of ours (whether or not such obligation is assumed by us).

However, senior indebtedness does not include:

●	any indebtedness which expressly provides that such indebtedness shall not be senior in right of payment to the subordinated debt securities, or that such indebtedness shall be subordinated to any other of our indebtedness, unless such indebtedness expressly provides that such indebtedness shall be senior in right of payment to the subordinated debt securities;

●	any of our obligations to our subsidiaries or of a subsidiary guarantor to us or any other of our other subsidiaries;

●	any liability for federal, state, local or other taxes owed or owing by us or any subsidiary guarantor,

●	any accounts payable or other liability to trade creditors arising in the ordinary course of business (including guarantees thereof or instruments evidencing such liabilities);

●	any obligations with respect to any capital stock;

●	any indebtedness incurred in violation of the indenture, provided that indebtedness under our credit facilities will not cease to be senior indebtedness under this bullet point if the lenders of such indebtedness obtained an officer’s certificate as of the date of incurrence of such indebtedness to the effect that such indebtedness was permitted to be incurred by the indenture; and

●	any of our indebtedness in respect of the subordinated debt securities.

Senior indebtedness shall continue to be senior indebtedness and be entitled to the benefits of the subordination provisions irrespective of any amendment, modification or waiver of any term of such senior indebtedness.

Unless otherwise noted in an accompanying prospectus supplement, if we default in the payment of any principal of (or premium, if any) or interest on any senior indebtedness when it becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise, then, unless and until such default is cured or waived or ceases to exist, we will make no direct or indirect payment (in cash, property, securities, by set-off or otherwise) in respect of the principal of or interest on the subordinated debt securities or in respect of any redemption, retirement, purchase or other requisition of any of the subordinated debt securities.

In the event of the acceleration of the maturity of any subordinated debt securities, the holders of all senior debt securities outstanding at the time of such acceleration, subject to any security interest, will first be entitled to receive payment in full of all amounts due on the senior debt securities before the holders of the subordinated debt securities will be entitled to receive any payment of principal (and premium, if any) or interest on the subordinated debt securities.

If any of the following events occurs, we will pay in full all senior indebtedness before we make any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, to any holder of subordinated debt securities:

●	any dissolution or winding-up or liquidation or reorganization of the Company, whether voluntary or involuntary or in bankruptcy,

●	insolvency or receivership;

●	any general assignment by us for the benefit of creditors; or

●	any other marshaling of our assets or liabilities.

In such event, any payment or distribution under the subordinated debt securities, whether in cash, securities or other property, which would otherwise (but for the subordination provisions) be payable or deliverable in respect of the subordinated debt securities, will be paid or delivered directly to the holders of senior indebtedness in accordance with the priorities then existing among such holders until all senior indebtedness has been paid in full. If any payment or distribution under the subordinated debt securities is received by the trustee of any subordinated debt securities in contravention of any of the terms of the subordinated indenture and before all the senior indebtedness has been paid in full, such payment or distribution will be received in trust for the benefit of, and paid over or delivered and transferred to, the holders of the senior indebtedness at the time outstanding in accordance with the priorities then existing among such holders for application to the payment of all senior indebtedness remaining unpaid to the extent necessary to pay all such senior indebtedness in full.

The subordinated indenture does not limit the issuance of additional senior indebtedness.

Events of Default, Notice and Waiver

Unless an accompanying prospectus supplement states otherwise, the following shall constitute “events of default” under the indentures with respect to each series of debt securities:

●	we default for 30 consecutive days in the payment when due of interest on the debt securities;

●	we default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on the debt securities;

●	our failure to observe or perform any other of our covenants or agreements with respect to such debt securities for 60 days after we receive notice of such failure;

●	certain events of bankruptcy, insolvency or reorganization of the Company; or

●	any other event of default provided with respect to securities of that series.

Unless an accompanying prospectus supplement states otherwise, if an event of default with respect to any debt securities of any series outstanding under either of the indentures shall occur and be continuing, the trustee under such indenture or the holders of at least 25% (or at least 10%, in respect of a remedy (other than acceleration) for certain events of default relating to the payment of dividends) in aggregate principal amount of the debt securities of that series outstanding may declare, by notice as provided in the applicable indenture, the principal amount (or such lesser amount as may be provided for in the debt securities of that series) of all the debt securities of that series outstanding to be due and payable immediately; provided that, in the case of an event of default involving certain events in bankruptcy, insolvency or reorganization, acceleration is automatic; and, provided further, that after such acceleration, but before a judgment or decree based on acceleration, the holders of a majority in aggregate principal amount of the outstanding debt securities of that series may, under certain circumstances, rescind and annul such acceleration if all events of default, other than the nonpayment of accelerated principal, have been cured or waived. Upon the acceleration of the maturity of original issue discount securities, an amount less than the principal amount thereof will become due and payable. Reference is made to the prospectus supplement relating to any original issue discount securities for the particular provisions relating to acceleration of maturity thereof.

Any past default under either indenture with respect to debt securities of any series, and any event of default arising therefrom, may be waived by the holders of a majority in principal amount of all debt securities of such series outstanding under such indenture, except in the case of (1) default in the payment of the principal of (or premium, if any) or interest on any debt securities of such series or (2) certain events of default relating to the payment of dividends.

The trustee is required within 90 days after the occurrence of a default (which is known to the trustee and is continuing), with respect to the debt securities of any series (without regard to any grace period or notice requirements), to give to the holders of the debt securities of such series notice of such default.

The trustee, subject to its duties during default to act with the required standard of care, may require indemnification by the holders of the debt securities of any series with respect to which a default has occurred before proceeding to exercise any right or power under the indentures at the request of the holders of the debt securities of such series. Subject to such right of indemnification and to certain other limitations, the holders of a majority in principal amount of the outstanding debt securities of any series under either indenture may direct the time, method and place of conducting any proceeding for any remedy available to the trustee, or exercising any trust or power conferred on the trustee with respect to the debt securities of such series, provided that such direction shall not be in conflict with any rule of law or with the applicable indenture and the trustee may take any other action deemed proper by the trustee which is not inconsistent with such direction.

No holder of a debt security of any series may institute any action against us under either of the indentures (except actions for payment of overdue principal of (and premium, if any) or interest on such debt security or for the conversion or exchange of such debt security in accordance with its terms) unless (1) the holder has given to the trustee written notice of an event of default and of the continuance thereof with respect to the debt securities of such series specifying an event of default, as required under the applicable indenture, (2) the holders of at least 25% in aggregate principal amount of the debt securities of that series then outstanding under such indenture shall have requested the trustee to institute such action and offered to the trustee indemnity reasonably satisfactory to it against the costs, expenses and liabilities to be incurred in compliance with such request; (3) the trustee shall not have instituted such action within 60 days of such request and (4) no direction inconsistent with such written request has been given to the trustee during such 60-day period by the holders of a majority in principal amount of the debt securities of that series. We are required to furnish annually to the trustee statements as to our compliance with all conditions and covenants under each indenture.

Discharge, Defeasance and Covenant Defeasance

We may discharge or defease our obligations under the indenture as set forth below, unless otherwise indicated in the applicable prospectus supplement.

We may discharge certain obligations to holders of any series of debt securities issued under either the senior indenture or the subordinated indenture which have not already been delivered to the trustee for cancellation by irrevocably depositing with the trustee money in an amount sufficient to pay and discharge the entire indebtedness on such debt securities not previously delivered to the trustee for cancellation, for principal and any premium and interest to the date of such deposit (in the case of debt securities which have become due and payable) or to the stated maturity or redemption date, as the case may be, and we or, if applicable, any guarantor, have paid all other sums payable under the applicable indenture.

If indicated in the applicable prospectus supplement, we may elect either (1) to defease and be discharged from any and all obligations with respect to the debt securities of or within any series (except in all cases as otherwise provided in the relevant indenture) (“legal defeasance”) or (2) to be released from our obligations with respect to certain covenants applicable to the debt securities of or within any series (“covenant defeasance”), upon the deposit with the relevant indenture trustee, in trust for such purpose, of money and/or government obligations which through the payment of principal and interest in accordance with their terms will provide money in an amount sufficient to pay the principal of (and premium, if any) or interest on such debt securities to maturity or redemption, as the case may be, and any mandatory sinking fund or analogous payments thereon. As a condition to legal defeasance or covenant defeasance, we must deliver to the trustee an opinion of counsel to the effect that the holders of such debt securities will not recognize income, gain or loss for federal income tax purposes as a result of such legal defeasance or covenant defeasance and will be subject to federal income tax on the same amounts and in the same manner and at the same times as would have been the case if such legal defeasance or covenant defeasance had not occurred. Such opinion of counsel, in the case of legal defeasance under clause (i) above, must refer to and be based upon a ruling of the Internal Revenue Service or a change in applicable federal income tax law occurring after the date of the relevant indenture. In addition, in the case of either legal defeasance or covenant defeasance, we shall have delivered to the trustee (1) if applicable, an officer’s certificate to the effect that the relevant debt securities exchange(s) have informed us that neither such debt securities nor any other debt securities of the same series, if then listed on any securities exchange, will be delisted as a result of such deposit and (2) an officer’s certificate and an opinion of counsel, each stating that all conditions precedent with respect to such legal defeasance or covenant defeasance have been complied with.

We may exercise our defeasance option with respect to such debt securities notwithstanding our prior exercise of our covenant defeasance option.

Modification and Waiver

Under the indentures, unless an accompanying prospectus supplement states otherwise, we and the applicable trustee may supplement the indentures for certain purposes which would not materially adversely affect the interests or rights of the holders of debt securities of a series without the consent of those holders. We and the applicable trustee may also modify the indentures or any supplemental indenture in a manner that affects the interests or rights of the holders of debt securities with the consent of the holders of at least a majority in aggregate principal amount of the outstanding debt securities of each affected series issued under the indenture. However, the indentures require the consent of each holder of debt securities that would be affected by any modification which would:

●	reduce the principal amount of debt securities whose holders must consent to an amendment, supplement or waiver;

●	reduce the principal of or change the fixed maturity of any debt security or, except as provided in any prospectus supplement, alter or waive any of the provisions with respect to the redemption of the debt securities;

●	reduce the rate of or change the time for payment of interest, including default interest, on any debt security;

●	waive a default or event of default in the payment of principal of or interest or premium, if any, on, the debt securities (except a rescission of acceleration of the debt securities by the holders of at least a majority in aggregate principal amount of the then outstanding debt securities and a waiver of the payment default that resulted from such acceleration);

●	make any debt security payable in money other than that stated in the debt securities;

●	make any change in the provisions of the applicable indenture relating to waivers of past defaults or the rights of holders of the debt securities to receive payments of principal of, or interest or premium, if any, on, the debt securities;

●	waive a redemption payment with respect to any debt security (except as otherwise provided in the applicable prospectus supplement);

●	except in connection with an offer by us to purchase all debt securities, (1) waive certain events of default relating to the payment of dividends or (2) amend certain covenants relating to the payment of dividends and the purchase or redemption of certain equity interests;

●	make any change to the subordination or ranking provisions of the indenture or the related definitions that adversely affect the rights of any holder; or

●	make any change in the preceding amendment and waiver provisions.

The indentures permit the holders of at least a majority in aggregate principal amount of the outstanding debt securities of any series issued under the indenture which is affected by the modification or amendment to waive our compliance with certain covenants contained in the indentures.

Payment and Paying Agents

Unless otherwise indicated in the applicable prospectus supplement, payment of interest on a debt security on any interest payment date will be made to the person in whose name a debt security is registered at the close of business on the record date for the interest.

Unless otherwise indicated in the applicable prospectus supplement, principal, interest and premium on the debt securities of a particular series will be payable at the office of such paying agent or paying agents as we may designate for such purpose from time to time. Notwithstanding the foregoing, at our option, payment of any interest may be made by check mailed to the address of the person entitled thereto as such address appears in the security register.

Unless otherwise indicated in the applicable prospectus supplement, a paying agent designated by us will act as paying agent for payments with respect to debt securities of each series. All paying agents initially designated by us for the debt securities of a particular series will be named in the applicable prospectus supplement. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts, except that we will be required to maintain a paying agent in each place of payment for the debt securities of a particular series.

All moneys paid by us to a paying agent for the payment of the principal, interest or premium on any debt security which remain unclaimed at the end of two years after such principal, interest or premium has become due and payable will be repaid to us upon request, and the holder of such debt security thereafter may look only to us for payment thereof.

Denominations, Registrations and Transfer

Unless an accompanying prospectus supplement states otherwise, debt securities will be represented by one or more global certificates registered in the name of a nominee for The Depository Trust Company, or DTC. In such case, each holder’s beneficial interest in the global securities will be shown on the records of DTC and transfers of beneficial interests will only be effected through DTC’s records.

A holder of debt securities may only exchange a beneficial interest in a global security for certificated securities registered in the holder’s name if:

●	we deliver to the trustee notice from DTC that it is unwilling or unable to continue to act as depository or that it is no longer a clearing agency registered under the Exchange Act and, in either case, a successor depositary is not appointed by us within 120 days after the date of such notice from DTC;

●	we in our sole discretion determine that the debt securities (in whole but not in part) should be exchanged for definitive debt securities and deliver a written notice to such effect to the trustee; or

●	there has occurred and is continuing a default or event of default with respect to the debt securities.

If debt securities are issued in certificated form, they will only be issued in the minimum denomination specified in the accompanying prospectus supplement and integral multiples of such denomination. Transfers and exchanges of such debt securities will only be permitted in such minimum denomination. Transfers of debt securities in certificated form may be registered at the trustee’s corporate office or at the offices of any paying agent or trustee appointed by us under the indentures. Exchanges of debt securities for an equal aggregate principal amount of debt securities in different denominations may also be made at such locations.

Governing Law

The indentures and debt securities will be governed by, and construed in accordance with, the laws of the State of New York, without regard to its principles of conflicts of laws, except to the extent the Trust Indenture Act is applicable or as otherwise agreed to by the parties thereto.

Trustee

The trustee or trustees under the indentures will be named in any applicable prospectus supplement.

Conversion or Exchange Rights

The prospectus supplement will describe the terms, if any, on which a series of debt securities may be convertible into or exchangeable for our Class A Ordinary Shares or other debt securities. These terms will include provisions as to whether conversion or exchange is mandatory, at the option of the holder or at our option. These provisions may allow or require the number of our Class A Ordinary Shares or other securities to be received by the holders of such series of debt securities to be adjusted. Any such conversion or exchange will comply with applicable British Virgin Islands law and our amended and restated memorandum and articles of association.

DESCRIPTION OF UNITS

We may issue units comprising one or more of the other securities described in this prospectus in any combination. Each unit will be issued so that the holder of the unit is also the holder of each security included in the unit. Thus, the holder of a unit will have the rights and obligations of a holder of each included security. The unit agreement under which a unit is issued may provide that the securities included in the unit may not be held or transferred separately, at any time or at any time before a specified date or occurrence.

The applicable prospectus supplement may describe:

●	the designation and terms of the units and of the securities comprising the units, including whether and under what circumstances those securities may be held or transferred separately;

●	any provisions for the issuance, payment, settlement, transfer or exchange of the units or of the securities comprising the units; and

●	whether the units will be issued in fully registered or global form.

The applicable prospectus supplement will describe the terms of any units. The preceding description and any description of units in the applicable prospectus supplement does not purport to be complete and is subject to and is qualified in its entirety by reference to the unit agreement and, if applicable, collateral arrangements and depository arrangements relating to such units.

DESCRIPTION OF SHARE PURCHASE CONTRACTS AND SHARE PURCHASE UNITS

We may issue share purchase contracts, including contracts obligating holders to purchase from us, and obligating us to sell to the holders, a specified number of Class A Ordinary Shares or other securities registered hereunder at a future date or dates, which we refer to in this prospectus as “share purchase contracts.” The price per share of the securities and the number of shares of the securities may be fixed at the time the share purchase contracts are issued or may be determined by reference to a specific formula set forth in the share purchase contracts.

The share purchase contracts may be issued separately or as part of units consisting of a share purchase contract and debt securities, warrants, other securities registered hereunder, which we refer to herein as “share purchase units.” The share purchase contracts may require holders to secure their obligations under the share purchase contracts in a specified manner. The share purchase contracts also may require us to make periodic payments to the holders of the share purchase units or vice versa, and those payments may be unsecured or refunded on some basis.

The share purchase contracts, and, if applicable, collateral or depositary arrangements, relating to the share purchase contracts or share purchase units, will be filed with the SEC in connection with the offering of share purchase contracts or share purchase units. The prospectus supplement relating to a particular issue of share purchase contracts or share purchase units will describe the terms of those share purchase contracts or share purchase units, including the following:

●	if applicable, a discussion of material tax considerations; and

●	any other information we think is important about the share purchase contracts or the share purchase units.

DESCRIPTION OF RIGHTS

We may issue rights to purchase Class A Ordinary Shares that we may offer to our securityholders. The rights may or may not be transferable by the persons purchasing or receiving the rights. In connection with any rights offering, we may enter into a standby underwriting or other arrangement with one or more underwriters or other persons pursuant to which such underwriters or other persons would purchase any offered securities remaining unsubscribed for after such rights offering. Each series of rights will be issued under a separate rights agent agreement to be entered into between us and a bank or trust company, as rights agent, that we will name in the applicable prospectus supplement. The rights agent will act solely as our agent in connection with the rights and will not assume any obligation or relationship of agency or trust for or with any holders of rights certificates or beneficial owners of rights.

The prospectus supplement relating to any rights that we offer will include specific terms relating to the offering, including, among other matters:

●	the date of determining the securityholders entitled to the rights distribution;

●	the aggregate number of rights issued and the aggregate number of Class A Ordinary Shares purchasable upon exercise of the rights;

●	the exercise price;

●	the conditions to completion of the rights offering;

●	the date on which the right to exercise the rights will commence and the date on which the rights will expire; and

●	applicable tax considerations.

Each right would entitle the holder of the rights to purchase for cash the number of Class A Ordinary Shares at the exercise price set forth in the applicable prospectus supplement. Rights may be exercised at any time up to the close of business on the expiration date for the rights provided in the applicable prospectus supplement. After the close of business on the expiration date, all unexercised rights will become void.

If less than all of the rights issued in any rights offering are exercised, we may offer any unsubscribed number of Class A Ordinary Shares directly to persons other than our security holders, to or through agents, underwriters or dealers or through a combination of such methods, including pursuant to standby arrangements, as described in the applicable prospectus supplement.

PLAN OF DISTRIBUTION

We may sell the securities described in this prospectus through underwriters or dealers, through agents, directly to one or more purchasers, “at-the-market” offerings, negotiated transactions, block trades  or through a combination of these methods. The applicable prospectus supplement will describe the terms of the offering of the securities, including:

●	the name or names of any underwriters, if any, and if required, any dealers or agents, and the amount of securities underwritten or purchased by each of them, if any;

●	the public offering price or purchase price of the securities from us and the net proceeds to us from the sale of the securities;

●	any underwriting discounts and other items constituting underwriters’ compensation;

●	any discounts or concessions allowed or re-allowed or paid to dealers; and

●	any securities exchange or market on which the securities may be listed.

We may distribute the securities from time to time in one or more transactions at:

●	a fixed price or prices, which may be changed;

●	market prices prevailing at the time of sale;

●	varying prices determined at the time of sale related to such prevailing market prices; or

●	negotiated prices.

Only underwriters named in the prospectus supplement will be underwriters of the securities offered by the prospectus supplement.

If we use underwriters in the sale, the underwriters will either acquire the securities for their own account and may resell the securities from time to time in one or more transactions at a fixed public offering price or at varying prices determined at the time of sale, or sell the Class A Ordinary Shares on a “best efforts, minimum/maximum basis” when the underwriters agree to do their best to sell the securities to the public. We may offer the securities to the public through underwriting syndicates represented by managing underwriters or by underwriters without a syndicate. Any public offering price and any discounts or concessions allowed or re-allowed or paid to dealers may change from time to time.

If we use a dealer in the sale of the securities being offered pursuant to this prospectus or any prospectus supplement, the securities will be sold directly to the dealer, as principal. The dealer may then resell the securities to the public at varying prices to be determined by the dealer at the time of resale.

Our Class A Ordinary Shares are listed on the Nasdaq Capital Market. Unless otherwise specified in the related prospectus supplement, all securities we offer, other than Class A Ordinary Shares, will be new issues of securities with no established trading market. Any underwriter may make a market in these securities, but will not be obligated to do so and may discontinue any market making at any time without notice. We may apply to list any series of warrants or other securities that we offer on an exchange, but we are not obligated to do so. Therefore, there may not be liquidity or a trading market for any series of securities.

We may sell the securities directly or through agents we designate from time to time. We will name any agent involved in the offering and sale of securities and we will describe any commissions we may pay the agent in the applicable prospectus supplement.

We may authorize agents or underwriters to solicit offers by institutional investors to purchase securities from us at the public offering price set forth in the prospectus supplement pursuant to delayed delivery contracts providing for payment and delivery on a specified date in the future. We will describe the conditions to these contracts and the commissions we must pay for solicitation of these contracts in the applicable prospectus supplement.

In connection with the sale of the securities, underwriters, dealers or agents may receive compensation from us or from purchasers of the securities for whom they act as agents in the form of discounts, concessions or commissions. Underwriters may sell the securities to or through dealers, and those dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the securities, and any institutional investors or others that purchase securities directly and then resell the securities, may be deemed to be underwriters, and any discounts or commissions received by them from us and any profit on the resale of the securities by them may be deemed to be underwriting discounts and commissions under the Securities Act.

TAXATION

Please refer to “Item 10. Additional Information - 10.E. Taxation” of our 2025 Annual Report, which is herein incorporated by reference.

EXPENSES

The following table sets forth the estimated costs and expenses, other than underwriting discounts and commissions, payable by us in connection with the offering of the securities being registered. All the amounts shown are estimates, except for the SEC registration fee.

SEC registration fee		$13,810
Financial Industry Regulatory Authority fee	$	*
Legal fees and expenses	$	*
Accounting fees and expenses	$	*
Miscellaneous	$	*
Total	$	*

*	To be provided by a prospectus supplement or as an exhibit to a report of foreign private issuer on Form 6-K that is incorporated by reference into this registration statement. Estimated solely for this item. Actual expenses may vary.

MATERIAL CONTRACTS

Our material contracts are described in the documents incorporated by reference into this prospectus. See “Incorporation of Certain Information by Reference” below.

MATERIAL CHANGES

Except as otherwise described in our most recent annual report on Form 20-F which was filed with the SEC on July 30, 2025, in our Reports on Form 6-K furnished under the Exchange Act and incorporated by reference herein, and as disclosed in this prospectus, no reportable material changes have occurred since the filing of our 2025 Annual Report.

LEGAL MATTERS

We are being represented by Ortoli Rosenstadt LLP with respect to certain legal matters as to United States federal securities and New York State law. The legality and validity of the Class A Ordinary Shares offered from time to time under this prospectus under the laws of the British Virgin Islands was passed upon by Ogier. Ortoli Rosenstadt LLP may rely upon Ogier with respect to matters governed by the laws of the British Virgin Islands.

If legal matters in connection with offerings made pursuant to this prospectus are passed upon by counsel to underwriters, dealers, or agents, such counsel will be named in the applicable prospectus supplement relating to any such offering.

EXPERTS

The consolidated financial statements for the fiscal years ended March 31, 2025, 2024, and 2023, which are incorporated by reference in this prospectus, have been so included in reliance on the report of WWC, P.C., an independent registered public accounting firm, given their authority as experts in accounting and auditing. The current address of WWC, P.C. is 2010 Pioneer Court, San Mateo, CA 94403.

INTERESTS OF EXPERTS AND COUNSEL

No named expert of or counselor to us was employed on a contingent basis, or owns an amount of our shares (or those of our subsidiaries) which is material to that person or has a material, direct, or indirect economic interest in us or that depends on the success of the offering.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the BVI as a BVI company with limited liability. We are incorporated in the BVI because of certain benefits associated with being a BVI business company, such as (i) political and economic stability; (ii) an effective and sophisticated judicial system with a dedicated commercial court; (iii) tax neutral treatment, with no tax levied against companies incorporated in the BVI by the local tax authorities; and (iv) the absence of foreign exchange control or currency restrictions and (v) the availability of professional and support services.

However, certain disadvantages accompany incorporation in the BVI: (a) the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors as compared to the United States; and (b) BVI companies do not have standing to sue before the federal courts of the United States.

We believe the disadvantages of incorporating in the BVI are outweighed by the benefits to us and our investors of such incorporation.

Our Second Amended and Restated Memorandum and Articles of Association do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Substantially all of our assets are located outside the United States. All our directors and officers reside outside of the United States. As a result, it may be difficult or impossible for investors to effect service of process within the United States upon us or such persons or to enforce judgments obtained in United States courts against them or against us, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state thereof.

We have appointed Cogency Global Inc. as our agent to receive service of process upon whom process may be served in any action brought against us under the securities laws of the United States.

Hong Kong

D.Fan & Co., our counsel with respect to Hong Kong law, has advised us that judgments of United States courts will not be directly enforced in Hong Kong. There are currently no treaties or other arrangements providing for reciprocal enforcement of foreign judgments between Hong Kong and the United States. However, the common law permits an action to be brought upon a foreign judgment. That is to say, a foreign judgment itself may form the basis of a cause of action since the judgment may be regarded as creating a debt between the parties to it. In a common law action for enforcement of a foreign judgment in Hong Kong, the enforcement is subject to various conditions, including but not limited to, that the foreign judgment is a final judgment conclusive upon the merits of the claim, the judgment is for a liquidated amount in a civil matter and not in respect of taxes, fines, penalties, or similar charges, the proceedings in which the judgment was obtained were not contrary to natural justice, and the enforcement of the judgment is not contrary to public policy of Hong Kong. Such a judgment must be for a fixed sum and must also come from a “competent” court as determined by the private international law rules applied by the Hong Kong courts. The defenses that are available to a defendant in a common law action brought on the basis of a foreign judgment include lack of jurisdiction, breach of natural justice, fraud, and contrary to public policy. However, a separate legal action for debt must be commenced in Hong Kong in order to recover such debt from the judgment debtor.

British Virgin Islands

We have been advised by Ogier, our counsel as to the laws of the BVI that the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the BVI under the common law doctrine of obligation.

Ogier has further advised us that there is uncertainty as to whether the BVI would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in the British Virgin Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

For a detailed description of risks related to enforceability of civil liabilities, please refer to “Risk Factors – Risks Relating to Our Corporate Structure – You may incur additional costs and procedural obstacles in effecting service of legal process, enforcing foreign judgments or bringing actions in Hong Kong against us or our management based on Hong Kong laws” on page 40 of this prospectus.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” into this prospectus the documents we file with, or furnish to, it, which means that we can disclose important information to you by referring you to these documents. The information that we incorporate by reference into this prospectus forms a part of this prospectus. When we update the information contained in documents that have been incorporated by reference by making future filings with the SEC, the information incorporated by reference in this prospectus is considered to be automatically updated and superseded. In other words, in the case of a conflict or inconsistency between information contained in this prospectus and information incorporated by reference into this prospectus, you should rely on the information contained in the document that was filed later.

We incorporate by reference into this prospectus the documents listed below:

●	our Annual report on Form 20-F for the fiscal year ended March 31, 2025, filed with the SEC on July 30, 2025;

●	our reports of foreign private issuer on Form 6-K, furnished to the SEC on September 15, 2025, October 2, 2025, November 3, 2025, November 14, 2025, December 11, 2025, December 18, 2025, December 23, 2025, December 29, 2025, January 28, 2026, February 9, 2026, February 25, 2026, March 11, 2026, March 31, 2026, April 14, 2026, and May 4, 2026;

●	the description of our ordinary shares contained in our registration statement on Form 8-A, filed with the SEC on December 31, 2024, and any amendment or report filed for the purpose of updating such description;

●	any future annual reports on Form 20-F filed with the SEC (1) after the date of the initial registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents; and

●	any future reports of foreign private issuer on Form 6-K that we furnish to the SEC (1) after the date of the initial registration statement of which this prospectus forms a part and prior to its effectiveness and (2) prior to the termination of the offering shall be deemed to be incorporated by reference to this prospectus and to be a part hereof from the date of filing of such documents.

Any statement contained in a document that is incorporated by reference into this prospectus will be deemed to be modified or superseded for the purposes of this prospectus to the extent that a statement contained in this prospectus, or in any other subsequently filed document which also is or is deemed to be incorporated by reference into this prospectus, modifies or supersedes that statement. The modifying or superseding statement does not need to state that it has modified or superseded a prior statement or include any other information set forth in the document that it modifies or supersedes.

Unless expressly incorporated by reference, nothing in this prospectus shall be deemed to incorporate by reference information furnished to, but not filed with, the SEC. Copies of all documents incorporated by reference in this prospectus, other than exhibits to those document unless such exhibits are specially incorporated by reference in this prospectus, will be provided at no cost to each person, including any beneficial owner, who receives a copy of this prospectus on the written or oral request of that person made to:

Mint Incorporation Limited

17/F, Wing Kwok Centre, No.182 Woosung Street

Jordan, Kowloon, Hong Kong.

You should rely only on the information that we incorporate by reference or provide in this prospectus. We have not authorized anyone to provide you with different information. We are not making any offer to sell these securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information contained or incorporated in this prospectus by reference is accurate as of any date other than the date of the document containing the information.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

As permitted by SEC rules, this prospectus omits certain information and exhibits that are included in the registration statement of which this prospectus forms a part. Since this prospectus may not contain all of the information that you may find important, you should review the full text of these documents. If we have filed a contract, agreement, or other document as an exhibit to the registration statement of which this prospectus forms a part, you should read the exhibit for a more complete understanding of the document or matter involved. Each statement in this prospectus, including statements incorporated by reference as discussed above, regarding a contract, agreement, or other document is qualified in its entirety by reference to the actual document.

We are subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we are required to file reports, including annual reports on Form 20-F, and other information with the SEC. All information filed with the SEC can be inspected over the Internet at the SEC’s website at www.sec.gov and copied at the public reference facilities maintained by the SEC at 100 F Street, N.E., Washington, D.C. 20549. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

As a foreign private issuer, we are exempt under the Exchange Act from, among other things, the rules prescribing the furnishing and content of proxy statements, and our executive officers, directors, and principal shareholders are exempt from the reporting and short-swing profit recovery provisions contained in Section 16 of the Exchange Act. In addition, we will not be required under the Exchange Act to file periodic or current reports and financial statements with the SEC as frequently or as promptly as U.S. companies whose securities are registered under the Exchange Act.

1,400,000 Class A ordinary shares

Pre-Funded Warrants to Purchase up to 1,100,000 Class A ordinary shares

Up to 1,100,000 Class A ordinary shares issuable upon exercise of Pre-Funded Warrants

Mint Incorporation Limited

PROSPECTUS SUPPLEMENT

Sole Placement Agent

Maxim Group LLC

August 27, 2026